Filed Pursuant to Rule 424(b)(3)
File Number 333-138603

PROSPECTUS SUPPLEMENT NO. 1
to Prospectus declared
effective on September 27, 2007
(Registration No. 333-138603)

CHINA ARCHITECTURAL ENGINEERING, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated September 28, 2007. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with the Prospectus.

This Prospectus Supplement No. 1 includes the attached reports, as set forth below, as filed by us with the Securities and Exchange Commission (the “SEC"): Items 1.01, 2.01, 3.02 and 9.01 of a Current Report on Form 8-K filed with the SEC on November 8, 2007 and Quarterly Report on Form 10-Q filed with the SEC on November 14, 2007.

Our common stock is traded on the American Stock Exchange under the symbol “RCH.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 21, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2007

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070
People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 6, 2007, China Architectural Engineering, Inc., a Delaware corporation (“CAE”), through Full Art International, Ltd., a Hong Kong corporation and wholly-owned subsidiary of CAE (“Full Art”), acquired all of the issued and outstanding shares (the “Techwell Shares”) in the capital of Techwell Engineering Limited, a limited liability company incorporated in Hong Kong (“Techwell”) pursuant to a Stock Purchase Agreement (the “Agreement”) dated November 6, 2007, entered into by and among Ng Chi Sum and Yam Mei Ling (each a “Shareholder” and collectively, the “Shareholders”), CAE and Full Art (the “Techwell Acquisition”). The Shareholders own 100% of the Techwell Shares.

Pursuant to the terms of the Agreement, the Shareholders agreed to sell and transfer the Techwell Shares to Full Art. Techwell is engaged in the business of manufacturing and constructing external building facades, including roofing systems for buildings and curtain wall systems and accessories. Full Art paid US$11,654,566 (the “Aggregate Purchase Price”) to the Shareholders for the Techwell Shares upon closing of the Agreement and consisted of (i) 50% of the Aggregate Purchase Price, or $5,827,283, in cash to the Shareholders and (ii) 50% of the Aggregate Purchase Price, or 703,778 shares of CAE common stock as valued based on the closing price of CAE common stock on the American Stock Exchange one day immediately preceding the date of closing, to the Shareholders. Thirty percent of the stock consideration paid to Shareholders, or 211,134 shares of CAE common stock, will be held in a third-party escrow account for up to two years to cover potential indemnification obligations of the Shareholders pursuant to the Agreement.

The Agreement included customary covenants, representations and warranties by the parties, including, among others, representations by the Shareholders regarding ownership of the Techwell Shares. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 6, 2007, pursuant to the terms of the Agreement entered into by and among the Shareholders, CAE and Full Art (as described in Item 2.01 above), CAE issued an aggregate of 703,778 shares of its common stock to the Shareholders as consideration for 50% of the Aggregate Purchase Price due and payable by Full Art. Thirty percent of such stock consideration, or 211,134 shares of CAE common stock, will be held in a third party escrow account for up to two years to cover potential indemnification obligations of the Shareholders pursuant to the Agreement. The securities were offered and issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 901 promulgated thereunder. The Shareholders are not U.S. persons (as defined by Rule 902 of Regulation S under the Securities Act).

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE TECHWELL ACQUISITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement dated November 6, 2007, entered into by and among Ng Chi Sum, Yam Mei Ling, CAE and Full Art

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement dated November 6, 2007, entered into by and among Ng Chi Sum, Yam Mei Ling, the Registrant and Full Art

Exhibit 10.1
Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 6, 2007, is made and entered into by and among Ng Chi Sum, holder of Hong Kong Identity Card No. D289522(7) and Yam Mei Ling, holder of Hong Kong Identity Card No. G265499(6) (each a “Shareholder” and collectively, the “Shareholders”), solely for purposes of Article Six and Article Nine, China Architectural Engineering, Inc., a Delaware corporation (“CAE”), and Full Art International, Ltd., a Hong Kong corporation and wholly-owned subsidiary of CAE (“Full Art”).

WITNESSETH:

WHEREAS, the Shareholders own one hundred percent (100%) of the issued and outstanding shares in the capital of Techwell Engineering Limited, a limited liability company incorporated in Hong Kong with Company No. 113922 (“Techwell”), with the number of such shares owned by each of the Shareholders set forth opposite the names of the respective Shareholders in Section 3.01(b) of the disclosure schedule attached hereto as Exhibit A (“Techwell Disclosure Schedule”);

WHEREAS, Techwell and the Techwell Subsidiaries (collectively, the “Techwell Group”) engage in the business of manufacturing and constructing external building facades, including roofing systems for buildings and curtain wall systems and accessories (the “Business”); and

WHEREAS, Full Art desires to acquire from the Shareholders and the Shareholders desire to sell to Full Art all of the issued and outstanding shares in the capital of Techwell (the “Techwell Shares”) (the “Techwell Acquisition”).

NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, Full Art, CAE and the Shareholders, intending to be legally bound hereby, agree as follows:

ARTICLE ONE
DEFINITIONS

1.01	Definitions.

In this Agreement, the following terms shall have the meanings set forth below unless the context provides or requires otherwise:

“1933 Act” means the Securities Act of 1933, as amended.

“Affiliate” means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person. “Control” for this purpose means possession, directly or indirectly, of more than fifty percent (50%) of the voting power of a person.

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“Entity” means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

“Environmental Law” means and includes all statutes, regulations, rules, policy, guidance, ordinances, codes, common law, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all Governmental Authorities and all judicial and administrative and regulatory writs, injunctions, decrees, judgments and orders to which Techwell or any Techwell Subsidiary or Full Art is a party or is otherwise directly bound, now or which becomes effective on or before the Closing Date relating to land use (other than zoning/planning), air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), human health and safety or any other environmental matter, including the following laws and all corresponding regulations and their equivalent or similar laws and regulations in any other jurisdiction, in each case as the same may be amended from time to time: Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. §§ 9601 et seq.; Federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; Clean Water Act, 33 U.S.C. §§ 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; Refuse Act 33 U.S.C. § 407; Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; Clean Air Act, 42 U.S.C. §§ 7401 et seq.; Environmental Protection Act 1990 (UK); the Water Resources Act 1990 (UK); and the Health and Safety at Work etc. Act 1974 (UK) and any state counterparts and equivalents thereto.

“GAAP” means (i) as it pertains to the financial statements or accounting of CAE, United States generally accepted accounting principles, (ii) as it pertains to the financial statements or accounting of Techwell or any Techwell Subsidiary incorporated in Hong Kong, Hong Kong generally accepted accounting principles comprising Hong Kong Financial Reporting Standards and interpretations issued by the Hong Kong Institute of Certified Public Accountants, and (iii) as it pertains to the financial statements or accounting of any Techwell Subsidiary incorporated or established outside Hong Kong, the generally accepted accounting principles of the jurisdiction or territory of the place of its incorporation or establishment.

“Governmental Authority” means (i) any federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (ii) any Person having the authority under any applicable Governmental Requirement to administer, assess, collect or impose Taxes.

“Governmental Requirement” means at any time (i) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (ii) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

“Hazardous Substances” means and include any substance: (i) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law; (ii) that is defined as a “hazardous waste,” “hazardous substance,” “toxic substance,” or “pollutant” or “contaminant” under any Environmental Law; (iii) the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons; or (iv) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos, silica or urea formaldehyde foam insulation.

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“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Knowledge” means, as it relates to any Shareholder, Techwell or any Techwell Subsidiary, the actual knowledge of each Shareholder, plus such knowledge as any Shareholder would have acquired after due investigation of the relevant fact or matter (including making all necessary enquiries with the respective officers, directors and employees of Techwell and each Techwell Subsidiary), regardless of whether such investigation has actually occurred, and as to any other Person, the actual knowledge of a specified Person of any particular fact or other matter after due investigation, and the words “aware,” “known” or similar words, expressions or phrases shall be construed accordingly.

“Lease” means any lease, sub-lease, tenancy agreement, sub-tenancy agreement, licence or any other document (including any option for extension relating thereto) granted or agreed to be granted to Techwell or any Techwell Subsidiaries or pursuant to which any of them holds or occupies any Leased Property, details of which are set forth in Section 3.1(m) of the Techwell Disclosure Schedule.

“Legal Requirement” means any law, regulation, rule, ordinance, decree, order or other standard imposed by a Governmental Authority applicable to a party or the conduct or operation of its business or the ownership or use of any of its assets, including, in the case of Techwell or any Techwell Subsidiary, all those imposed under the Mandatory Provident Fund Schemes Ordinance of the laws of Hong Kong, or any equivalent or similar laws, rules, regulations or requirements of any other applicable jurisdiction.

“License” means any license, certification, permit or other authorization from any Governmental Authority necessary for Techwell or any Techwell Subsidiary to conduct the Business or any part thereof or own or operate any of its assets and properties.

“Material Adverse Effect” means (i) with respect to Full Art or CAE, as applicable, a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise) of such party; and (ii) with respect to Techwell, any event, circumstance, occurrence, fact, condition, change or effect which, individually or in the aggregate (a) has or would be reasonably expected to have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise) of Techwell or any Techwell Subsidiary, or (b) will or would be reasonably expected to adversely affect the ability of Techwell or any Shareholder to consummate the transactions contemplated under this Agreement or any other Transaction Document to which it is a party.

“MPF Scheme” means a mandatory provident scheme within the meaning given to such term under the Mandatory Provident Fund Schemes Ordinance under the laws of Hong Kong in which Techwell or any Techwell Subsidiary has participated for the benefit of its employees or other statutorily required provident scheme under any law, rules or regulations applicable to Techwell or any Techwell Subsidiary for the benefit of any employee.

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“ORSO Scheme” means an occupational retirement scheme registered as a registered scheme under section 18 of the Occupational Retirement Schemes Ordinance of the Laws of Hong Kong, in which Techwell or any Techwell Subsidiary has operated, contributed or participated for the benefit of any of its employees.

“Permitted Liens” means, with respect to the property or other assets of Techwell or any Techwell Subsidiary (or any revenues, income or profits of Techwell or any Techwell Subsidiary therefrom): (i) Liens for Taxes if the same are not at the time due and delinquent; (ii) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (iii) Liens incurred in the ordinary course of the Business in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) Liens incurred in the ordinary course of the Business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return of money bonds and other obligations of like nature; (v) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of the Business or existing on property and not interfering in any material respect with the ordinary conduct of the Business or the use of that property; and (vi) defects or irregularities in Techwell’s interest in its real properties which do not materially (A) diminish the value of the surface estate or (B) interfere with the ordinary conduct of the Business or the use of any of such properties.

“Person” means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

“PRC” means the People’s Republic of China, excluding, for the purposes of this Agreement, the Macau Special Administrative Region, Hong Kong and Taiwan.

“Solvent” means, for any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts as they become due and payable.

“Statutory Plans” means statutory or other benefit plans which Techwell or any Techwell Subsidiary is required to participate in or comply with pursuant to any applicable statutes, laws, rules, regulations, codes, notices, circulars, orders, edicts, decrees, practices or promulgations of any Governmental Authority in any jurisdiction, including plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation and, without any limitation to the foregoing, including any statutorily required employee compensation insurance, ORSO Schemes or MPF Schemes, and any social insurance, social security or welfare benefit contributions required under the laws of the PRC or any other applicable jurisdiction.

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“Taxes” means and includes all forms of taxes, charges, fees, imposts, duties, levies, deductions, withholdings or other assessments of any nature imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing or similar authority in any part of the world, including income, gross receipts, excise, property, sales, use, transfer, payroll, licence, value added, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, customs and stamp taxes (including any interest, fines, penalties, charges or additions attributable to, claimed, payable or imposed on or with respect to, any such taxes, charges, fees, levies or other assessments).

“Tax Returns” means any return, statement, declaration, notice, certificate, report or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement or Governmental Requirement related to any Tax.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Employment Agreement, and any other agreements, documents and instruments delivered under or pursuant to any of the foregoing.

ARTICLE TWO
SALE AND PURCHASE; PURCHASE PRICE; CLOSING

2.01	Purchase and Sale of the Techwell Shares.

At the Closing, subject to the terms and conditions of this Agreement, the Shareholders shall sell, transfer, assign, convey and deliver to Full Art all of the Techwell Shares, free and clear of any liens, encumbrances, pledge, security interest, restrictive covenant, burden or charge of any kind or nature whatsoever, legal or equitable, or any item similar or related to the foregoing (“Liens”), together with all rights attaching thereto including the right to receive all dividends and distributions declared, made or paid on or after the date of Closing.

2.02	Delivery of Techwell Certificates.

At the Closing, the Shareholders shall deliver to Full Art:

(a) all original share certificates representing all of the Techwell Shares, which certificates shall be accompanied by instruments of transfer of the Techwell Shares duly executed by the respective registered holders thereof in favor of Full Art (or such other person(s) as it may direct); and

(b) to the extent any of the same shall not have been provided prior to Closing, all documents required in Section 8.01 and such other documents as Full Art may require evidencing the fulfilment of the conditions precedent thereunder.

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2.03	Purchase Price; Payment.

(a) Aggregate Purchase Price. The aggregate purchase price to be paid by Full Art to the Shareholders for the Techwell Shares shall be Eleven Million Six Hundred Fifty-Four Thousand Five Hundred Sixty-Six U.S. Dollars (US$11,654,566) (the “Aggregate Purchase Price”), which amount is equal to the product of the net profit of Techwell as stated in the Techwell Financial Statements for the twelve (12) month period ended September 30, 2007 multiplied by seven (7) and shall be paid fifty percent (50%) in cash and fifty percent (50%) in CAE Common Shares as more specifically set forth in Sections 2.03(b) and 2.03(c).

(b) Payment of the Aggregate Purchase Price.

(i) The portion of the Aggregate Purchase Price payable to Ng Chi Sum is Five Million Eight Hundred Twenty-Seven Thousand Two Hundred Eighty-Three U.S. Dollars (US$5,827,283), payable as follows: (A) an aggregate of Five Million Two Hundred Forty-Four Thousand Five Hundred Fifty-Four and 70/100 U.S. Dollars (US$5,244,554.70) in cash, to be delivered to such Shareholder at Closing by wire transfer of immediately available funds pursuant to written instructions provided by such Shareholder to Full Art, and (B) an aggregate of Five Hundred Eighty-Two Thousand Seven Hundred Twenty-Eight and 30/100 U.S. Dollars (US$582,728.30) in CAE Common Shares (the “Ng Share Purchase Price”), or 70,378 CAE Common Shares valued at Eight and 28/100 U.S. Dollars ($8.28), the closing price of the CAE Common Shares as listed on the American Stock Exchange one (1) day immediately preceding the date of the Closing (the “CAE Share Price”), with certificate(s) evidencing 49,264 CAE Common Shares, or an amount equal to seventy percent (70%) of the Ng Share Purchase Price, to be delivered to such Shareholder at Closing.

(ii) The portion of the Aggregate Purchase Price payable to Yam Mei Ling is Five Million Eight Hundred Twenty-Seven Thousand Two Hundred Eighty-Three U.S. Dollars (US$5,827,283), payable as follows: (A) an aggregate of Five Hundred Eighty-Two Thousand Seven Hundred Twenty-Eight and 30/100 U.S. Dollars (US$582,728.30) in cash, to be delivered to such Shareholder at Closing by wire transfer of immediately available funds pursuant to written instructions provided by such Shareholder to Full Art, and (B) an aggregate of Five Million Two Hundred Forty-Four Thousand Five Hundred Fifty-Four and 70/100 U.S. Dollars (US$5,244,554.70) in CAE Common Shares (the “Yam Share Purchase Price” and together with the Ng Share Purchase Price, collectively the “Aggregate Share Purchase Price”), or 633,400 CAE Common Shares valued at the CAE Share Price, with certificate(s) evidencing 443,380 CAE Common Shares, or an amount equal to seventy percent (70%) of the Yam Share Purchase Price to be delivered to the such Shareholder at Closing.

(c)	Escrow Funds; Disbursement.

(i) At Closing, CAE shall issue two (2) certificates representing an aggregate of 211,134 CAE Common Shares (the “Escrow Funds”), or thirty percent (30%) of the Aggregate Share Purchase Price, to Mellon Bank, N.A., as escrow agent (the “Escrow Agent”). The Escrow Funds will be held and disbursed as specified in this Agreement and in an escrow agreement substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”). The parties understand and agree that 21,113 and 190,021 CAE Common Shares of the Escrow Funds each represent thirty percent (30%) of the Ng Share Purchase Price and Yam Share Purchase Price, respectively.

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(ii) On the first (1st) anniversary of the date of the Closing (the “First Disbursement Date”), the Shareholders and Full Art shall cause the Escrow Agent to deliver to CAE the original stock certificate constituting the Escrow Funds whereupon Full Art shall:

(1)
cause CAE to direct its transfer agent to reissue certificate(s) to the Shareholders representing two thirds (2/3) of the original number of CAE Common Shares constituting the Escrow Funds less any CAE Common Shares delivered to Full Art and/or otherwise sold in accordance with this Agreement and the Escrow Agreement through the First Disbursement Date; and

(2)	cause CAE to return to Escrow Agent a stock certificate for the remaining balance of those CAE Common Shares to be held as the Escrow Funds.

(iii) On the second (2nd) anniversary of the date of the Closing, the Shareholders and Full Art shall cause the Escrow Agent to deliver to CAE the stock certificate for the remaining balance of CAE Common Shares held as Escrow Funds as of such date whereupon Full Art shall cause CAE to direct its transfer agent to reissue certificate(s) to the Shareholders representing such remaining balance of CAE Common Shares.

2.04	Closing.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 10100 Santa Monica Boulevard, 7th Floor, Los Angeles, California 90067 at 10:00 a.m., Pacific Standard time on November 6, 2007, or such other place and date as the parties may mutually agree upon (the “Closing Date”).

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS RELATING TO TECHWELL

3.01	Representations and Warranties of Shareholders relating to Techwell.

All references in this Section 3.01 to Techwell, other than those in paragraphs (b), (c), (d) and (g), shall be read and construed as a reference to Techwell and each of the Techwell Subsidiaries. The Shareholders hereby jointly and severally represent and warrant to Full Art as follows:

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(a) Corporate Status. Techwell is a corporation duly incorporated, validly existing and in good standing under the laws of the place of its incorporation or establishment, with full corporate power and authority to own its property and to carry on its business as presently conducted. Techwell is qualified to do business as a foreign corporation in any other jurisdiction where the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Techwell has made available to Full Art true and complete copies of its Memorandum and Articles of Association or equivalent constitutional documents, including any amendments thereto. The minute books of Techwell, as heretofore made available to Full Art, are correct and complete in all material respects.

(b) Capitalization of Techwell. The authorized share capital of Techwell consists solely of 3,500,000 ordinary shares of HK$1.00 par value each, all of which are issued and outstanding. Set forth in Section 3.01(b) of the Techwell Disclosure Schedule is a complete and correct list of the issued and outstanding shares in the capital of Techwell and the names, addresses and beneficial ownership of each Shareholder in such shares. The Techwell Shares represent all of the issued and outstanding share capital of Techwell and all of the Techwell Shares have been duly authorized and validly issued in compliance with applicable law (including federal and state securities laws), are fully paid and nonassessable, and were not issued in violation of any statutory, contractual or other preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which Techwell or any Shareholder is a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, outstanding, or authorized and unissued shares, or any part of the share or equity capital of or any other securities exercisable or convertible into or exchangeable for any part of the capital of Techwell. There is no personal liability, and there are no preemptive or similar rights, statutory or otherwise, attached to the Techwell Shares. No Shareholder or any other holder of any of Techwell’s securities has any rights, “demand,” “piggy-back” or otherwise, to have such securities registered under the 1933 Act.

(c) Ownership of Techwell Shares. Each Shareholder is the record and beneficial owner of the number of Techwell Shares set forth opposite its name in Section 3.01(b) of the Techwell Disclosure Schedule. Each Shareholder has good and marketable title to such Techwell Shares, free and clear of any Liens. All such Techwell Shares are duly authorized, validly issued, fully paid and nonassessable and each Shareholder has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver its Techwell Shares to Full Art.

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(d) Subsidiaries. Section 3.01(d) of the Techwell Disclosure Schedule sets forth the name, jurisdiction of incorporation or establishment of each Entity in which Techwell owns of record or beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind (each a “Techwell Subsidiary” and collectively, the “Techwell Subsidiaries”). No Techwell Subsidiary has any discontinued operations, ceased doing business or sold all or substantially all of its operating assets, operates or formerly operated a business not related to the Business, or is otherwise inactive. Section 3.01(d) further identifies any Techwell Subsidiary that was merged, dissolved, liquidated (or terminated by similar means) at any time. Techwell owns, directly or indirectly, all of the share capital or other equity interests of each Techwell Subsidiary free and clear of any Liens, and all the issued and outstanding shares in the capital of and all other equity interests in each Techwell Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each Techwell Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Techwell Subsidiary has the corporate power and authority to own or lease its properties, perform its obligations under the agreements, contracts or other instruments to which it is a party or by which it is bound and the Legal Requirements and Governmental Requirements to which it is subject and otherwise carry on its business as now conducted. Neither Techwell nor any Techwell Subsidiary is a party to any agreement, contract or other instrument to acquire any equity or other securities of any other person or ownership interest in any other business.

(e) Corporate Authority; Authorized and Effective Agreement. Each Shareholder has full legal capacity and power to execute and deliver this Agreement and each of the Shareholders and Techwell has full legal capacity and power to execute and deliver the Transaction Documents to which Techwell or any Shareholder is a party, which Agreement and Transaction Documents have been or will, on or prior to Closing, be duly executed and delivered by such parties and constitute the valid and binding obligation of such parties except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(f) No Conflict. The execution, delivery, performance and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by Techwell and the Shareholders will not, directly or indirectly, (i) violate any Legal Requirement or any Governmental Requirement; (ii) violate the Memorandum and Articles of Association or equivalent constitutional documents of Techwell; (iii) violate any judgment, award or decree to which Techwell or any Shareholder is a party or by which Techwell or any Shareholder is bound; (iv) violate any provision of any material indenture, agreement or other instrument to which Techwell or any of the Shareholders is a party, or by which Techwell, any of the Shareholders, or any of its respective properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except any indenture, agreement or other instrument that will be satisfied in full at or before Closing; (v) result in the creation or imposition of any Lien upon any of the properties or assets of Techwell; or (vi) result in any suspension, revocation, impairment, forfeiture or non-renewal of any License of Techwell.

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(g) Financial Statements of Techwell. Techwell has furnished to Full Art audited financial statements of Techwell prepared on a consolidated basis consisting of balance sheets as of December 31 for the years 2006 and 2005, and the related statements of income, changes in shareholders’ equity and cash flows for the two (2) years ended December 31, 2006 (the “Techwell Balance Sheet Date”) and the unaudited interim balance sheet and income statement as of September 30, 2007 (collectively, all of such consolidated financial statements are referred to as “Techwell Financial Statements”). The Techwell Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Techwell as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments).

(h) Absence of Undisclosed Liabilities. Techwell has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) except: (i) as set forth in Section 3.01(h) of the Techwell Disclosure Schedule, (ii) as set forth on the Techwell Financial Statements or (iii) as incurred since the Techwell Balance Sheet Date in the ordinary course of business and usual and normal in amount both individually and in the aggregate.

(i) Absence of Changes. Except as set forth in Section 3.01(i) of the Techwell Disclosure Schedule, since the Techwell Balance Sheet Date, Techwell has operated its business in the ordinary course consistent with Techwell’s past practice, and there has not been any Material Adverse Effect respecting Techwell.

(j) Reports and Records. Techwell and its employees have filed all reports and maintained all records and licenses required to be filed or maintained by it. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein.

(k)	Taxes.

(i) Techwell has timely filed all Tax Returns required to be filed on or before the date hereof and will timely file all Tax Returns required to be filed on or before Closing under any applicable laws and regulations. Such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Techwell (whether or not showing on any Tax Return) have been paid. Techwell is not currently the beneficiary of any extension of time in which to file any Tax Return. No written claim has ever been made by any authority in a jurisdiction where Techwell does not file Tax Returns that Techwell is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for Taxes not yet due and payable) upon any of the assets of Techwell. Techwell has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(ii) Techwell has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Proper records have been maintained in respect of all such deductions and payments and all applicable laws, rules and regulations have been complied with.

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(iii) Neither Techwell nor any director or officer (or employee responsible for Tax matters) of Techwell expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Techwell. Techwell has not received from any Governmental Authority (including jurisdictions where Techwell does not file Tax Returns) any (1) written notice indicating an intent to open an audit or other review, (2) request for information related to Tax matters, or (3) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Techwell.

(iv) Techwell is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in payment of (1) any “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) from this transaction (or any corresponding provision of state, local or foreign Tax law) or (2) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law).

(v) Techwell has not been a member of an affiliated group filing a consolidated federal income Tax Return and Techwell has never been a member of any group for Tax purposes (other than the group comprising solely Techwell and Techwell Subsidiaries). Techwell does not have any liability for the Taxes of any Person or Entity under any applicable Legal Requirement as a transferee or successor, by contract, or otherwise. No act or transaction has been or will, either on or before the Closing, be affected by Techwell, any Shareholder or any other Person in consequence of which Techwell is or may be held liable for Taxes primarily chargeable against some other Person.

(vi) The unpaid Taxes of Techwell (1) did not, as of the date of the most recent balance sheet included in the Techwell Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than in any notes thereto) and (2) do not and will not exceed such reserve as adjusted for the passage of time through the date of the Closing in accordance with the past custom and practice of Techwell in filing its Tax Returns. Since the date of the most recent balance sheet included in the Techwell Financial Statements, Techwell has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(vii) No power of attorney has been granted by Techwell with respect to any matters relating to Taxes that is currently in effect.

(viii) Techwell has not filed any disclosures under Code Sections 6662 or 6011 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

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(ix) Techwell will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

(x) Techwell does not own an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of any interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

(xii) Techwell has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Tax basis of the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

(xiii) Techwell has not entered into or been engaged in or been a party to any transaction which is artificial or fictitious or any transaction or series of transactions or scheme or arrangement of which the main or dominant purpose or one of the main or dominant purposes was the avoidance or deferral of or reduction in the liability to Tax of Techwell, to the extent that such arrangement is prohibited under any Legal Requirement or Governmental Requirement. No Tax scheme in effect, as previously applied in the Techwell Financial Statements, has been or will be illegal under any Legal Requirement or Governmental Requirement or adversely affect the financial condition of Techwell or the operation of the Business. None of the assets and properties of Techwell has been purchased at an under value or been given to Techwell in circumstances where the gift or element of under value might be subject to or give rise to any form of Tax, estate duty chargeable or assessable against Techwell or on any of its assets.

(xiv) Techwell has sufficient records to permit accurate calculation of the Tax liability or relief which would arise upon a disposal or realisation on completion of each asset owned by Techwell at the Techwell Balance Sheet Date or acquired by Techwell before Closing and has otherwise maintained accurate and complete books of account and records with respect to all transactions and other matters occurring on or before Closing to enable the due and proper preparation and filing of all Tax Returns required of Techwell whether before or after Closing. Techwell has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Techwell Financial Statements.

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(l) Marketable Title; Condition of Assets. Techwell owns, and is in rightful possession of, and has good and marketable title to, all of its assets and properties used (other than the Techwell Real Properties, which is addressed in Section 3.01(m)), free and clear of any Lien or other interest of any persons whatsoever, except for Liens constituting Permitted Liens. The assets of Techwell are all the assets needed to continue to conduct the Business as it is presently being conducted. Except for any incidental repairs required in the ordinary course of business, each item of tangible personal property owned or used by Techwell in conducting the Business is in good operating condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which they are presently being used.

(m) Real Property.

(i) Section 3.01(m) of the Techwell Disclosure Schedule lists and describes any interest in real property held by Techwell, including all real properties and premises owned, leased, occupied or otherwise used by Techwell or in connection with the Business (the “Techwell Real Properties”). The Techwell Real Properties constitute all of the interests in real property used in the Business, including any land use rights granted with respect to any real property, and all deeds and documents necessary to prove the title of Techwell to the Techwell Real Properties are in the possession of Techwell. All of the buildings, structures and appurtenances situated on the Techwell Real Properties are (i) in good operating condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and (ii) adequate and suitable for the purposes for which they are presently being used.

(ii) Techwell is not the registered or beneficial owner of any Techwell Real Properties.

(iii) The Techwell Real Properties in Section 3.01(m) of the Techwell Disclosure Schedule (“Leased Properties”) are all occupied under Leases and the particulars of all Leases are fully and accurately set out in that Section 3.01(m). The Techwell Real Properties in Section 3.01(m) of the Techwell Disclosure Schedule are all occupied pursuant to land use rights sold or granted to Techwell. Techwell possesses good leasehold to its Leased Properties pursuant to valid and subsisting Leases held by it. With respect to any land use rights sold or granted or purported to have been sold or granted to Techwell, such land use rights have been validly sold or granted by competent Governmental Authorities duly authorised so to do and Techwell has good and valid title thereto free from Liens (other than Permitted Liens) and enforceable against any other third Person under PRC laws or the laws of any other applicable jurisdiction.

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(iv) The Leases are head leases, are properly completed and (where required) stamped and are in the possession and under the control of Techwell. The land use rights to any Techwell Real Property in the PRC are owned by Techwell for a period of not less than fifty (50) years from the relevant date as shown in Section 3.01(m) of the Techwell Disclosure Schedule.

(v) All necessary consents, permits, licenses, certificates, authorisations and approvals for the grant of the Leases and land use rights pertaining to any Techwell Real Property were obtained before such grant. The landlords named in the Leases were the registered owners of the Leased Properties at the time of the grant of the relevant Lease and all Leases are duly registered with the appropriate Governmental Authorities in accordance with applicable Legal Requirement or Governmental Requirement of the PRC or of any other applicable jurisdiction. With respect to the land use rights, Techwell has obtained and is in possession of the relevant land use right registration and other certificates and all other documents of title and such certificates and documents of title are valid and subsisting and in full force and effect.

(vi) Save for Permitted Liens, the Techwell Real Properties and the title deeds and documentation relating thereto are not subject to any debenture (whether fixed or floating), option, agreement for sale, condition, covenant, agreement, claim, overriding interest or any other Liens, nor is there any Person in possession or occupation of or who has or claims any right or easement of any kind in respect of any such properties adversely to the estate, interest, right or title therein of Techwell.

(vii) There are no rights, interests, covenants, restrictions, reservations, licenses or easements, nor any disputes or outstanding notices (whether given by a lessor or any other person) nor in the case of a Leased Property, rights for the lessor to break the term nor (without prejudice to the generality of the foregoing) any other matters or things which adversely affect the value of the Techwell Real Properties or the proper use and enjoyment thereof for the purpose of the business now being carried on at such properties.

(viii) The Leases contain no right of termination by the landlord thereof except on grounds of non-payment of rent, breach of covenant or insolvency. There are no circumstances which would entitle or require a lessor or any other Person to exercise any power of entry upon or of taking possession of any Techwell Real Properties or which would otherwise restrict or terminate the continued possession or occupation thereof.

(ix) The Leased Properties are not subject to any outgoings other than general and water rates, rent, management charges of a non-capital nature and utility charges. All land premiums and other Taxes and all rents, service charges and other outgoings payable by Techwell in respect of the Leased Properties or properties to Techwell holds land use rights have been duly and timely paid and will be paid up to the date of Closing and no amount is or will be due or payable by Techwell in respect thereof on or prior to Closing.

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(x) Techwell has duly performed, observed and complied with all covenants, restrictions, reservations, conditions, agreements, statutory requirements, bye-laws, orders, building regulations and other stipulations and regulations affecting the Techwell Real Properties and their use, including the terms of all Leases, and the use of such properties does not contravene the same and no notice of any alleged breach of any of the terms of any such Lease has been served on Techwell. Without limiting the foregoing, the current use by Techwell of the Techwell Real Properties and all of the buildings, structures and appurtenances situated thereon is in compliance with all zoning or planning restrictions applicable thereto. All necessary certificates of compliance and other certificates, consents, occupation and other permits, licenses, authorisations and approvals for the user of any Techwell Real Properties and any and all buildings and structures thereon, as they are being used, have been duly obtained and are in full force, validity and effect and there are no circumstances known to any Shareholder which are likely to result in the forfeiture, avoidance, withdrawal or non-renewal of or restriction on or amendment to the same. All such properties are used by Techwell for legal purposes and Techwell has not violated any Legal Requirement or any Governmental Requirement of the PRC or elsewhere relating to land or property. None of the Shareholders is aware of any facts, matters or any notice or order served by any Governmental Authority which may adversely affect the right of Techwell to use such properties for the purpose for which they are presently being used or intended to be used. None of such properties is subject to any actual or threatened condemnation or other proceedings, notice or order given by any PRC or other Governmental Authority which would adversely affect such properties or any part thereof or preclude or impair the use of any such property by Techwell for the purposes for which it is currently used. None of the Techwell Real Properties is adversely affected or likely to be adversely affected by any planning, highways, transport, utility or other proposals.

(xi) Techwell is entitled to and has exclusive vacant possession of the Techwell Real Properties and, other than the Leases, no part of the Techwell Real Properties is subject to any lease, tenancy or licence or any agreement to grant such lease, tenancy or licence and no Person other than Techwell has a right to occupy or enter upon any of the Techwell Real Properties, other than the rights of landlords pursuant to the Leases. The Leases are not subject to any options or rights of pre-emption or first refusal in favour of any third parties.

(xii) There is no outstanding monetary claim or liability, contingent or otherwise, affecting the Techwell Real Properties and in the case of a Leased Property there are no rent reviews in the course of being determined or exercisable by the lessor from a date prior to the date of Closing.

(xiii) Techwell has maintained adequate insurance with respect to the Techwell Real Properties where the failure so to maintain would or could reasonably expected to have a Material Adverse Effect on Techwell. Where Techwell is responsible for maintaining insurance of the Leased Properties, the policy conforms in all respects with the requirements of the relevant Lease.

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(n) Legal Proceedings and Insolvency.

(i) Except as set forth in Section 3.01(n) of the Techwell Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the Knowledge of any Shareholder, threatened, in any court, before any governmental agency or instrumentality or other Governmental Authority or in any arbitration proceeding against or by Techwell or against any of its activities, assets and properties.

(ii) As of the date hereof, immediately prior to and immediately following Closing, Techwell and each Shareholder is and will be Solvent. None of Techwell and the Shareholders is contemplating the filing of any petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Shareholders has any knowledge of any third party contemplating the filing of any such petition against Techwell or any Shareholder.

(o) Regulatory Matters. Techwell is not a party to and neither Techwell nor any of its properties or assets is subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with any Governmental Authority charged with the supervision or regulation of Techwell or its business activities. Techwell has not been advised by any of the Governmental Authorities that any of such Governmental Authorities are contemplating issuing or requesting (or are considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, supervisory letter or similar submission.

(p) Brokers, Finders and Others. There are no fees or commissions claimed by, or payable by Techwell or any Shareholder to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees which shall be paid in full at Closing.

(q) Employment Agreements. Except as disclosed in Section 3.01(q) of the Techwell Disclosure Schedule, Techwell is not a party to any employment, change in control, severance, consulting, non-compete, piracy or nonsolicitation agreement. Techwell is not a party to, bound by or negotiating any collective bargaining agreement, nor are any of its respective employees represented by any labor union or similar organization. Techwell is in compliance in all material respects with all its contractual obligations and all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including those pertaining to welfare funds, social benefits, social insurance contributions, provident fund or retirement scheme contributions, medical benefits, insurance, retirement benefits, pensions and the like, and has maintained current, adequate and suitable records regarding the same, and Techwell has not engaged in any unfair labor practice. Each of the employees of Techwell who is by law subject to immigration control, has been granted appropriate permission to remain in Hong Kong, PRC or any other applicable jurisdiction and has a valid work permit issued in relation to his employment with Techwell and has obtained all necessary extensions to his leave to remain in Hong Kong, PRC or any other applicable jurisdiction and so far as the Shareholders are aware there are in existence no grounds upon which any such leave to remain or work permit might be curtailed or the employee may be required to leave Hong Kong, PRC or any other applicable jurisdiction in which his services to Techwell are required to be performed.

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(r)	Employee Benefit Plans

(i) Section 3.01(r)(i) of the Techwell Disclosure Schedule sets forth a list of all (a) stock option, stock purchase, restricted stock, equity compensation, deferred compensation, bonus, fringe benefit, sick leave, vacation, paid or unpaid leave, profit sharing, pension, retirement, deferred compensation, medical, life, disability, accident, salary continuation, supplemental retirement, severance, change-of-control and unemployment benefit plans, programs or agreements (whether or not insured), (b) employment agreement, and (c) Statutory Plans (collectively, the “Employee Benefit Plans”) that have been established, maintained, or sponsored by Techwell, or to which Techwell has contributed or into which Techwell has entered (the “Techwell Employee Benefit Plans”). “Techwell Employee Benefit Plans” shall not include any Employee Benefit Plan that is maintained under applicable law by a governmental body. Techwell has not announced or otherwise made a commitment to implement any arrangement that, if implemented, would be a Techwell Employee Benefit Plan or to improve or change the benefits provided under any Techwell Employee Benefit Plans, unless to the extent required under any applicable Legal Requirement or Governmental Requirement.

(ii) Techwell has made available to Full Art, to the extent applicable, true and complete copies of the following documents with respect to each Techwell Employee Benefit Plan, (A) the plan document (or, in the case of any unwritten Techwell Employee Benefit Plan, a written summary of the terms of such Techwell Employee Benefit Plan), (B) the summary plan description, (C) the trust agreement, and (D) all related agreements, insurance contracts and other agreements by which such Techwell Employee Benefit Plan is established, operated, administered or funded.

(iii) Each Techwell Employee Benefit Plan complies in form and has been maintained and operated in all respects in accordance with the requirements of all applicable laws, including all applicable laws, rules, regulations, codes and practices pertaining to any Statutory Plans, and each Techwell Employee Benefit Plan has been maintained and operated in accordance with its terms.

(iv) Neither Techwell nor any director, officer or employee of Techwell, nor any other person who participates in the operation of any Techwell Employee Benefit Plan has engaged in any transaction with respect to any Techwell Employee Benefit Plan, or breached any applicable fiduciary responsibility or obligation under any applicable Legal Requirement or Governmental Requirement that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under any applicable Legal Requirement or Governmental Requirement or would result in any claim being made under, by or on behalf of any such Techwell Employee Benefit Plan by any party with standing to make such a claim.

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(v) There are no actions, suits or claims pending or, to the Knowledge of any Shareholder, threatened verbally or in writing against or with respect to any Techwell Employee Benefit Plan or the assets of any Techwell Employee Benefit Plan (other than routine claims for benefits and appeals of denied claims), and no civil or criminal action brought pursuant to the provisions of any applicable Legal Requirements or Governmental Requirements of any jurisdiction applicable to Techwell is pending or threatened verbally or in writing against Techwell or any fiduciary of any Techwell Employee Benefit Plan with respect to any Techwell Employee Benefit Plan. Techwell has not received any written notice that any Techwell Employee Benefit Plan or any fiduciary thereof is presently the subject of an audit, investigation or examination by any governmental or quasi-governmental agency, and, to the Shareholders’ Knowledge, no such action has been threatened.

(xii) Techwell has in place and maintained all Statutory Plans in full compliance with the Legal Requirements and Governmental Requirements of any jurisdiction applicable to Techwell, its Business or its operations. All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each such Statutory Plan have been paid or remitted in a timely fashion in accordance with its terms and all such Legal Requirements and Governmental Requirements and no Taxes, penalties, fees, contributions or other payments are owing under or, in relation to, any such Statutory Plan. Without limiting the foregoing, all benefits and contributions payable to any employee of Techwell under any ORSO Scheme, MPF Scheme or any other Statutory Plan have been fully satisfied.

(s)	Compliance with Laws. Except as set forth in Section 3.01(s) of the Techwell Disclosure Schedule, Techwell:

(i) is in compliance, in all material respects, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to Techwell, its Business, operations and activities, or to the employees conducting such business;

(ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened in writing; and

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(iii) has received no written notification or communication from any Governmental Authorities since January 1, 2001, (A) asserting that Techwell or any subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authorities enforce, or (B) threatening to revoke any license, franchise, permit or governmental authorization which has not been resolved to the satisfaction of the Governmental Authorities which sent such notification or communication. There is no event which has occurred that, to the knowledge of Techwell, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

(t)	Environmental Matters.

(i) Except as set forth in Section 3.01(t) of the Techwell Disclosure Schedule, neither Techwell, the Shareholders nor any Person acting at its direction has discharged, released or emitted, or has threatened to discharge, release or emit Hazardous Substances into the air, water, surface water, ground water, soil, land surface or subsurface strata or transported Hazardous Substances to or from property currently owned, leased or used by Techwell except in compliance with Environmental Law and except for claims or releases which have been remediated and for which the appropriate Governmental Authority has delivered a “no further action” letter or similar written indications that no additional action is required.

(ii) Except as set forth in Section 3.01(t) of the Techwell Disclosure Schedule, neither Techwell nor any Shareholder has received any written or verbal notification from a Governmental Authority that there is any violation of any Environmental Law with respect to the business and properties of Techwell and neither Techwell nor any of the Shareholders has received any written or verbal notification from a Governmental Authority pursuant to any Environmental Law, and with respect to any such matter notified, none of them remain open, active or require any further action on the part of Techwell.

(iii) Techwell has all licenses, certificates, consents, approvals, qualifications, filings, declarations, registrations, exemptions, permits and other authorizations from federal, state, foreign or local Governmental Authorities that are necessary with respect to the conduct of the Business and the ownership, use or operation of Techwell Real Properties and any other assets and properties of Techwell (each a “Permit” and collectively, the “Permits”). All such Permits and the continuing validity thereof will not be adversely affected by the consummation of the transactions contemplated hereby and, to the extent required for the conduct of the Business by Techwell or the ownership or use of any of its assets and properties after Closing, all such Permits may otherwise be transferred or assigned to Full Art in accordance with their terms and with applicable law. To the extent so required, Techwell and the Shareholders shall use their best efforts to cooperate with and assist Full Art so that the Permits can be conveyed, transferred and/or assigned to Full Art. The present conduct of the Business is not dependent upon any zoning variance or non-conforming use exception. Section 3.01(t) of the Techwell Disclosure Schedule contains a list of all Permits. There is no basis for the revocation or withdrawal of any Permit or any non-renewal thereof upon its expiry. Neither Techwell nor any of the Shareholders has received any written or verbal notification from the federal, state, foreign or local Governmental Authorities that there is a violation of any Permit with respect to the business and properties of Techwell and neither Techwell nor any of the Shareholders has received any written or verbal notification from the federal, state, foreign or local governments regarding any Permit, and with respect to any such matter notified, none of them remain open, active or require any further action on the part of Techwell or any of the Shareholders.

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(iv) Except as set forth in Section 3.01(t) of the Techwell Disclosure Schedule, there are no underground storage tank systems or facilities on any portion of the property currently owned, leased or used by Techwell and any underground storage tank or facility previously located thereon has either been removed or closed in place, and Techwell has completed all applicable investigations and procedures required to close such tanks or tank systems in compliance with all applicable Environmental Laws. Section 3.01(t) of the Techwell Disclosure Schedule identifies all storage tanks or facilities that have been closed in place.

(v) Techwell has never manufactured, processed, handled or sold asbestos or products containing asbestos. Techwell has never manufactured or sold sand blasting sand to third parties for use outside of Techwell’s facilities. Except as set forth Section 3.01(t) of the Techwell Disclosure Schedule, neither Techwell nor any of the Shareholders has received notice of any claim or suit against Techwell or any of the Shareholders for asbestos- or silica-related exposure or injury, whether by current or former employees or third parties.

(u) Insurance. Section 3.01(u) of the Techwell Disclosure Schedule lists all of the insurance policies of fire, liability, workers’ compensation, fiduciary liability and other forms of insurance providing insurance coverage to or for Techwell in effect for the past five (5) years. Unless otherwise set forth in Section 3.01(u) of the Techwell Disclosure Schedule, (i) Techwell is named insured under such policies, (ii) all premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been paid, (iii) except for any directors’ and officers’ liability insurance policies, all of such insurance policies have been issued on an “occurrence” basis, (iv) there has been no complete lapse in insurance coverage at any time within the last ten (10) years, (v) there are not presently, and after the Closing Date there will not be, any retrospective premiums due under any of such policies, (vi) no notice of default, cancellation or termination has been received with respect to any such policy, (vii) and all claims thereunder have been filed in due and timely fashion. Techwell has delivered or caused to be delivered to Full Art true and complete copies of all current insurance policies, binders or bonds. Since January 1, 2007, no currently outstanding and unpaid claims have been made by Techwell on any of such policies. There are no claims outstanding against Techwell with respect to any period for which any lapse in insurance coverage occurred. No claims are being handled by an insurer of Techwell under a reservation of rights letter.

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(v) Governmental and Third-Party Proceedings. Except as set forth in Section 3.01(v) of the Techwell Disclosure Schedule, no consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Techwell or any Shareholder in connection with the execution, delivery or performance by any of them of this Agreement and the Transaction Documents to which it is a party or the consummation by the Shareholders of the transactions contemplated hereby.

(w) Contracts. Section 3.01(w) of the Techwell Disclosure Schedule sets forth a list of all Contracts (as hereinafter defined) in existence as of the date of this Agreement (other than those which have been performed completely): (A) which involve the payment by or to Techwell of more than $10,000 in connection with the purchase of property or goods or the performance of services and (B) which are not in the ordinary course of its business consistent with past practice (such contracts referred to herein as “Contracts”). Complete copies of all such Contracts have been made available to Full Art. Neither Techwell nor, to the Knowledge of any Shareholder, any other party thereto, is in default under any contract listed in Section 3.01(w) of the Techwell Disclosure Schedule.

(x) Customer Relations. To the Shareholders’ Knowledge, there exists no consideration or state of facts or circumstances involving Techwell’s customers, insurance carriers (the “Carriers”), employees or sales representatives that could adversely affect Techwell after the date of Closing. No controversy or disagreement presently exists or has been threatened between Techwell and any customer or Carrier of Techwell (including but not limited to any allegations of errors and/or omissions). There has been no change in the commission structures of such Carriers, and to the Shareholders’ Knowledge, there is no pending change to the commission structure of such Carriers.

(y) Intellectual Property. Section 3.01(y) of the Techwell Disclosure Schedule sets forth a complete list of all of the registered trademarks, trademark registrations, applications for trademark registration, registered trade names, patents and registered copyrights owned by Techwell, all of which are owned by Techwell free and clear of any encumbrances. Techwell is not infringing any patent, copyright or trademark of any third party or otherwise violating the intellectual property rights of any third party nor has any claim been made or, threatened verbally or in writing against Techwell alleging any such violation, and there has been no violation by others of any right of Techwell in any trademark or copyright. Techwell is not a party to or bound by any license or other agreement requiring the payment by it of any royalty or similar payment in connection with its operations, except for commercially available software.

(z) Affiliate Transactions. Section 3.01(z) of the Techwell Disclosure Schedule contains a list of all Contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which Techwell, on the one hand, and any of its Affiliates, on the other hand, are or have been a party or otherwise bound or affected. Except as disclosed in Section 3.01(z) of the Techwell Disclosure Schedule, each Contract, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth in Section 3.01(z) of the Techwell Disclosure Schedule was on terms and conditions as favorable to Techwell as would have been obtainable by it at the time in a comparable arm’s-length transaction with a Person other than Techwell or any of its Affiliates.

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(aa) Access to Full Art and CAE Information. Each Shareholder has had the opportunity to conduct its own independent investigation of Full Art and CAE and collect and review all materials made available by Full Art and publicly available by CAE to evaluate the Techwell Acquisition. Each Shareholder, its officers and directors and its representatives have been provided the opportunity to ask questions of, and receive answers from, the directors and officers of Full Art concerning the business of Full Art and CAE. Each Shareholder acknowledges that it has had access to sufficient information to understand the merits and risks associated with the Techwell Acquisition. To the extent that any Shareholder has deemed it appropriate to do so, he or she has retained, and relied upon, appropriate professional advice concerning the tax, legal, business and financial merits and consequences of consummating the transactions contemplated by this Agreement and the Transaction Documents.

(bb) Disclosure. None of the representations or warranties of any Shareholder contained in this Article Three and none of the statements and information contained in the Techwell Disclosure Schedule referenced in Article Three or in any certificate, document or other instrument delivered by any Shareholder pursuant to this Agreement is false or misleading in any material respect or omits to state a fact necessary to make the statements therein not misleading in any material respect. None of the representations or warranties of any Shareholder contained in Article Four and none of the information contained in the Techwell Disclosure Schedule referenced in Article Four is false or misleading in any material respect or omits to state a fact necessary to make the statements in Article Four or in the Techwell Disclosure Schedule referenced in Article Four not misleading in any material respect.

(cc) Foreign Corrupt Practices Act. None of Techwell, the Shareholders, any director, officer, agent or employee of any of them, and any other Person associated with or acting for or on behalf of any of them has directly or indirectly (1) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favourable treatment in securing business, (ii) to pay for favourable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Techwell (or any Affiliate thereof), in violation of any law or otherwise constituting an offence under the Foreign Corrupt Practices Act of 1977 of the United States, as amended (assuming for these purposes that the Shareholders and Techwell were subject to that Act), or (iv) in violation of any law (including without limitation any relevant and applicable Tax laws or in relation to the payment or non-payment of any Taxes by Techwell or any Shareholder), or (2) established or maintained any fund or asset that has not been recorded in the books and records of Techwell, or (3) has violated any anti-corruption or anti-bribery laws or regulations of Hong Kong, the PRC or equivalent laws and regulations promulgated in any other jurisdictions. None of the assets and properties of Techwell were obtained or procured through any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services that would have violated the foregoing representations and warranties.

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(dd) Account Receivables. Section 3.01(dd) of the Techwell Disclosure Schedule sets forth an accurate, correct and complete list of all account receivables of Techwell existing as of September 30, 2007 (“Receivables”).  Each Receivable is (1) a valid and legally binding obligation of the account debtor enforceable in accordance with its terms and not subject to set-offs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses or conditions precedent; (2) a true and correct statement of the account for products actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and (3) except as set forth in Section 3.01(dd) of the Techwell Disclosure Schedule, fully collectible within twenty-four (24) months following the date of Closing, subject to trade discounts provided in the ordinary and usual course of the Business consistent with past practice and any allowance for doubtful accounts contained in the Techwell Financial Statements.

(ee) PRC Entities. Section 3.01(ee) of the Techwell Disclosure Schedule contains a complete list and accurate corporate particulars of each Techwell Subsidiary established or organized under the laws of the PRC, including details of the holders of any equity interest or joint venture parties therein and the extent of their respective interests. Without limiting the other provisions of this Section 3.01, the following representations and warranties shall apply to each Techwell Subsidiary established or organized under the laws of the PRC:

(i) The articles, other constitutional documents and certificates of approval and any related joint venture contracts of the Techwell Subsidiary are valid and have been duly approved and registered (as applicable) by competent PRC Governmental Authorities;

(ii) All business and other licenses, certificates, consents, approvals, qualifications, permits and other authorizations required from any Governmental Authority under any applicable Legal Requirements and Governmental Requirements in the PRC for the due and proper establishment and operation of the Techwell Subsidiary and its business have been duly obtained and made and are in full force and effect.

(iii) All filings, declarations, exemptions and registrations from or with all applicable and competent PRC Governmental Authorities required in respect of the Techwell Subsidiary and its operations including, without limitation, registrations with Foreign Economic Relations and Trade Commission, State or the relevant local Administration of Industry and Commerce, State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with all applicable Legal Requirements and Governmental Requirements in the PRC.

(iv) Techwell has complied with all applicable Legal Requirements and Governmental Requirements in the PRC regarding the contribution and payment of the registered or share capital of any Techwell Subsidiary, the payment schedule of which has been approved by competent PRC Governmental Authorities, and all such contributions and payments due on or prior to the date of Closing have been fully paid. Particulars of any such contributions and payments that remain outstanding after the date of Closing are fully set forth in Section 3.01(ee) of the Techwell Disclosure Schedule.

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(v) Techwell Subsidiary is not in receipt of any letter or notice from any PRC Governmental Authority notifying revocation of any Permits or Licenses issued to it by any PRC Governmental Authority for non-compliance or the need for compliance or remedial actions in respect of the activities carried out by it.

(vi) Techwell Subsidiary has been conducting and will conduct its business activities within the permitted scope of its business license or is otherwise operating its business in full compliance with all applicable Legal Requirements and Governmental Requirements and with all requisite Permits and Licenses granted by competent PRC Governmental Authorities or any other Person.

(vii) All Licenses and Permits required for the conduct of any part of the Business which are subject to periodic renewal have been obtained and there are no grounds on which such renewals will not be granted by the relevant PRC Governmental Authorities or other Persons.

(viii) Techwell Subsidiary has complied with all Legal Requirement and Governmental Requirement in the PRC with regard to employment, labour or labour contracts, staff or labour management or protection, including without limitation those pertaining to welfare funds, social benefits, social insurance contributions, medical benefits, insurance, retirement benefits, pensions and the like.

(ff) Due Diligence. None of the statements (whether written or oral) made by any Shareholder or employee of Techwell (including, without limitation, any documents and information supplied by such Persons) in response to the preliminary due diligence questionnaire (the “Diligence Request”) dated October 5, 2007 (including, without limitation, any oral statements made to CAE’s directors, officers, employees and/or legal representatives are untrue or misleading in ay manner or omit to state any material fact. A copy of Techwell’s response to the Diligence Request is attached hereto as Exhibit C.

ARTICLE FOUR
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

4.01	Representations and Warranties of the Shareholders.

Each Shareholder hereby severally warrants and represents to Full Art and CAE that:

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(a)	Investment Representations.

(i) Each Shareholder has received this Agreement and carefully read such Agreement; the decision to acquire CAE Common Shares has been taken solely in reliance upon the information contained in this Agreement, and such other written information supplied by an authorized representative of CAE as each Shareholder may have requested. Each Shareholder acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by such Shareholder, its attorneys, accountants and purchaser representatives upon request prior to tendering this Agreement, and that it has been informed by CAE that its books and records will be available for inspection by each Shareholder or its agents and representatives at any time, and from time to time, during reasonable business hours and upon reasonable notice. Each Shareholder further acknowledges that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from CAE concerning the terms and conditions of the acquisition of CAE Common Shares, the nature of CAE Common Shares and the business and operations of CAE, and to obtain from CAE such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in this Agreement or otherwise provided by CAE; all such questions have been answered by CAE to the full satisfaction of each Shareholder. No Shareholder is relying upon any oral information furnished by CAE or any other person in connection with its investment decision, and in any event, no such oral information has been furnished to any Shareholder which is in any way inconsistent with or contradictory to any information contained in this Agreement, or otherwise provided to any Shareholder by CAE in writing as described above.

(ii) Each Shareholder meets the criteria established in one or more of subsections (1) or (2) below:

(1)	Shareholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act.

(2)	Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the 1933 Act and such Shareholder severally represents and warrants that:

(A) Shareholder is not acquiring the CAE Common Shares as a result of, and such Shareholder covenants that he, she or it will not engage in any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the CAE Common Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the CAE Common Shares;

(B) Shareholder is not acquiring the CAE Common Shares for the account or benefit of, directly or indirectly, any U.S. Person;

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(C) Shareholder is a resident of the jurisdiction in which such Shareholder resides;

(D) the offer and the sale of the CAE Common Shares to such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction in which the Shareholder resides;

(E) Shareholder is outside the United States when receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the CAE Common Shares,

(F) and the Shareholder covenants with Full Art and CAE that:

(a) offers and sales of any of the CAE Common Shares prior to the expiration of a period of one year after the date of original issuance of the CAE Common Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(b) Shareholder will not engage in hedging transactions with respect to the CAE Common Shares until after the expiration of the Distribution Compliance Period.

(iii) Each Shareholder: (1) has adequate net worth and means of providing for current financial needs and possible personal contingencies, (2) has no need for liquidity in this investment; and (3) is able to bear the economic risks of an investment in CAE Common Shares for an indefinite period of time, and of losing the entire amount of such investment.

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(iv) Each Shareholder understands and acknowledges that an acquirer of CAE Common Shares must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) the heightened nature of the risks associated with an investment in CAE due to its status as a development stage company; (B) illiquidity of the CAE Common Shares due to the fact such stock has not been registered under the 1933 Act or any state securities act (nor passed upon by the SEC or any state securities commission), and CAE Common Shares has not been registered or qualified by any Shareholder under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such CAE Common Shares cannot be sold unless it is subsequently so registered or qualified (which is not likely), or are otherwise subject to any applicable exemption from such registration requirements; and (C) substantial restrictions on the transfer of CAE Common Shares, as set forth in, among other documents, this Agreement and by legend on the face or reverse side of any certificate evidencing an ownership interest in CAE.

(v) Each Shareholder either (i) has a pre-existing personal or business relationship with Full Art, its officers, directors or affiliates; or (ii) alone or with its representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in CAE Common Shares.

(vi) Each Shareholder understands and acknowledges that an investment in CAE Common Shares is speculative in nature, and involves certain risks.

(vii)  No Shareholder is a member of the National Association of Securities Dealers, or of any other self-regulatory agency which would require approval prior to any acquisition of CAE Common Shares.

(viii) Each Shareholder is acquiring CAE Common Shares for its own investment, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof. No Shareholder has any contract, undertaking, arrangement or obligation with or to any person to sell, transfer, or otherwise dispose of CAE Common Shares (or any portion thereof hereby acquired), nor has a present intention to enter into any such contract, undertaking, agreement or arrangement.

(ix) The offering of CAE Common Shares was made only through direct, personal communication between each Shareholder (or a representative thereof) and CAE; the acquisition of CAE Common Shares by each Shareholder is not the result of any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or other written communication, or broadcast over television, radio or any other medium; or (ii) any seminar or meeting to which the attendees had been invited by any general solicitation or general advertising.

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(x) Each Shareholder has been advised to consult with an attorney regarding legal matters concerning the acquisition and ownership of CAE Common Shares, and with a tax advisor regarding the tax consequences of acquiring such stock.

(xi) No Shareholder has distributed this Agreement, or any other information pertaining to the acquisition of CAE Common Shares hereunder, to anyone other than its representative and/or its investment, legal or accounting advisors in connection with its consideration of an acquisition of CAE Common Shares.

(xii) No Shareholder was organized for the specific purpose of acquiring the CAE Common Shares subscribed for herein, and has other investments or business activities besides investing in CAE, unless any Shareholder has indicated the contrary to CAE in writing. Each Shareholder has specified in writing the number and character (i.e., individual, corporate, company, etc.) of the beneficial owners thereof.

(b) Third-Party Proceedings. No Shareholder is bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts it from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

(c)	Legal Proceedings; Compliance.

(i) There are no actions, suits, proceedings, or arbitrations or investigations pending, or to the Knowledge of each Shareholder, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against such Shareholder (1) which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damage in respect of, the transfer of the Techwell Shares as contemplated by this Agreement, or (2) in which an adverse determination could reasonably be expected, singly or in the aggregate, to have a materially adverse effect on any Shareholder or its ability to perform its obligations under this Agreement.

(ii) No Shareholder is subject to any judgment, order, decree or governmental restriction which could reasonably be expected to have a materially adverse effect on the operations of such Shareholder or which would interfere with the sale of the Techwell Shares contemplated by this Agreement.

(d) Disclosure. None of the representations or warranties of any Shareholder contained in this Article Four and none of the information in respect of any Shareholder contained in the Techwell Disclosure Schedule referenced in this Article Four is false or misleading in any material respect or omits to state a fact necessary to make the statements in this Article Four or in the Techwell Disclosure Schedule to Article Four not misleading in any material respect.

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ARTICLE FIVE
REPRESENTATIONS AND WARRANTIES OF FULL ART

5.01	Representations and Warranties of Full Art.

Full Art hereby warrants and represents to Techwell and the Shareholders that:

(a) Corporate Status. Full Art is a Hong Kong corporation duly organized and validly existing under the laws of Hong Kong and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and to perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. Full Art is duly qualified to do business as a foreign corporation in each other jurisdiction where the character or location of the business conducted by it makes such qualifications necessary. Full Art has made available to the Shareholders true and complete copies of its Memorandum and Articles of Association, including any amendments thereto.

(b) Corporate Authority; Authorized and Effective Agreement. Full Art has full legal capacity and power to execute and deliver this Agreement and the Transaction Documents to which Full Art is a party, which Agreement and Transaction Documents have been or will, on or prior to Closing, be duly executed and delivered by Full Art and constitute the valid and binding obligation of Full Art enforceable against Full Art in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Legal Proceedings. There are no actions, suits, proceedings, claims or investigations pending or, to the Knowledge of Full Art, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding against or by Full Art which, individually or in the aggregate, would have a Material Adverse Effect on Full Art.

(d) No Conflict. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby, by Full Art do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authorities applicable to Full Art or its properties; (B) the Memorandum and Articles of Association of Full Art; or (C) any material agreement, material indenture or material instrument to which Full Art is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authorities applicable to Full Art; (ii) result in the creation or acceleration of any security interest, mortgage, option, lien, or encumbrance upon any property of Full Art, or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any contract, agreement, license, approval, certificate, permit or authorization held by Full Art.

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(e) Brokers, Finders and Others. There are no fees or commissions of any sort whatsoever claimed by, or payable by Full Art to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

ARTICLE SIX
REPRESENTATIONS AND WARRANTIES OF CAE

6.01	Representations and Warranties of CAE.

CAE hereby warrants and represents to Techwell and the Shareholders that:

(a) Subsidiaries. All of the subsidiaries of CAE (each a “CAE Subsidiary” and collectively, the “CAE Subsidiaries”) are set forth on Section 6.01(a) of the disclosure schedule attached hereto as Exhibit D (“Full Art Disclosure Schedule”). CAE owns, directly or indirectly, all of the capital stock or other equity interests of each CAE Subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each CAE Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Corporate Status. Each of CAE and the CAE Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither CAE nor any CAE Subsidiary is in violation or default of any of the provisions of its respective certificate or Articles of Incorporation, Bylaws or other organizational or charter documents. CAE and each CAE Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Corporate Authority; Authorized and Effective Agreement. CAE has full legal capacity and power to execute and deliver this Agreement and the Transaction Documents to which CAE is a party, which Agreement and such Transaction Documents have been duly executed and delivered by CAE and constitute the valid and binding obligation of CAE enforceable against CAE in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) No Conflict. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby, by CAE do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authorities applicable to CAE or its properties; (B) the Articles of Incorporation or Bylaws of CAE; or (C) any material agreement, material indenture or material instrument to which CAE is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authorities applicable to CAE; (ii) result in the creation or acceleration of any security interest, mortgage, option, lien, or encumbrance upon any property of CAE, or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any contract, agreement, license, approval, certificate, permit or authorization held by CAE.

(e)	Capitalization of CAE.

(i) As of the date hereof, the authorized capital stock of CAE consists of (A) 100,000,000 shares of common stock, no par value (the “CAE Common Shares”), of which 51,079,638 common shares are issued and outstanding and (B) 10,000,000 shares of preferred stock, $.001 par value (the “CAE Preferred Shares” and together with the CAE Common Shares, the “CAE Shares”), of which no shares are issued and outstanding. Section 6.01(e)(i) of the Full Art Disclosure Schedule sets forth a complete and correct list of the CAE Common Shares currently outstanding. All of the outstanding CAE Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All CAE Common Shares to be issued hereunder will be issued in compliance in all material respects with all applicable federal and state securities laws. As of the date of this Agreement, except as disclosed in CAE’s most recently filed periodic report with the Securities and Exchange Commission (the “Periodic Report”) and except for CAE Common Shares issuable pursuant to this Agreement and except as otherwise disclosed in Section 6.01(e)(i) of the Full Art Disclosure Schedule, CAE has no other commitment or obligation to issue, deliver or sell, or cause to be issued, delivered or sold, any CAE Common Shares. Except as set forth in the Periodic Report and except as otherwise disclosed in Section 6.01(e)(i) of the Full Art Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of CAE, and no securities or other instruments or obligations of CAE the value of which is in any way based upon or derived from any capital or voting stock of CAE, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CAE may vote. Except as set forth above, as of the date of this Agreement, there are no material contracts of any kind to which CAE is a party or by which CAE is bound obligating CAE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, CAE or obligating CAE to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are no outstanding contractual obligations of CAE to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, CAE.

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(ii) The CAE Common Shares to be issued in exchange for the Techwell Shares as a portion of the Aggregate Purchase Price, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will not be subject to any preemptive or other statutory right of CAE stockholders.

(f) Financial Statements of CAE. CAE has furnished to the Shareholders financial statements of CAE consisting of the balance sheets as of December for each of the years 2006 and 2005, and the related statements of income, changes in shareholders’ equity and cash flows for the two (2) years ended December 31, 2006, including accompanying notes and the report thereon of Samuel H. Wong & Co., LLP, and the statement of financial condition as of September 30, 2007 (the “CAE Balance Sheet Date”) and the related statements of earnings, shareholders’ equity and cash flows for the nine (9) months then ended (collectively, all of such financial statements are referred to as the “CAE Financial Statements”). The CAE Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of CAE as of the dates thereof and their respective results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Absence of Undisclosed Liabilities. Except as disclosed in the Periodic Report and except as set forth in the CAE Financial Statements or in Section 6.01(g) of the Full Art Disclosure Schedule and except as arising hereunder, CAE has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except as otherwise disclosed on the CAE Financial Statements, or incurred since CAE Balance Sheet Date in the ordinary course of business and usual and normal in amount both individually and in the aggregate.

(h) Absence of Changes. Since the CAE Balance Sheet Date, CAE has operated its business in the ordinary course consistent with past practice, and there has not been any Material Adverse Effect respecting CAE.

(i) Taxes. CAE has timely filed or caused to be filed on a timely basis all Tax Returns with respect to all Taxes required to be filed under applicable laws and regulations. Such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by CAE (whether or not showing on any Tax Return) have been paid. CAE is not currently the beneficiary of any extension of time in which to file any Tax Return. No written claim has ever been made by any authority in a jurisdiction where CAE does not file Tax Returns that Full Art is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for Taxes not yet due and payable) upon any of the assets of CAE. CAE has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(j) Legal Proceedings. There are no actions, suits, proceedings, claims or investigations pending or, to the Knowledge of CAE, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding against or by CAE, the effect of which would constitute a Material Adverse Effect on CAE.

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(k) Regulatory Matters. CAE is not a party to and neither CAE nor any of its properties or assets is subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with any Governmental Authority charged with the supervision or regulation of CAE. CAE has not been advised by any of the Governmental Authorities that any of such Governmental Authorities are contemplating issuing or requesting (or are considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, supervisory letter or similar submission.

(l) Brokers, Finders and Others. There are no fees or commissions of any sort whatsoever claimed by, or payable by CAE to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(m) Compliance with Laws. Except as disclosed in the Periodic Report and except as set forth in Section 6.01(m) of the Full Art Disclosure Schedule, CAE:

(i) is in compliance, in all material respects, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business;

(ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened in writing; and

(iii) has received no written notification or communication from any Governmental Authorities since January 1, 2001, (A) asserting that CAE is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authorities enforce, or (B) threatening to revoke any license, franchise, permit or governmental authorization which has not been resolved to the satisfaction of the Governmental Authorities which sent such notification or communication. There is no event which has occurred that, to the knowledge of CAE, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

(n) Governmental and Third-Party Proceedings. Except as set forth in Section 6.01(n) of the Full Art Disclosure Schedule, no consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authorities or any other third party is required to be made or obtained by CAE in connection with the execution, delivery or performance by CAE of this Agreement and the Transaction Documents or the consummation by CAE of the transactions contemplated hereby.

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ARTICLE SEVEN
FURTHER OBLIGATIONS OF THE PARTIES

7.01	Necessary Further Action.

Each of Full Art and each Shareholder agrees to use its commercially reasonable efforts to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement including taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Carriers which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

7.02	Press Releases.

Neither the Shareholders nor Full Art shall, and the Shareholders shall procure Techwell to not, make any press release or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other parties hereto as to the form and contents of such press release or public announcement.

7.03	Further Covenants.

(a) Each Shareholder covenants to Full Art that it will not, without the prior written consent of Full Art, for a period of two (2) years after the date of Closing, either solely or jointly with or on behalf of any other Person or otherwise, whether as a director, shareholder, employee, partner, agent or otherwise:

(i) carry on or be engaged or interested directly or indirectly in any capacity (except as the owner of shares or securities listed or dealt in on an internationally recognized stock exchange in Hong Kong or elsewhere held by way of investment only) in any business which may be in competition within Hong Kong, Macau or PRC with Techwell or any Techwell Subsidiaries in the carrying on of the Business;

(ii) solicit or entice or endeavor to solicit or entice away from Techwell or any Techwell Subsidiaries any employee, officer, manager, consultant (including employees who are directors) of Techwell or any Techwell Subsidiaries or any Persons whose services are otherwise made available to Techwell or any Techwell Subsidiaries on a full-time or substantially full-time basis;

(iii) deal with, canvass, solicit or approach or cause to be dealt with, canvassed or solicited or approached for business in respect of any trade or business carried on or service provided by Techwell or any Techwell Subsidiary any Person who at Closing or within two years prior to Closing was a customer, supplier, client, representative, agent of or in the habit of dealing under contract with Techwell or any Techwell Subsidiary.

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(b) Each Shareholder further covenants to Full Art that:

(i) it will not at any time hereafter make use of or disclose or divulge to any Person other than to officers or employees of Techwell whose province it is to know the same any information relating to Techwell or any Techwell Subsidiary other than any information properly available to the public through no breach of its obligations hereunder or disclosed or divulged pursuant to an order of a court of competent jurisdiction;

(ii) it will not at any time hereafter in relation to any trade, business or company use a name including the word or symbol “Techwell”, “Techwell Engineering,” “Techwell Engineering Limited” or any Chinese equivalent thereof or any similar word or symbol in such a way as to be capable of or likely to be confused with the name of Techwell or any Techwell Subsidiary and shall use all reasonable endeavors to procure that no such name will be used by any Person with which it is connected;

(iii) it will not do anything which might prejudice the goodwill of Techwell or any Techwell Subsidiary;

(iv) it will procure that its Affiliates and their respective employees will observe the restrictions contained in this Section 7.03.

(c) Each and every obligation under this Section shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Section and any such deletion shall not affect the enforceability of all such parts of this clause as remain not so deleted.

(d) The restrictions contained in this Section 7.03 are considered reasonable by the Shareholders and the other parties hereto, but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the area of operation or the period of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

7.04	Lock-Up Agreement.

(a) Each Shareholder agrees that other than as set forth below, such Shareholder shall not: (i) sell, assign, exchange, transfer, pledge, distribute or otherwise dispose of (X) any of the CAE Common Shares received by such Shareholder pursuant to this Agreement, or (Y) any interest (including, without limitation, an option to buy or sell) in any such CAE Common Shares, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction in respect of any CAE Common Shares received by such Shareholder pursuant to this Agreement or any interest therein, the intent or effect of which is the effective economic disposition of such shares (including, but not limited to, engaging in put, call, short-sale, straddle or similar market transactions) (the foregoing restrictions are referred to herein as “Lock-Up Restrictions”).

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(b) Each Shareholder’s CAE Common Shares acquired pursuant to this Agreement shall be released from the Lock-Up Restrictions on the first (1st) anniversary of the Closing Date.

(c) The certificates evidencing the CAE Common Shares received by the Shareholders pursuant to this Agreement shall bear a legend as set forth below and such legend shall remain during the term of this Lock-Up Agreement as set forth above:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN STOCK PURCHASE AGREEMENT BY AND AMONG CHINA ARCHITECTURAL ENGINEERING, INC., A DELAWARE CORPORATION, FULL ART INTERNATIONAL, LTD., A HONG KONG CORPORATION, AND THE HOLDER HEREOF (THE “PURCHASE AGREEMENT”), AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF PRIOR TO THAT CERTAIN TIME PERIOD DETAILED IN SECTION 7.04 OF THE PURCHASE AGREEMENT. THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) UPON THE EXPIRATION OF THE TIME PERIOD SPECIFIED IN SECTION 7.04 OF THE PURCHASE AGREEMENT. A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE FOR YOUR REVIEW AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

7.05	Techwell Building Systems (Shenzhen) Ltd. and Techwell International Limited.

(a) Each Shareholder agrees to file, or cause to be filed, as soon as reasonably practicable and in any event within five (5) business days from the date of this Closing, any and all filings required by any Governmental Authority in connection with establishing Techwell’s ownership of the outstanding capital interests in each of Techwell Building Systems (Shenzhen) Ltd. (“Techwell Shenzhen”) and Techwell International Limited (“Techwell Macau”). Each Shareholder shall promptly notify Full Art upon completion of the filings and provide to Full Art evidence of such filings, including governmental acknowledgement of receipt of such filings, and each Shareholder shall promptly notify Full Art and provide proper documentation upon completion of the transfer of the capital interests of each of Techwell Shenzhen and Techwell Macau. In addition, each Shareholder shall take all efforts required to effect the fully, properly, and legally establish Techwell’s ownership of the outstanding capital interests in each of Techwell Shenzhen and Techwell Macau, as determined by Full Art’s legal counsel.

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(b) Each Shareholder shall, as soon as reasonably practicable and in any event within seven (7) business days from the date of this Closing, cause to be delivered to Full Art (i) a legal opinion issued by Macau legal counsel with respect to Techwell Marcau (the “Macau Opinion”) and (ii) a legal opinion issued by PRC legal counsel with respect to Techwell Shenzhen (the “PRC Opinion”, and collectively with the Macau Opinion, the “Opinions”). The Opinions shall opine as to effectiveness and legality of the transfer of the capital equity interests of Techwell Shenzhen and Techwell Macau to Techwell, subject to the appropriate Governmental Authority’s processing of the transfer documents and filings as described in Section 7.05(a) above. In addition, the Opinions shall cover the incorporation, business operations, share capital, management, litigation, taxes, and social security of Techwell Shenzhen and Techwell Macau, respectively, and the Opinions shall be in the substantially the form as previously provided to each of the Shareholders and their legal counsel.

7.06	Additional Covenants and Agreements

Each of the Shareholders acknowledges and agrees to the following with respect to the sale of the Techwell Shares hereunder:

(a) Shareholders have not provided adequate assurances to Full Art that any outstanding loans of Techwell whether secured by the Shareholders, South Crown Aluminum Building Systems Limited, a Hong Kong corporation, or otherwise shall not become immediately due and payable in full or in part as a result of the Closing. To the extent such loans become due and payable and Full Art and/or CAE is required to make any accelerated payments thereunder where such accelerated payments were caused by Shareholders’ failure to obtain the consent of any lender, Shareholders shall be jointly and severally liable for any and all costs incurred by Full Art and/or CAE regardless of any surety or guaranty, if any.

(b) Shareholders acknowledge that there are several bank accounts relating to Techwell and/or the Techwell Subsidiaries on which one or both Shareholders are designated as authorized signatories. Immediately after the Closing, Shareholders shall take any and all action necessary to cause persons designated by Full Art to become authorized signatories on such accounts such that any disbursements made from said accounts can only be made pursuant to instructions from the authorized signatories as designated by Full Art.

(c) Pursuant to certain Chinese transfer documents dated October 25, 2007, Techwell Shenzhen agreed to pay Shareholders individual consideration in the aggregate amount of Ten Million Hong Kong Dollars (HK$10,000,000) upon the effectiveness of the transfer of such Shareholders’ capital interests in Techwell Shenzhen. Techwell Macau has also agreed to pay Geoffrey Ng consideration in the amount of Twenty-Two Thousand Five Hundred MOP (MOP$22,500) as consideration for the transfer of his capital interest in Techwell Macau. To the extent that this is not Full Art’s understanding and agreement with Shareholders as of the date hereof, Shareholders shall waive any and all rights to receive such consideration and Techwell Shenzhen and Techwell Macau, as applicable, shall have no further obligation to pay such consideration to any Shareholder as it relates to such Shareholders’ transfer of his/her interests in either of Techwell Shenzhen or Techwell Macau.

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(d) Shareholders acknowledge that, notwithstanding the applicability of Macau laws regarding ownership of shares, a portion of Shareholders’ capital interests in Techwell Macau is currently held in trust. To the extent that CAE is unable to consolidate the financial statements of Techwell and the Techwell Subsidiaries in their entirety as a result of such trust or if such trust violates in any way the laws of Hong Kong, PRC or Macau, Shareholders shall take any and all action necessary to transfer such interests and shall be legally responsible for any failure to validly and legally effect the transfer of Shareholders’ capital interests in Techwell Macau. Further, Shareholders shall be jointly and severally liable for any damages to Full Art and/or CAE as a result of such transfer not being legally and validly effected.

(e) Shareholders acknowledge that Techwell Shenzhen’s environmental protection approval from Nanshan Environment Protection Bureau (“Environmental Permit”) expired in January 2007 and as such, Techwell Shenzhen does not currently have an effective Environmental Permit. Immediately after the Closing, Shareholders shall take any and all action necessary to file or cause, or cause to be filed, as soon as reasonably practicable and in any event within five (5) business days from the date of this Closing, any and all filings required by Governmental Authorities in connection with obtaining and/or renewing its Environmental Permit. Shareholders shall be jointly and severally liable for any and all damages to Full Art and/or CAE as a result of such Environmental Permit not being effective prior to the Closing.

(f) Shareholders acknowledge that to the extent that Techwell Shenzhen’s payments of social insurance to PRC Governmental Authorities do not meet the statutory requirements set forth under PRC law and Techwell Shenzhen is deemed liable for payments of social insurance with respect to any employees hired by Techwell Shenzhen on or prior to the Closing, Shareholders shall be jointly and severally liable for any and all such costs incurred by Full Art and/or CAE after the Closing with respect to such payments.

(g) Shareholders acknowledge that to the extent that Techwell Shenzhen does not have any written employment agreements executed with its employees as required under the PRC Labor Law, Shareholders shall be jointly and severally liable for any and all damages incurred by Full Art and/or CAE as a result of such employment agreements not being executed on or before the Closing.

ARTICLE EIGHT
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

8.01	Conditions to the Obligations of Full Art.

The obligations of Full Art under this Agreement shall be subject to the satisfaction, or written waiver by Full Art prior to the Closing, of each of the following conditions precedent:

(a) All material authorizations, consents, waivers and approvals required on the part of any Shareholder or Techwell in connection with the execution, delivery and performance of this Agreement or any Transaction Document to which it is a party shall have been duly obtained and shall be in form and substance reasonably satisfactory to Full Art and its counsel.

(b) No legal action, investigation (whether antitrust or otherwise) or proceeding (including any petition, action or proceeding for or in relation to the winding-up, insolvency, liquidation or dissolution of Techwell or for the appointment of any receiver, trustee or similar officer of Techwell or any of its assets and properties) shall have been instituted by or threatened by any Person or Governmental Authority, in either case seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby or which would, if adversely decided, materially adversely affect Techwell or the Business after the Closing Date.

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(c) The representations and warranties of the Shareholders set forth in this Agreement that are qualified with respect to materiality shall be true and correct as of the date of this Agreement and as of the Closing as though such representations and warranties were also made as of the Closing, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date. The representations and warranties of the Shareholders set forth in this Agreement that are not qualified with respect to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though such representations and warranties were also made as of the Closing, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date. Full Art shall have received a certificate, dated with the date of the Closing, signed by the Shareholders, to such effect.

(d) Each Shareholder shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing, including those relating to the Closing, and Full Art shall have received a certificate, dated with the date of the Closing, signed by the Shareholders, to such effect.

(e) The Transaction Documents shall have been duly executed and delivered by all parties hereto other than Full Art.

(f) Instruments of transfer of the Techwell Shares duly executed by the respective registered holders thereof in favor of Full Art (or such other person(s) as it may direct) and contract notes (in a form complying with the Stamp Duty Ordinance, Chapter 117 of the laws of Hong Kong) recording the sale and purchase of the Techwell Shares contemplated hereunder shall have been duly executed by the Shareholders and delivered to Full Art.

(g) The Shareholders shall have delivered to Full Art a cashier order in favor of the Government of the Hong Kong SAR on account of their share of Hong Kong stamp duty payable by them upon the sale and purchase of the Techwell Shares, together with a written undertaking on terms acceptable to Full Art by the Shareholders in favor of the Government of the Hong Kong SAR and/or Full Art to pay within forty-eight (48) hours after assessment fifty percent (50%) of any additional stamp duty which may be assessed payable in respect of the sale and purchase of the Techwell Shares.

(h) No event or circumstance shall have occurred that would constitute a Material Adverse Effect with respect to Techwell.

(i) The Shareholders shall have delivered to Full Art a certificate of continuing registration, dated as of a date not more than two (2) business days prior to the Closing Date (or such longer period as may be acceptable to Full Art), duly issued by the Registrar of Companies in Hong Kong and, if required by Full Art, any other certificate duly issued by the appropriate governmental authority in each state, if any, in which Techwell is authorized to do business, showing that Techwell is in good standing and authorized to do business.

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(j) Full Art shall have received the following documents in form and substance satisfactory to Full Art:

(i) certificates in respect of all issued shares in the capital of each of the Techwell Subsidiaries held by Techwell or a subsidiary of Techwell and transfers of all shares in any Techwell Subsidiary held by any nominee of Techwell or of a subsidiary of Techwell in favour of Full Art or such other Person(s) as Full Art may direct;

(ii) such waivers or consents as Full Art may require to enable Full Art or its nominee(s) to be registered as the holder(s) of the Techwell Shares and shares in the Techwell Subsidiaries referenced in subsection (i) above, and such other documents as may be reasonably required to give good title to the Techwell Shares free from all claims, liens, charges, equities and encumbrances and third party rights of any kind and to enable Full Art (or as it may nominate) to become the registered holder thereof;

(iii) all title deeds and other documents of title to the Owned Properties and any other Techwell Real Properties to which Techwell or any Techwell Subsidiary holds land use rights, and all statutory books and records (including, without limitation, register of members, register of directors, register of secretaries and all minute books), duly written up to date, of Techwell and the Techwell Subsidiaries, their certificates of registration and securities and common seals;

(iv) all books and accounts and other records, including without limitation, the cheque books and bank records of Techwell and the Techwell Subsidiaries;

(v) if so required by Full Art, a letter of resignation from the auditors of Techwell and of its subsidiaries confirming that they have no outstanding claims of any kind against Techwell or any such subsidiaries;

(vi) to the extent required by Full Art, evidence that all guarantees given by Techwell and the Techwell Subsidiaries in favor of third parties in respect of the performance of the obligations of any Shareholder or any other Person not being Techwell or one of the Techwell Subsidiaries have been released;

(vii) to the extent required by Full Art, evidence that all loans or other indebtedness due or owing to Techwell or any of the Techwell Subsidiaries by any Shareholder or its Affiliate or by any directors or other officers of Techwell or any of the Techwell Subsidiaries have been repaid in full;

(viii) powers of attorney, if necessary, on terms acceptable to Full Art, under which any of the documents referred to in this Section 8.01(j) is executed;

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(ix) duly executed resolutions of the board of directors of Techwell and, where required, of its Shareholders in accordance with its Memorandum and Articles of Association evidencing the following:

(1) the approval by the board of directors of Techwell of the transfers of the Techwell Shares to Full Art or its nominee(s) and (subject only to the production of duly stamped transfers) its/their registration as members of Techwell in respect of the Techwell Shares;

(2) such persons as Full Art may nominate to be validly appointed as directors of Techwell and Techwell Subsidiaries with effect from the date of Closing;

(3) such directors and the secretary of Techwell and/or the Techwell Subsidiaries as Full Art may require to resign from all their offices with Techwell and/or such Techwell Subsidiaries, delivering to Full Art a letter under seal from each of such directors and secretary acknowledging that he/she has no claim outstanding for compensation or otherwise against Techwell and the relevant Techwell Subsidiaries; and

(4) such person(s) as Full Art may nominate to be the authorised signatories for the operation of the bank accounts of Techwell and any Techwell Subsidiaries and cause the removal of such existing authorised signatories as Full Art may direct.

(k) Ng Chi Sum shall have entered into an employment agreement with Techwell to act as General Manager of Techwell in substantially the form attached hereto as Exhibit E (the “Employment Agreement”).

(l) The net assets of Techwell reflected on the Techwell Financial Statements as of September 30, 2007 shall equal at least thirty percent (30%) of the Aggregate Purchase Price.

8.02	Conditions to the Obligations of the Shareholders.

The obligations of the Shareholders under this Agreement shall be subject to satisfaction, or written waiver by the Shareholders prior to the Closing, of each of the following conditions precedent:

(a) All material authorizations, consents, waivers and approvals required on the part of Full Art in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in form and substance reasonably satisfactory to the Shareholders and its counsel.

(b) No legal action, investigation (whether antitrust or otherwise) or proceeding shall have been instituted by or threatened by any Person or Governmental Authority, in either case seeking to restrain, prohibit, invalidate or otherwise affect the consummation by Full Art or CAE of the transactions contemplated hereby.

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(c) The representations and warranties of Full Art and CAE set forth in this Agreement that are qualified with respect to materiality shall be true and correct as of the date of this Agreement and as of the Closing as though such representations and warranties were also made as of the Closing, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date. The representations and warranties of Full Art and CAE set forth in this Agreement that are not qualified with respect to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though such representations and warranties were also made as of the Closing, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date. The Shareholders shall have received a certificate, dated with the date of the Closing, signed on behalf of Full Art and CAE by its respective President and Chief Executive Officer, to such effect.

(d) Full Art shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing, including those related to the Closing, and the Shareholders shall have received a certificate, dated with the date of the Closing, signed on behalf of Full Art by Full Art’s President and Chief Executive Officer to such effect.

(e) The Transaction Documents shall have been duly executed and delivered by all parties hereto other than the Shareholders.

ARTICLE NINE
SURVIVAL AND INDEMNIFICATION

9.01	Survival of Representations, Warranties and Covenants.

Notwithstanding any investigation made on behalf of Full Art, CAE, or the Shareholders prior to or after the Closing Date, the representations and warranties of the Shareholders, Full Art and CAE set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall survive the date of the Closing but shall terminate on the date twenty-four (24) months following the Closing Date, provided, however that the representations and warranties contained in Sections 3.01(a), 3.01(b), 3.01(c), 3.01(e), 3.01(n), 3.01(cc), 3.01(dd), 5.01(b), 6.01(c) and 6.01(e) shall have no expiration date and the representations and warranties contained in Sections 3.01(k), 3.01(r) and 3.01(t) shall survive for the applicable statute of limitations period. All covenants and other agreements shall survive the Closing in accordance with the respective applicable statute of limitations.

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9.02	Shareholders’ Indemnification.

(a) Subject to the terms and conditions of Sections 9.04 and 9.05, the Shareholders shall jointly and severally indemnify Full Art, CAE and its officers, directors, employees, Affiliates and agents and, upon and after the Closing, Techwell and Techwell Subsidiaries (collectively, “Full Art Indemnified Parties”) and hold each harmless from and against any and all losses, damages, actions, proceedings, causes of action, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses including court costs and reasonable attorneys’ fees and disbursements (collectively, “Losses”) incurred by Full Art Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(i) any breach or inaccuracy of any representation, warranty or statement made by any of the Shareholders in this Agreement or in any other Transaction Document to which he/she is a party;

(ii) any failure by any of the Shareholders to perform any agreement, covenant or obligation of any of the Shareholders pursuant to this Agreement or any Transaction Document to which he/she is a party;

(iii) any and all (1) Taxes (or the nonpayment thereof) of Techwell or any Techwell Subsidiary for all taxable periods ending on or before the date of the Closing and the portion through the end of the date of the Closing for any taxable period that includes (but does not end on) the date of the Closing (the “Pre-Closing Tax Period”), (2) all Taxes of any member of an unaffiliated, consolidated, combined or unitary group of which Techwell (or any predecessor of Techwell) is or was a member on or prior to the date of the Closing , including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation, and (3) any and all Taxes of any Person (other than Techwell) imposed on Techwell as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before or at the Closing; provided, however, that in the case of clauses (1), (2), and (3) above, the Shareholders shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as reflected on the face of the most recent balance sheet included in the Techwell Financial Statements;

(iv) any and all (1) Environmental Laws applicable or any environmental liability related in any way to Techwell or any Shareholder or any of their properties, including without limitation, the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or hazardous substances on any of their properties, (2) breach or non-compliance by either Techwell or any Shareholder with any Environmental Law applicable to Techwell or any Shareholder, and (3) actual or alleged presence, use, release, storage, treatment, disposal, generation, threatened release, transportation, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the properties owned or operated by Techwell or any Shareholder; or

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(v) any action, litigation, suit, proceeding, investigation (civil, criminal, regulatory or otherwise), arbitration, claim, demand, grievance or inquiry, including any assessment, notice, demand or other document issued or action taken by or on behalf of any Governmental Authority in any part of the world, that is pending or threatened against Techwell or any Techwell Subsidiary prior to or on the date of Closing.

(b) Subject to the terms and conditions of Section 9.04 and without prejudice to the other provisions of this Section 9.02 or restricting the rights of Full Art Indemnified Parties or the ability of any of them to claim damages on any basis, in the event of any breach or inaccuracy of any representation, warranty or statement made by any of the Shareholders in this Agreement or in any other Transaction Document to which he/she is a party, each of the Shareholders hereby jointly and severally covenants to pay to Full Art:

(i) the amount necessary to put Techwell and each of Techwell Subsidiaries into the position which would have existed if such representation, warranty or statement had not been breached and had been true and not misleading; and

(ii) all costs and expenses incurred by Full Art, Techwell or any of the Techwell Subsidiaries, directly or indirectly, as a result of such breach.

(c) Subject to the terms and conditions of Sections 9.04 and 9.05 and without prejudice to the other provisions of this Section 9.02 or any other rights that any Full Art Indemnified Parties may have against the Shareholders, if on the second (2nd) anniversary of the date of Closing, the actual amount of the Receivables collected by Techwell is less than the amount of the Receivables set forth in Section 3.01(dd) of the Techwell Disclosure Schedule, the Shareholders shall jointly and severally pay to Full Art an amount equal to the difference between the Receivables stated in Section 3.01(dd) of the Techwell Disclosure Schedule and the actual amount of the Receivables collected by Techwell.

9.03	Full Art Indemnification; CAE Indemnification.

(a) Full Art Indemnification. Subject to the terms and conditions of Section 9.04, Full Art shall indemnify the Shareholders, and their agents (“Shareholders’ Indemnified Parties”) and hold each harmless from and against any and all Losses, incurred by Shareholders’ Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(i) any breach or inaccuracy of any representation or warranty made by Full Art in this Agreement; or

(ii) any failure by Full Art to perform any agreement, covenant or obligation of Full Art pursuant to this Agreement.

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(b) CAE Indemnification. Subject to the terms and conditions of Section 9.04, CAE shall indemnify the Shareholders’ Indemnified Parties and hold each harmless from and against any and all Losses, incurred by Shareholders’ Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(i) any breach or inaccuracy of any representation or warranty made by CAE in this Agreement; or

(ii) any failure by CAE to perform any agreement, covenant or obligation of CAE pursuant to this Agreement.

9.04	Indemnification Process.

(a) As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement that does not involve a third party claim, Full Art shall give notice to the Shareholders of such claim or the Shareholders shall provide notice to Full Art or CAE (the “Claim Notice”), as the case may be, which Claim Notice shall, to the extent such information is reasonably available, specify the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount sought hereunder from the indemnifying persons. It is the intent of the parties that amounts paid under this Article Nine shall represent an adjustment to the Aggregate Purchase Price and the parties will report such payments consistent with such intent.

(b) The party seeking indemnification shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) business days after receiving notice thereof, to the Shareholders, Full Art or CAE, as the case may be, of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the nature and amount of such claim). After such notice, the indemnifying party shall have the right to assume the defense; provided, however, that such indemnified party shall have the right to participate at its own expense in the defense of such action; and provided, further, that the indemnifying party shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such indemnified party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of any such action or (b) grants the claimant or plaintiff any injunctive relief against the indemnified party.  Any failure to give prompt notice under this Section 9.04(b) shall not bar an indemnified party’s right to claim indemnification under this Article Nine, except to the extent that an indemnifying party shall have been harmed by such failure.

(c) Within ten (10) business days or the receipt of a Claim Notice, the Shareholders, Full Art or CAE, as the case may be, shall deliver to the Escrow Agent and Full Art, CAE or the Shareholders, as the case may be, a notice (“Objection Notice”) stating they intend to contest the claim (a “Contest”) or to accept liability thereunder.

(i) If the Shareholders, Full Art or CAE, as the case may be, do not give an Objection Notice within that ten (10) business day period, the Shareholders, Full Art or CAE, as the case may be, will be deemed to accept liability as it relates to such claim. To the extent the Shareholders are deemed liable for any Losses hereunder, such liability shall be satisfied pursuant to Section 9.05.

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(ii) If Full Art or CAE gives a timely Objection Notice, then within thirty (30) business days of the receipt thereof, the Shareholders and Full Art or CAE, as the case may be, shall select an independent arbitrator (the “Independent Arbitrator”). The Independent Arbitrator shall be selected by the mutual agreement of the Shareholders and Full Art or CAE, as the case may be. If the parties cannot agree on the identity of an Independent Arbitrator within ten (10) business days of the date of an Objection Notice, then the Independent Arbitrator will be determined by an arbitrator selected by the Shareholders and an arbitrator selected by Full Art or CAE, as the case may be. The decision of the Independent Arbitrator shall be borne as directed by him. The Shareholders and Full Art or CAE, as the case may be, shall be entitled to make such representation and provide such information and reports to the Independent Arbitrator within twenty (20) business days of the date of agreement or, if later, determination of the identity of the Independent Arbitrator. The Shareholders and Full Art or CAE, as the case may be, shall use their respective commercially reasonable efforts to procure that the Independent Arbitrator issues his/her ruling within thirty (30) business days after the matter is submitted to him/her for consideration.

(iii) If the Shareholders give a timely Objection Notice, the Escrow Agent shall not take any further action with respect to the claim being Contested except as further provided in the Escrow Agreement.

9.05	Satisfaction of Shareholders’ Indemnification.

Whenever the Shareholders are deemed liable for any Losses for which indemnification is provided pursuant to this Article Nine, the Shareholders shall have ten (10) business days from such time such liability is deemed accepted to pay or satisfy such liability pursuant to one of the following methods:

(a) Shareholders may elect to pay by wire transfer of immediately available funds to Full Art;

(b) Shareholders may deliver a notice (“Claim Payment Notice”) to Escrow Agent instructing such agent to deliver to Full Art a stock certificate representing such amount of CAE Common Shares from the Escrow Funds required to satisfy the claim set forth in the Claim Payment Notice where such shares are valued at the CAE Share Price; or

(c) Shareholders may deliver a Claim Payment Notice instructing Escrow Agent to sell such amount of CAE Common Shares equal to an amount equal to 110% of the claim set forth in the Claim Payment Notice divided by the closing price of the CAE Common Shares as listed on the American Stock Exchange one (1) day immediately preceding the date of the Claim Payment Notice; provided, that Escrow Agent shall not sell such Common Stock until it shall have received an opinion from counsel to CAE and Full Art indicating that the proposed sale of such CAE Common Shares are not required to be registered under the 1933 Act, by reason of an exemption thereunder; provided, further, that to the extent the proceeds from such sale exceed the amount required to satisfy the claim set forth in the Claim Payment notice, such excess proceeds shall be delivered to Shareholders; provided, further, that to the extent the proceeds from such sale are not sufficient to satisfy the claim set forth in the Claim Payment Notice, Shareholders shall be required to satisfy the remainder of such claim by wire transfer of immediately available funds to Full Art.

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To the extent that the Shareholders fail to timely designate one of the methods set forth above, Full Art shall have sole discretion to designate one of the above methods for satisfaction of Shareholders’ liability hereunder.

9.06	Exclusive Remedy.

Except (a) in the case of fraud or (b) for seeking specific performance or other form of equitable relief available at law or equity in connection with the enforcement of a covenant in this Agreement, the indemnification provided by this Article Nine shall be the sole and exclusive remedy for any Losses of the Full Art Indemnified Parties, on the one hand, or Shareholders’ Indemnified Parties, on the other, with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties or any breach or failure in performance of, any covenants or agreements made by Full Art, CAE or any Shareholder under this Agreement or any other agreements delivered in conjunction with this Agreement.

ARTICLE TEN
TAX MATTERS

10.01	Responsibility for Filing Tax Returns.

The Shareholders shall and shall cause Techwell to properly prepare and file all Tax Returns required on the part of Techwell at any time through the date of Closing in compliance with all applicable laws, rules and regulations. With respect to any Tax Return required of Techwell to be filed after the date of Closing covering any taxable period ending on or before the date of Closing or any taxable period that includes (but does not end on) the date of Closing, the Shareholders shall provide all assistance required by Full Art to enable it to prepare or cause to be prepared and file or cause to be filed all such Tax Returns for Techwell, including the provision of any books of account, records and other information with respect to any transactions and other matters occurring on or before Closing, in any case so to permit all such Tax Returns to be properly and accurately prepared and filed in compliance with all applicable laws, rules and regulations. Full Art shall permit the Shareholders to review and comment on each such Tax Return described in the preceding sentence prior to filing.

10.02	Certain Taxes and Fees.

All transfer, including real property, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, except that all Hong Kong stamp duty arising from the transfer of the Techwell Shares payable or assessed to be payable shall be borne as to one-half by the Shareholders jointly and severally and as to the other half by Full Art.

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ARTICLE ELEVEN
MISCELLANEOUS

11.01	Notices.

All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, in the case of telecopy upon confirmation of receipt, (b) on the date of delivery, if delivered by electronic mail, upon confirmation of receipt, or (c) on the first business day following the date of dispatch if delivered by a recognized next-day courier service. All notices thereunder shall be delivered to the following addresses:

If to Shareholders, to:

Ng Chi Sum HSE A4, Ville de Jardin 33-35 Sui Wo Road Shatin, Hong Kong Email: geoffng@techwell-eng.com.hk

and

Yam Mei Ling Flat 7, 11/F, Block F, Garden Vista 15-17 on King Street Shatin, Hong Kong Email: mariayam@techwell-eng.com.hk with a copy to:

Donald Yap, Cheng & Kong, Solicitors & Notaries Rooms 2101-2, 21/F Far East Consortium Building 121 Des Veoux Road Central Hong Kong Attn: Anita S.W. Luk

If to Full Art, to:

Full Art International, Ltd. 105 Baishi Road Jiuzhou West Avenue Zhuhai 519070 People’s Republic of China 0086-756-8538908 Attn: Luo Ken Yi Email: luokeny@yahoo.com.cn

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with a copy to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Attention: Thomas J. Poletti, Esq. Facsimile: (310) 552-5001 Email: thomas.poletti@klgates.com

Any party to this Agreement may, by notice given in accordance with this Section 11.01, designate a new address for notices, requests, demands and other communications to such party.

11.02	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

11.03	Entire Agreement; No Third-Party Rights.

This Agreement and the Disclosure Schedules attached hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

11.04	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

11.05	Captions

The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

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11.06	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

11.07	Payment of Fees and Expenses.

Except as otherwise provided in Section 10.02 or otherwise agreed in writing, each party hereto shall pay its own costs and expenses, including legal and accounting fees, incurred in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated hereby and all expenses relating to its performance of, and compliance with, its undertakings herein.

11.08	Amendment.

From time to time and at any time prior to the Closing, this Agreement may be amended only by an agreement in writing executed by Full Art, CAE, and such Shareholders that constitute the holders of at least a majority in interest of the Techwell Shares.

11.09	WAIVER OF JURY TRIAL.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.09 WITH ANY COURT AS WRITTEN EVIDECNE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.10	Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

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11.11	Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of Full Art, CAE and the Shareholders as of the date set forth in the first paragraph above.

FULL ART INTERNATIONAL, LTD.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi Title: Chairman

Solely for purposes of Article Six and Article Nine CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi Title: Chief Executive Officer

SHAREHOLDERS:

/s/ Ng Chi Sum
Printed Name: Ng Chi Sum

/s/ Yam Mei Ling
Printed Name: Yam Mei Ling

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EXHIBIT A

TECHWELL DISCLOSURE SCHEDULE

Techwell Disclosure Schedule
Section 3.01(b)
Capitalization of Techwell and Ownership of Techwell Shares

Techwell Shares	Issued and Outstanding
Ordinary Shares, HK$1.00 par value	3,500,000

Name	Address	Number of Shares Beneficially Owned
Ng Chi Sum	Hse A4, Ville de Jardin, 33 - 35 Sui Wo Road, Shatin, Hong Kong.	3,325,000
Yam Mei Ling	Flat 7, 11/F., Block F, Garden Vista, 15-17 On King Street, Shatin, Hong Kong	175,000

Techwell Disclosure Schedule
Section 3.01(d)
Subsidiaries

Techwell Building Systems (Shenzhen) Ltd.:
1/F., B1 Factory Building, Zone 5, Hung Hua Ling Industrial Zone, Xi Li Lu, Nanshan, Shenzhen, China

Techwell International Ltd.:
Ave. Horta Costa, No. 15, 1/F., “A”, Macau)

Techwell Disclosure Schedule
Section 3.01(h)
Liabilities

No liabilities or obligations except as set forth in the Techwell Financial Statements.

Techwell Disclosure Schedule
Section 3.01(i)
Changes to Business

No Change.

Techwell Disclosure Schedule
Section 3.01(m)
Real Property

No interest in Real Property, except leases for office spaces in Hong Kong, Macau and PRC for the purpose of business operation.

1.	Techwell Engineering Ltd. 17/F., Centre 600, 82 King Lam Street, Cheung Sha Wan, Kowloon, Hong Kong

2.	Techwell Building Systems (Shenzhen) Ltd. 1/F., B1 Factory Building, Zone 5, Hung Hua Ling Industrial Zone, Xi Li Lu, Nanshan, Shenzhen, China

2.	Techwell International Ltd. (Site Office) Flat C, 30/F., Block 21, Rua De Seng Tou, No. 297-559, Nova Taipa, Taipa, Macau

Techwell Disclosure Schedule
Section 3.01(n)
Legal Proceedings

Techwell Engineering Ltd. had commenced a civil proceedings against Wishing Star Ltd. in the Court of First Instance in the Hong Kong SAR under Action No. HCA2604 of 2004. In the action, Techwell claimed against Wishing Star Ltd. for the outstanding sum of HK$1,852,624.84 being the outstanding costs for work done and material supplied for services provided by Techwell to Wishing Star. The stage of discovery has been completed and after the exchange of witness statements, the case shall be ready be set down for Trial.

Techwell Disclosure Schedule
Section 3.01(q)
Employment Agreements

Techwell is not a party to any employment, change in control, severance, consulting, and the like as identified in the SPA.

Techwell Disclosure Schedule
Section 3.01(r)
Storage Tanks and Facilities

Not used / applicable.

Techwell Disclosure Schedule
Section 3.01(r)(i)
Employee Benefit Plans

All Employee Benefit Plans are maintained in accordance with applicable laws by the respective body of The Government of Hong Kong SAR:

1.	The Mandatory Provident Fund Schemes Authority;
2.	The Employment Compensation Scheme, Labour Department;
3.	The Labour Ordinance, Labour Department.

Techwell Disclosure Schedule
Section 3.01(s)
Compliance with Laws

Techwell operates in compliance with all laws, regulations, ordinances and rules applicable to offices of operations.

Techwell has in place and maintained all Statutory Plans in full compliance with the Legal Requirements and Governmental Requirements applicable to Techwell, its business and its operations.

Techwell Disclosure Schedule
Section 3.01(t)
Environmental Matters

Techwell operates in compliance with all regulations, ordinances and rules applicable to offices of operations.

Techwell Disclosure Schedule
Section 3.01(u)
Insurance

Techwell Engineering Ltd. has been taking the following forms of insurance for the past five (5) years:

1.	Employees’ Compensation Insurance Policy;
2.	Public Liability;
3.	Property All Risks.

Techwell Disclosure Schedule
Section 3.01(v)
Governmental and Third-Party Proceedings

All as listed in Section 3.01(h) - Liabilities.

Techwell Disclosure Schedule
Section 3.01(w)
Contracts

All contracts have been performed completely.

Techwell Disclosure Schedule
Section 3.01(y)
Intellectual Property

Techwell Engineering Ltd. registers the following trademarks in Hong Kong and PRC respectively:

Hong Kong

Class	:	6
Particulars	:	corrugated, trapezoidal, textured metal sheets; custom fabricated panels for buildings; roof and wall cladding; all made of metal; all inclusive in Class 6.

1.	Welltech
2.	Weltec
3.	Bolzen Fassade

China

Class	:	6
Particulars	:	corrugated, trapezoidal, textured metal sheets; custom fabricated panels for buildings; roof and wall cladding.

☆	波紋ø瓦ἲ÷梯形构濠的港ᙂ穼板ô按客ઌ癿求定制的大樓、屋柾和牆壁発笵層用港屬嵌板☆

1.	Weltec
2.	Bolzen Fassade

Techwell Disclosure Schedule
Section 3.01(z)
Affiliate Transactions

None.

Techwell Disclosure Schedule
Section 3.01(dd)
Accounts Receivables

All as disclosed in the Techwell Financial Statements.

Techwell Disclosure Schedule
Section 3.01(ee)
PRC Entities

Wholly owned subsidiary:

Techwell Building Systems (Shenzhen) Ltd.
1/F., B1 Factory Building, Zone 5, Hung Hua Ling Industrial Zone, Xi Li Lu, Nanshan, Shenzhen, China

EXHIBIT B

ESCROW AGREEMENT

MELLON BANK, N.A.

STANDARD FORM
ESCROW AGREEMENT

This Escrow Agreement, dated as of November 6, 2007, is by and among Full Art International, Ltd., a Hong Kong corporation having its principal place of business at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, PRC (“Full Art”), Ng Chi Sum, holder of Hong Kong Identity Card No. D289522(7) and Yam Mei Ling, holder of Hong Kong Identity Card No. G265499(6) (each a “Shareholder” and collectively, the “Shareholders”) (collectively, the “Escrow Parties”), and Mellon Bank, N.A. , a national banking association with its principal place of business at One Mellon Center, Pittsburgh, PA 15258 (the “Escrow Agent”).

WHEREAS, Full Art, the Shareholders and China Architectural Engineering, Inc., a Delaware corporation and sole shareholder of Full Art (“CAE”), have entered into that certain Stock Purchase Agreement dated as of November 6, 2007 (the “Purchase Agreement”), pursuant to which Full Art shall purchase all of the outstanding capital stock of Techwell Engineering Limited from the Shareholders;

WHEREAS, pursuant to Section 2.03(a) of the Purchase Agreement, Full Art has agreed to transfer to the Shareholders aggregate consideration of Eleven Million Six Hundred Fifty-Four Thousand Five Hundred Sixty-Six and 0/100 U.S. Dollars ($11,654,566.00) (the “Purchase Price”), to be paid in the form of cash and issuance of shares of CAE’s common stock, $0.001 par value (“Common Stock”) under certain circumstances as set forth herein; and

WHEREAS, pursuant to Section 2.03(c) of the Purchase Agreement, Full Art and the Shareholders have agreed to enter into this Escrow Agreement and deposit a portion of the Purchase Price with the Escrow Agent in the form of shares of Common Stock, such funds and shares to be released further to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.  Appointment of Agent. The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

2.  Establishment of Escrow.

(a)  Escrow Shares. As soon as reasonably practicable and in any event within fifteen (15) business days from the date hereof, pursuant to the Purchase Agreement Full Art shall deliver to the Escrow Agent stock certificates representing Two Hundred Eleven Thousand One Hundred Thirty-Four (211,134) shares of CAE’s Common Stock registered in the name of the Shareholders, together with stock powers executed in blank by each Shareholder, as applicable, and, upon receipt thereof, the Escrow Agent shall acknowledge such receipt in writing. Such shares, together with any securities distributed in respect thereof or in exchange therefor, are referred to herein as “Escrow Shares.” The Escrow Shares will be held and disbursed by the Escrow Agent in accordance with the terms hereof. The Escrow Shares together with any cash or other property distributed in respect thereof and less any amounts paid or distributed from time to time in accordance with the terms of this Agreement, are referred to herein as the “Escrow Fund.”

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(b)  Distributions, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of distribution, other reorganizations, or otherwise, shall be issued in the name of the Shareholders, and shall be delivered to the Escrow Agent, who shall hold such securities in escrow. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares that are received by the Escrow Agent shall be held by the Escrow Agent as part of the Escrow Fund. Subject to the foregoing, the Escrow Agent shall, upon written instruction from Full Art (a copy of which shall also be delivered to Shareholders), deliver any certificate representing the Escrow Shares to any payment agent or exchange agent if required in connection with a sale, merger, combination or similar reorganization involving CAE.

(c)  Cash Deposits. The Escrow Agent shall deposit any cash received in connection with the Escrow Fund in one or more deposit accounts at Mellon Bank, N.A. in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by the Shareholders. In the event that the Escrow Agent does not receive written instructions, the Escrow Agent shall deposit the Escrow Fund in deposit accounts at Mellon Bank, N.A. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

(d) Voting of Interests. The Shareholders shall have the right, in each Shareholder’s sole discretion, to exercise any and all voting rights with respect to the Escrow Shares. The Escrow Agent shall not vote the Escrow Shares or take any other action with respect thereto unless each Shareholder has given the Escrow Agent written instructions in that regard.

(e) Transferability of Escrow Shares. For the period during which the Escrow Shares are held by the Escrow Agent in accordance with this Agreement, the Shareholders’ interest in such Escrow Shares shall not be assignable or transferable.

3.  Customer Identification and TIN Certification. To help the government fight the funding of terrorism and money laundering activities, Federal laws requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity.

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At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

Sub-accounts: For purposes of (i) allocating pro rata among the Shareholders (the “Information Reporting Parties”), in accordance with their percentage interests as set forth on Schedule A to this Agreement, interest and other income earned with respect to the Initial Deposit and (ii) IRS information reporting, the Escrow Agent may deposit the Initial Deposit in two or more sub-accounts associated with a non-interest bearing master account (the “Master Account”) provided that any distributions shall be made pro rata from the sub-accounts unless otherwise specified. The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the IRS Forms W-9 provided to the Escrow Agent by the Information Reporting Parties, pro rata based on their respective percentage interests. In the event that any Information Reporting Party fails to provide to the Escrow Agent a completed IRS Form W-9, such Information Reporting Party’s share of the Initial Deposit shall be held by the Escrow Agent in the Master Account until said Form W-9 is provided to the Escrow Agent. The Escrow Agent is authorized and directed to assign the tax identification number certified by the Shareholders to the Master Account.

4.  Deposit of the Escrow Fund. The Escrow Agent shall deposit the Escrow Fund in one or more deposit accounts at Mellon Bank, N.A. in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by the Shareholders. In the event that the Escrow Agent does not receive written instructions, the Escrow Agent shall deposit the Escrow Fund in deposit accounts at Mellon Bank, N.A. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

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5.  Release of the Escrow Fund. The Escrow Fund is intended to provide a source of funds for the payment of any amounts which may become payable to Full Art pursuant to Article 9 of the Purchase Agreement. The Escrow Fund shall only be distributed and released as follows:

(a)  If Full Art makes a claim for indemnification pursuant to Article 9 of the Purchase Agreement (the “Claim”), Full Art shall deliver to the Escrow Agent and Shareholders a written notice (a “Claim Notice”) specifying the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount sought hereunder from the indemnifying persons.

(b) Within ten (10) business days or the receipt of a Claim Notice, the Shareholders shall deliver to the Escrow Agent and Full Art a notice (“Objection Notice”) stating they intend to contest the claim (a “Contest”) or to accept liability thereunder.

(i) If the Shareholders do not give an Objection Notice within the ten (10) business day period, the Shareholders will be deemed to accept liability as it relates to such claim. To the extent the Shareholders are deemed liable for any Claims hereunder, such liability shall be satisfied pursuant to Section 5(c) hereof.

(ii) If the Shareholders give a timely Objection Notice, the Escrow Agent shall not take any further action with respect to the claim being Contested except as further provided herein. Within thirty (30) business days of the receipt thereof, the Shareholders and Full Art shall select an independent arbitrator (the “Independent Arbitrator”). The Independent Arbitrator shall be selected by the mutual agreement of the Shareholders and Full Art. If the parties cannot agree on the identity of an Independent Arbitrator within ten (10) business days of the date of an Objection Notice, then the Independent Arbitrator will be determined by an arbitrator selected by the Shareholders and an arbitrator selected by Full Art. The decision of the Independent Arbitrator shall be borne as directed by him. The Shareholders and Full Art shall be entitled to make such representation and provide such information and reports to the Independent Arbitrator within twenty (20) business days of the date of agreement or, if later, determination of the identity of the Independent Arbitrator. The Shareholders and Full Art shall use their respective commercially reasonable efforts to procure that the Independent Arbitrator issues his/her ruling within thirty (30) business days after the matter is submitted to him/her for consideration.

(c) Whenever the Shareholders are deemed liable for any Claims, the Shareholders shall have ten (10) business days from such time such liability is deemed accepted to pay or satisfy such liability pursuant to one of the following methods:

(i)Shareholders may elect to pay by wire transfer of immediately available funds to Full Art;

(ii) Shareholders may deliver a notice (“Claim Payment Notice”) to Escrow Agent instructing such agent to deliver to Full Art a stock certificate representing such amount of Common Stock from the Escrow Funds required to satisfy the claim set forth in the Claim Payment Notice where such shares are valued at the CAE Share Price (as defined in the Purchase Agreement); or

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(ii) Shareholders may deliver a Claim Payment Notice instructing Escrow Agent to sell such amount of Common Stock equal to an amount equal to 110% of the claim set forth in the Claim Payment Notice divided by the closing price of the Common Stock as listed on the American Stock Exchange one (1) day immediately preceding the date of the Claim Payment Notice; provided, that Escrow Agent shall not sell such Common Stock until it shall have received an opinion from counsel to CAE and Full Art indicating that the proposed sale of such shares of Common Stock are not required to be registered under the Securities Act of 1933, as amended, by reason of an exemption thereunder; provided, further, that to the extent the proceeds from such sale exceed the amount required to satisfy the claim set forth in the Claim Payment notice, such excess proceeds shall be delivered to Shareholders; provided, further, that to the extent the proceeds from such sale are not sufficient to satisfy the claim set forth in the Claim Payment Notice, Shareholders shall be required to satisfy the remainder of such claim by wire transfer of immediately available funds to Full Art.

To the extent that the Shareholders fail to timely designate one of the methods set forth above, Full Art shall have sole discretion to designate one of the above methods for satisfaction of Shareholders’ liability hereunder.

(d)  Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of the Escrow Fund (“Joint Written Instructions”), the Escrow Agent shall disburse the Escrow Fund pursuant to such Joint Written Instruction. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.

(e)  Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Escrow Fund, the Escrow Agent shall release the balance in the Escrow Fund and shall have no liability or responsibility to the Escrow Parties for any deficiency.

(f)  On the second (2nd) anniversary of the date of this Agreement, the Escrow Fund shall terminate with respect to all remaining Escrow Shares, if any, and all such remaining Escrow Shares, if any, shall be delivered to CAE as directed by the Shareholders and Full Art pursuant to Joint Written Instructions.

6. Methods of Payment.

(a) All payments of cash required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by cashier’s check, as elected by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

5

(b) All distributions of Common Stock required to be made by the Escrow Agent under this Agreement shall be distributed by certified mail or next-day courier service, as elected by the party receiving such distribution.

7. Responsibilities and Liability of Escrow Agent.

(a)  Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b)  Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent's duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (a) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (b) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

6

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.

(c)  Indemnification of Escrow Agent. The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence.

(d)  Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

8.  Termination. This Agreement and all the obligations of the Escrow Agent shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

9.  Removal of Escrow Agent. The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

7

10.  Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days' prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

11.  Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the following address(es):

To Shareholders:

Ng Chi Sum
Hse A4, Ville de Jardin
33-35 Sui Wo Road
Shatin, Hong Kong

and

Yam Mei Ling
Flat 7, 11/F., Block F
Garden Vista
15-17 King Street,
N. T., Hong Kong

To Full Art:

Full Art International, Ltd.
105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
Attn: Luo Ken Yi

8

12.  Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

13.   Escrow Agent Fees, Costs, and Expenses. The Escrow Agent shall charge an annual administrative fee of Two Thousand Five Hundred Dollars ($2,500), and shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection the Escrow Fund. The Escrow Parties each acknowledge their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement, including without limitation any fees incurred by Escrow Agent in connection with the transfer, reissuance or sale of Common Stock required under this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

14.   Notices. All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have given to the Escrow Agent on the actual date received:

If to Shareholders:

Ng Chi Sum
Hse A4, Ville de Jardin
33-35 Sui Wo Road
Shatin, Hong Kong

and

9

Yam Mei Ling
Flat F, 11/F., Block F
Garden Vista
15-17 King Street,
N. T., Hong Kong

Copy to:

Cheng & Kong Solicitors & Notaries
Rooms 2101-2, 21/F
Far East Consortium Building
121 Des Veoux Road Central
Hong Kong
Attn: Donald Yap

If to Full Art:

Full Art International, Ltd.
105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
Attn: Luo Ken Yi

Copy to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention: Thomas J. Poletti, Esq.
Facsimile: (310) 552-5001
Email: thomas.poletti@klgates.com

If to the Escrow Agent:

Mellon Bank, N.A.
One Mellon Center, Room 151-3737
Pittsburgh, PA 15258
Facsimile: (412) 234-5339
Attention: Carolyn Kozlowski, Vice President

Any notice, except notice by the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.

10

15.   Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

16.  Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

17.  Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor bank or other qualified bank entity.

18.  Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

19.  Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

20.  Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).

[Signatures on Next Page]

11

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDERS

Ng Chi Sum

Yam Mei Ling

FULL ART INTERNATIONAL, LTD.

BY: NAME: Luo Ken Yi TITLE: Chairman

MELLON BANK, N.A.

BY: NAME: TITLE:

12

EXHIBIT A

JOINT WRITTEN INSTRUCTIONS
FOR RELEASE OF ESCROW FUNDS

Pursuant to Section 5(d) of the Escrow Agreement dated as of November 6, 2007, by and among Full Art International, Ltd., Ng Chi Sum, Yam Mei Ling and Mellon Bank, N.A. (the “Escrow Agent”), Full Art International, Ltd., Ng Chi Sum and Yam Mei Ling, or their respective successors or assigns, hereby instruct the Escrow Agent to release the Escrow Fund in accordance with the following instructions:

Wire Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

Bank Check:

Payee Name:
Mailing Address:

SHAREHOLDERS	FULL ART INTERNATIONAL, LTD.

By:
Ng Chi Sum	Name:
Title:

Yam Mei Ling

13

**TECHWELL ENGINEERING LIMITED**

CONFIDENTIAL

# PRELIMINARY DUE DILIGENCE QUESTIONNAIRE

**5th October 2007**

*The following is intended to be a list of initial questions and is not intended to be exhaustive Once general information with regard to the Company, its holding companies, subsidiaries and associated companies have been received and considered, more specific information will be requested*

*References to the "**Company**" shall mean **Techwell Engineering Limited** References to the "**Group**" shall mean the Company and its subsidiaries and associated companies.*

*References to "**Copy**" or "**Copies**" of any document(s) shall mean the original(s) or certified true copy(ies) of such document(s), as the case may be*

*If, with respect to any category listed below, there is no relevant information or documentation, kindly indicate so by providing a copy of this list with each such category marked ?one"*

1. **Corporate Information**

(a) Please supply copies of the following in relation to each member of the Group:

(i) the memorandum of association and articles of association or bye-laws with all resolutions and consents required by law to be annexed and any amendments thereto;
**(Memorandum of association, articles of association and relevant resolutions enclosed – Appendix 1)**

(ii) the latest audited accounts;
**(Audited accounts for 2005 & 2006 enclosed – Appendix 2)**

(iii) the latest management accounts;
**(Management accounts up to June 2007 enclosed – Appendix 3)**

(iv) the certificate of incorporation, business registration certificate (if any) and other license, consent or approval in respect of the operation or business and other corporate registrations; and
**(Certificate of incorporation, business registration certificate Enclosed – Appendix 4)**

(iv) the shareholders, partnership or joint venture or cooperation agreements or arrangements;
**(Refer to Appendix 1 for details)**

(v) the location of where the statutory and other corporate records may be reviewed.
**(At Hong Kong Registered Office.)**

(b) In respect of the Company, please supply a copy of the current shareholder register; and in respect of other members of the Group, please supply the

*(Due Diligence Checklist (ENG)(1))* 1

names and the respective shareholdings of each legal and beneficial shareholder
**(As per (a)(v) above.)**

(c) Please supply the full name and address of the auditor, and the address of the registered office, of the registered office of each member of the Group.
**(<u>Auditor</u> :**
**Samuel H. Wong & Co. Ltd., CPA**
**Room 703, Nan Dao Commercial Building, 359-361 Queen's Road Central, Hong Kong**

**<u>Techwell Engineering Ltd.</u>:**
**17/F, Centre 600, 82 King Lam Street, Cheung Sha Wan, Kowloon, H.K.**

**<u>Techwell International Ltd.</u>:**
**Ave. Horta Costa, No. 15, 1/F., "A", Macau)**

(d) Please supply an organisation chart of the Group, including all companies, partnerships, joint ventures, facilities or other entities in which the Company or any of its subsidiaries and associated companies owns any interest, directly or indirectly, and a description of the nature and size of such interest.
**(Group organization chart enclosed. -- Appendix 5)**

(f) In respect of each member of the Group established or incorporated in the People's Republic of China ("**PRC**"), please supply copies of the following:

(i) feasibility studies; **(enclosed – Appendix 6)**

(ii) the joint venture contracts, its appendices, any amendments or supplemental agreements thereto; **(N/A)**

(iii) the articles of association, its appendices and any subsequent amendments thereto; **(refer to Appendix 1 for details)**

(iv) the approval letters and approval certificates issued by the relevant PRC authorities approving, inter alia, the establishment and any change in or transfer of the registered capital and investment of the relevant member of the Group; **(refer to Appendix 1 for details)**

(vi) the original and copies of all the business licences;
**(refer to Appendix 4 for details)**

(vii) capital verification / injection reports issued by PRC qualified accountants and investment certificates;
**(refer to Appendix 1 for details)**

(vii) tax registration certificates; and **(enclosed – Appendix 7)**

*(Due Diligence Checklist (ENG)(1))* 2

(viii) full names and addresses of the legal representations, senior officers (including, without limitation, General Manager, Deputy General Manager(s) and Chief Accountant).

**(Legal Representative : Yam Mei Ling Maria**
**Flat 7, 11/F., Block F, Garden Vista, 15-17 On King Street, Shatin, N.T., H.K.**

**General Manager : Ng Chi Sum**
**Room 1301-3 Lu Plaza, 2 Wing Yip Street, Kwun Tong, Kowloon, H.K.)**

**2. Description of Business**

(a) Please describe the business operations of each member of the Group including details of the past and forecast performance of each such business operation as compared to the rest of the Group and its competitors.

**(Techwell Engineering Ltd. – Design, Supply and Installation of Standing Roof Systems, Building Façade, including associated structural steelworks.**

**Techwell Building Systems (Shenzhen) Ltd. - Design, Manufacture, Supply and Installation of Standing Roof Systems, Building Façade, including associated structural steelworks.**

**Techwell International Ltd. – Design, Supply and Installation of Standing Roof Systems, Wall Claddings, including associated structural steelworks.)**

(b) Does any member of the Group carry on any business other than the construction of external building facades (including roofing systems for buildings and curtain wall systems as well as their accessories)? If so, please provide details including the proportion of the profit / loss and asset / liabilities attributable to such businesses. **(N/A)**

(c) Are there any matters (whether publicly known or not) which relates to the future financial performance and operation of the Group, including any commercial reasons and risks and anticipated regulatory developments, which may materially affect the Company's results or operation?

**(The Company is in the process of setting up a Branch Office in Dubai that is anticipated to contribute to the continuous growth of the Company.)**

(d) Please provide details of the major ten customers (i.e. more than five per cent of turnover in any six month period) of the Group.

**(Architectural Services Dept. (ASD), Housing Dept (HD) of the Hong Kong SAR Government, Kowloon Canton Railway Corp. (KCRC), Mass Transit Railway Corp. (MTRC), Hong Kong Airport Authority (HKAA), HAECO, Venetian Macau Cotai Ltd. (VCL), Hong Kong Land (HKL))**

(e) Please provide details of the major competitors of the Group. **(N/A)**

*(Due Diligence Checklist (ENG)(1))* 3

(f) Please supply details of any trade or business names used by any other member of the Group together with details of any agreements or licenses relating to the use of any such names **(N/A)**

(g) Please supply details of any restrictive practices and arrangements (whether or not legally binding) in which any member of the Group is involved, i e arrangements which may distort or restrict competition or may abuse a dominant market position, for example, by agreeing on prices charged or terms and conditions of supply, by imposing restrictions on distributors, customers or suppliers or by providing for an exchange of information with competitors as to prices or conditions. **(N/A)**

(h) Please supply copies of any market studies, analysis and reports on any member of the Group and its business and operations prepared in the last six months. **(N/A)**

(i) Please supply a list of jurisdictions in which the members of the Group does business and where the member of the Group has offices **(Hong Kong SAR, PRC and Macau)**

(j) Please supply details of sub-contracting arrangements with third parties **(Sub-contracting arrangement shall be made with subcontractors in respect of installation of products & materials.)**

(k) Please supply copies of any licensing agreements, franchises and conditional sales contracts. **(Nil)**

(l) Please supply copies of distributorship and agency arrangements **(Nil)**

(m) Please provide a copy of any waivers or agreements by any member of the Group canceling rights or claims of substantive value other than in the ordinary course of business and any documents relating to material write-downs or write-offs of notes or accounts receivable other than in the ordinary course of business **(N/A)**

(n) Please provide details of all major assets and equipment and facilities of each member of the Group including general description, function, location, value, age and whether it is owned or leased, adequate or inadequate, efficient or inefficient **(Nil)**

(o) Please provide copies of the forms of all kinds of client's agreements and financial agreements and other contracts and warranties in relation to the services provided by members of the Group **(Nil)**

(p) Please provide copies of any other documents or information which are significant with respect to the business of the members of the Group or which should be considered and reviewed in making disclosures regarding the business and financial conditions of the members of the Group **(Nil)**

(q) Copies of all contracts, memoranda, letters of intent, proposals, feasibility studies and government approvals relating to the projects in which the Group has or proposes to participate in (if any). **(Nil)**

*(Due Diligence Checklist (ENG)(1))* 4

3. **Assets**

Please supply:

(a) a schedule of all properties (including land and buildings) owned or occupied by each member of the Group giving a full description, details of ownership, usage, address, approximate area, site plans, etc ; **(Nil)**

(b) copies of all title deeds and all leases, sub-leases and licenses; **(Nil)**

(c) details of any mortgages or charges affecting any of the assets of the Group, including details of the amount owing, the name of the mortgage or chargee, etc ; **(Nil)**

(d) copies of all licences to assign or sub-let or for alterations and all contracts for the supply of any services to the properties; **(Nil)**

(e) a list of occupiers of the properties where any of them are sub-let; **(Nil)**

(f) details of all major tangible assets of each member of the Group; **(Nil)**

(g) copies of any asset or property valuations in the last three years; **(Nil)**

(h) all licences, permits, approvals and other authorisations required to own, lease or control any of the assets of the Group; **(Nil)**

(i) details of all shares or other securities currently held and held by each member of the Group in the past three years; **(Nil)**

(j) details of any construction work that has commenced and the estimated time of completion; **(Nil)**

(k) a list of the fixed assets (plant and equipment) owned by the Group; **(Machinery in PRC)**

(l) copies of all lease or license agreements in respect of all properties leased or licensed (including sub-leases and sub-licenses) by or to any member of the Group; **(Nil)**

(m) in respect of any of the Group's properties situated in the PRC which are owned or occupied by the Group: **(Nil)**

(i) please provide details of the nature of ownership (e g type of land use rights and method of acquisition);

(ii) copies of all documents in relation to the following, including:

(aa) land use right certificates;

(bb) land grant contracts;

(cc) land development approval documents;

*(Due Diligence Checklist (ENG)(1))* 5

(dd) evidence of payment of premium, land requisition compensation and resettlement compensation;

(ee) land transfer contracts and evidence of payment of land transfer fees;

(ff) land use contracts;

(gg) land lease contracts and / or sub-lease contracts, certificates of right to lease building and land use rights assessment report;

(hh) building ownership certificates;

(ii) red-line drawings;

(jj) construction land use permit in respect of any property and land premises receipt in respect of land;

(kk) any licenses;

(ll) legal opinions issued by the PRC lawyers in support of the valuations of the properties;

(mm) contracts relating to the joint development of the land;

(nn) all mortgages, charges and other encumbrances and the registration details; and

(oo) evidence of any full or partial exemption from payment land grant or land transfer fees.

(n) copies of most recent valuation reports in respect of each of the real properties owned by each member of the Group; and **(Nil)**

(o) copies of any PRC legal opinion issued in respect of any of the assets of the Group located in the PRC **(Nil)**

4. **<u>Loans, Foreign Currency Transactions and Guarantees</u>**

(a) Please provide details of:

(i) working capital and capital expenditure funding requirements and how they are satisfied.
**(Through capital, retained profits and bank facility.)**

(b) Please supply copies of relevant documents relating to:

(i) any loans made by or to each member of the Group including any loans made to directors, ex-directors, employees or dependants of any such persons; **(Nil)**

*(Due Diligence Checklist (ENG)(1))* 6

(ii) any guarantees, charges or indemnities given by each member of the Group or by the Group's directors or existing shareholders or by any third party in respect of any liability of each member of the Group or other material contingent liabilities of each member of the Group (existing or proposed); **(Yes, by Group directors.)**

(iii) any guarantees, sureties and securities arrangements given by or of any member of the Group in respect of the obligations of any directors, employees or third parties; **(Nil)**

(iv) any foreign currency transactions in excess of HK$50,000 (or its equivalent) entered into by each member of the Group or on its behalf; and **(Nil)**

(v) in respect of each member of the Group established in the PRC:

(aa) any approvals and registration for foreign currency loans made to the member of the Group (if established in the PRC); and **(Nil)**

(bb) any approvals for the member of the Group to sell its products in the PRC **(N/A)**

(c) Please provide details of other financing arrangements such as installment sales. **(N/A)**

(d) Please provide a list of debtors more than three months old and details of standard discount as credit terms and credit or collection policies **(N/A)**

5. **<u>Banking Arrangements</u>**

Please supply details of banking arrangements including;

(b) any overdraft or other facilities, whether secured or unsecured; **(Overdraft and other facilities are secured through pledge of directors' properties and personal guarantee)**

(c) copies of facility letters, debentures, mortgages, charges or other documents relevant to such arrangements; and **(enclosed – Appendix 8)**

6. **<u>Trading Agreements, Commitments and Miscellaneous Trading Matters</u>**

(a) Please supply details and copies of relevant documents relating to:

(i) all capital commitments; **(Nil)**

(ii) any hire purchase, credit sale or leasing contracts; **(Nil)**

(iii) any contract or sub-contract for the purchase by each member of the Group of goods or services having more than one year to run or involving a future commitment exceeding HK$50,000 (or its equivalent); **(Nil)**

*(Due Diligence Checklist (ENG)(1))* 7

(iv) any contract for the performance and / or supply by each member of the Group of any goods or services which has more than one year to run or by virtue of which goods or services exceeding HK$50,000 (or its equivalent) in value are being supplied or performed at less than normal prices, or at a loss; **(Nil)**

(v) any agreement with any customer or supplier representing two per cent or more of the goods or services supplied by or to each member of the Group; **(Nil)**

(vi) any agreement or arrangement with a competitor (whether written or unwritten or whether intended to be legally enforceable or not) which relates to the prices or conditions of contract under which any goods or services are to be tendered for and / or performed or supplied by or to each member of the Group; **(Nil)**

(vii) any agency, distribution, joint venture, partnership or similar agreements entered into by any member of the Group whether written or oral; **(Nil)**

(viii) any agreement or arrangement under which each member of the Group holds money or securities belonging to third parties; **(Nil)**

(ix) any agreement relating to acquisition or disposal of shares, businesses, or material assets (i.e. in excess of HK$50,000 (or its equivalent)) during the last two years; **(Nil)**

(x) any other long term or abnormal contract or contract containing unusual provisions; **(Nil)**

(xi) any governmental or quasi governmental contracts, agreements, grants, guarantees etc ; **(Nil)**

(xii) any consulting, incentive, technical services or similar contracts; **(Nil)**

(xiii) all material leases; **(Nil)**

(xiv) all agreements containing product or service warranties **(Nil)**

(b) Please supply:

(i) particulars of any litigation or arbitration proceedings in which each member of the Group or any of its employees is or may become engaged or has been threatened with and of any actual or potential claims in respect of goods or services provided by or to each member of the Group or otherwise involving each member of the Group; **(Civil litigation list enclosed – Appendix 9)**

(ii) details of any filings required to be made at the relevant corporate registry or with any other authority which have not been filed; **(Nil)**

*(Due Diligence Checklist (ENG)(1))* 8

(iii) particulars of any trade associations of which each member of the Group is a member; **(Nil)**

(iv) details of standard discount and credit terms and copies of each member of the Group's standard conditions of business; **(Nil)**

(iv) details of outstanding tenders and quotations; **(Not to disclose)**

(vi) copies of all licenses, permits, approvals, certifications and other authorizations materially required for each member of the Group's business; **(N/A)**

(v) (vii) copies of customer and supplier lists; **(Not to disclose)**

(viii) particulars of any relationship between each member of the Group and any governmental or quasi governmental authority; **(Nil)**

(ix) (in relation to each member of the Group established in the PRC) details of any filings required to be made at the relevant bureau of the State Administration of Industry and Commerce of the PRC or with any other authorities which have not been filed; and **(Nil)**

(c) Does any member of the Group owns or uses any patents, trade mark, service mark or registered designs? If so, please supply particulars
**(List of trade marks owned by Techwell Hong Kong and Techwell Shenzhen enclosed – Appendix 10)**

7. **Directors and Employees**

(a) Please supply details and copies of relevant documents relating to:

(i) employees' emoluments, terms of employment and dates of commencement; **(Enclosed - Appendix 11)**

(ii) dates of commencement, particulars of nationality, their qualifications, experience, positions held, current salary and notice period of each employee of each member of the Group;
**(As per (a)(i))**

(iii) all profit sharing, share option and share incentive schemes and other incentive arrangements; **(Nil)**

(iv) all retirement benefit and lift assurance schemes and all voluntary pensions currently payable indicating which are not approved by the relevant authorities, copies of the trust deeds and rules and all announcements to employees and employee booklets; **(Nil)**

(v) all arrangements with trade unions (including collective bargaining agreements); **(Nil)**

(vi) permits required in connection with occupational health and safety; **(Nil)**

*(Due Diligence Checklist (ENG)(1))* 9

(vii) confidentiality and non-competition; and **(Nil)**

(viii) any contractual or other legal commitments or moral obligation for increases in emoluments or variation of terms of any employment contract **(Nil)**

(b) Please confirm whether each member of the Group contributions under all retirement benefit arrangements have been paid to date and produce receipts for last premiums and other payments and copies of the latest actuaries and fund manager reports. Is there any liability on the part of each member of the Group in respect of pensionable service prior to the establishment of the pension arrangements? **(Yes)**

(c) Has any compensation been agreed to be paid to any ex-employee (or next of kin or dependants) or any redundancy payment any part of which is still outstanding or unpaid? **(No)**

(d) Please confirm whether all persons working for each member of the Group are employed by that company. If no, please supply details **(Yes)**

(e) Please provide details of any labor-disputes in the last five years. **(No)**

(f) Please supply details of loans made by the Group to any personnel engaged by members of the Group (in whatever capacity) or vice versa. **(No)**

(g) Is the Company or any of its subsidiaries (existing or proposed) a member of any trade association or employer's association. **(No)**

(h) Please supply a list showing the names and addresses of all the directors, proposes directors, company secretary, supervisors, senior employees and company secretaries of each member of the Group. **(Enclosed – Appendix 12)**

(i) Please supply a management structure chart in respect of each member of the Group. **(Enclosed – Appendix 13)**

## 8. Material Transactions

In addition to materials / details requested above, please supply details and copies of relevant documentation, including agreements, circulars, announcements, etc relating to material transactions over the past three years.

In this context, a material transaction includes:

(a) any agreements, arrangements, understandings, etc. between each member of the Group and its affiliated companies and: **(No)**

(i) any present or former director, officer or employee or any entity controlled by such person of the Company (or their respective associates and dependents);

*(Due Diligence Checklist (ENG)(1))* 10

(ii) any competitor whereby each member of the Group has agreed to utilise the services of the competitor (or vice versa); and

(iii) any officer or employee of any government or any governmental department, agency or instrumentality; or

(b) any contracts under which any member of the Group has any continuing rights, obligations or contingent liability, in particular, joint venture contracts (including copies of any approvals, licenses, constitutional documents, business registration), distributorship agreements and details of any agreement which may be contravened, terminated or otherwise affected as a result of the change in control of the Group. **(No)**

9. **Intellectual Property**

(a) Please supply details of all (registered or unregistered) intellectual property (i.e patents, designs, trade marks, service marks, logos, copyright, trade names, licenses, registered designs, etc ) relevant to the Group and copies of relevant documents relating to any agreement relating to the use by each member of the Group of any such intellectual property belonging to any other person and of any agreement relating to the use by any other person of any of the same belonging or licensed to any member of the Group.
**(Copies of trade marks registration enclosed as per 6.(C) above. No agreement relating to the use of such trade marks by any other persons was made.)**

(b) Please provide copies of all registration certificate or licenses or sub-licenses, as the case may be, or any agreements thereof in relation to the intellectual property referred to in question 13(a) above or other know-how or intellectual property **(No)**

(c) Please supply all technical transfer or technical license agreements **(No)**

(d) Has there been any complaints, objections or claims for alleged infringement of any of the intellectual property of the Group by or against third parties If so, please provide details of such complaints, objections or claims **(No)**

(e) Please confirm the amounts of all license fees and license extension fees paid by the Group in respect of the above intellectual property **(Yes)**

10. **Government Regulations**

(a) Please provide copies of all licenses, permits or other authorizations issued to any of the member of the Group by any governmental agency (whether local or foreign) and of any related agreements and material correspondence **(Nil)**

(b) Please provide copies of any reports, notices or correspondence relating to any alleged violation or infringement by any member of the Group of any government regulation, license, permit or other authorization **(Nil)**

*(Due Diligence Checklist (ENG)(1))* 11

Controlled Copy

# MEMORANDUM

AND

# ARTICLES OF ASSOCIATION

OF

TECHWELL ENGINEERING LIMITED
(太嘉工程有限公司)

Incorporated the 6th day of July 1982

No. 113922

[COPY]
CERTIFICATE OF INCORPORATION

*I HEREBY CERTIFY* that

**TECHWELL ENGINEERING LIMITED**
(太嘉工程有限公司)

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

**GIVEN** under my hand this Sixth day of July One Thousand Nine Hundred and Eighty-two.

(Sd.) J. Almeida
J. ALMEIDA
*for Registrar of Companies*
Hong Kong

Printed by Printrite (HK) Ltd Alexandra House Hong Kong Tel. 5-244083

Controlled Copy

THE COMPANIES ORDINANCE (CHAPTER 32)

*Private Company Limited by Shares*

# MEMORANDUM OF ASSOCIATION

OF

# TECHWELL ENGINEERING LIMITED
(太嘉工程有限公司)

First The name of the Company is "TECHWELL ENGINEERING LIMITED (太嘉工程有限公司)".

Second The registered office of the Company shall be situated in Hong Kong.

Third The objects for which the Company is established are:–

1 (a) To construct, build, execute, improve, alter, maintain, develop, work, manage, carry out, control and otherwise deal with engineering and construction works, and conveniences of all kinds including harbour works, airways, aerodromes or airfields, roads, docks, ways, tramways, railways, branches or sidings, telegraphs, telephones, buildings, bridge, concrete or reinforced concrete structures, reservoirs, watercourses, canals, waterworks, embankments, irrigations, reclamations, sewages, draining, dredging and conservancy works, piers, jetties, wharves, manufactories, warehouses, hotels, restaurants, electric works, water, steam, gas, oil and electric power works in general, shops and stores, hangars, garages, public utilities and all other works and conveniences of every kind and description both public or private and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, planning, carrying out, or control thereof;

(b) To carry on all or any of the businesses of general contractors and engineering contractors (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise) and to carry on all or any of the businesses usually carried on by land investment, land development, land mortgage and real estate companies in all their several branches in Hong Kong or elsewhere;

(c) To erect and construct houses, buildings or works of every description on any land of the Company, or upon any other lands or property, and to pull down, rebuild, enlarge, alter and improve existing houses, buildings or works thereon, convert and appropriate any such land into and for roads, streets, squares, gardens and pleasure grounds and other conveniences, and generally to deal with and improve the property of the Company

2 To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

3 To purchase or by any other means acquire and take options over any freehold, leasehold or other real or personal property for any estate or interest whatever, and any rights or privileges of any kind over or in respect of any real or personal property.

4 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, use in connection with the Company's business or any part thereof, grant licences, options, rights and privileges in respect of or otherwise deal with all or any part of the property and rights of the Company, both real and personal and to give any warranties in connection therewith as the Company shall think fit.

5 To carry on all or any of the businesses usually carried on by land investment, land mortgage and real estate companies in all their several branches.

6 To apply for, register, purchase, or by other means acquire protect by all necessary lawful means, prolong and renew, anywhere in the world, any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire

7 To acquire and undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things

– 1 –

Controlled Copy

aforesaid or property acquired, any shares, debentures, debenture stock, or securities that may be agreed upon, and to hold and retain, or sell, mortgage, and deal with any shares, debentures, debenture stock, or securities so received

8 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold, sell or otherwise deal with any investments made

9 To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others

10 To receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

11 To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital; and in particular but without limiting the generality of the foregoing, to guarantee support or secure whether by personal covenant or by any such mortgage, charge or lien the performance of all or any of the obligations (including the repayment or payment of the principal and premium of and interest on any securities) of any company which is for the time being the Company's holding company (as such terms is defined and used in the Companies Ordinance) or another subsidiary (as defined by the said Ordinance) of any such holding company.

12 To borrow and raise money in such manner as the Company shall think fit and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company its holding subsidiary or associated company or any other person or company of any obligation or liability undertaken by or which may become binding on the Company its holding subsidiary or associated company or any other person or company as the case may be.

13 To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments

14 To subscribe for, take, purchase, or otherwise acquire and hold and to sell, exchange, deal in and otherwise dispose of shares or other interests in or securities of any other company whether having objects similar to or different from those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the business and operations of any company in which the Company holds any such interest

15 To act as director, agents, brokers and managers and as trustees for any person, firm or company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors or others

16 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient

17 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares or other securities of the Company and to accept stock or shares in, or the debentures, mortgage debentures, or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from, any such company

18 To support and subscribe to any charitable or public object, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary or associated company of the Company or the holding company of the Company or of the predecessors in business of the Company or of any such subsidiary associated or holding company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance, and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained

19 To finance and take part in the floating, promotion, registration or incorporation of any company, corporation, society, fund, club, firm or business for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company or other such organisation as aforesaid

20 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same

21 To distribute among the Members of the Company in kind any property of the Company of any kind

22 To procure the Company to be registered or recognized in any part of the world

23 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others

24 To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them

And it is hereby declared that

(a) the word "Company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether corporate or incorporate, and whether domiciled in Hong Kong or elsewhere, and

– 2 –

# Controlled Copy

(b) the objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by application of the ejusdem generis rule or by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company

Fourth The liability of the Members is limited

Fifth The capital of the Company is HK$500,000 00 divided into 500,000 shares of HK$1.00 each.

The Company shall have the power to increase or reduce the capital of the Company and to create and to issue all or any part of its share capital (whether original increased or reduced) either in Hong Kong dollars or in any other currency or partly in one currency and partly in another and with any preferential, deferred, qualified or special right, privileges, conditions or restrictions attached thereto The Company shall have power to divide the shares in the capital for the time being into several classes and to attach thereto respectively preferential, deferred, qualified or special rights, privileges, conditions or restrictions as may be determined by or in accordance with the Articles of Association of the Company. Subject to the provisions of the Companies Ordinance (Chapter 32), the right and privileges attached to any of the shares of the Company may be modified, varied, abrogated or dealt with in accordance with the provisions for the time being of the Company's Articles of Association.

WE, the several persons whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names: –

| Names, Addresses and Descriptions of Subscribers | Number of Shares Taken by each Subscriber |
|---|---|
| (Sd ) Wong Kwong Man, Danny (黄光民)<br>Kee Fook Yuen,<br>Shui Bin Wai,<br>Yuen Long, N T.<br>Merchant | One |
| (Sd ) Ng Chi Sum, Geoffrey (伍志森)<br>9 Tseng Sheung Tsuen,<br>Fraser Road,<br>Tuen Mun, N T<br>Merchant | One |
| Total Number of Shares Taken . . . | Two |

Dated the 10th day of June, 1982

WITNESS to the above signatures: –

(Sd ) Wong Sau Yee (黄秀儀)
Room 909 Chuen Shui House,
Shui Bin Wai Estate,
Yuen Long, N.T.
Secretary

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Controlled Copy

THE COMPANIES ORDINANCE (CHAPTER 32)

*Private Company Limited by Shares*

# ARTICLES OF ASSOCIATION
# OF
# TECHWELL ENGINEERING LIMITED
# (太嘉工程有限公司)

### Preliminary

1 In these Articles, unless there is something in the subject or context inconsistent therewith:—

"The Company" means the above named Company

"The office" means the Registered Office for the time being of the Company.

"The Seal" means the Common Seal of the Company.

"The Directors" means the Directors for the time being of the Company or if no directors shall have been appointed, then the Subscribers

"Month" means Calendar Month

"In writing" means written, or printed or partly written and partly printed or lithographed or typewritten or graphically reproduced by any other substitute for writing, or sent by cable or telex.

"Manager" means the Managing Director and any other Manager or Managers for the time being of the Company.

"Secretary" means any person firm or company appointed by Directors to perform the duties of the Secretary and includes any acting or temporary Secretary.

"Working Director" means the Managing Director and any other Director holding an office or place of profit as provided in Article 38(d) hereof.

Words importing the singular number only shall include the plural number and vice versa.

Words importing the masculine gender only shall include the feminine gender

Words importing persons shall include corporations

2 The regulations contained in Table A in the First Schedule to the Ordinance shall where not inconsistent herewith apply to the Company but in the event of any inconsistency the provisions herein contained shall prevail

3 The business of the Company may be commenced as soon after the incorporation of the Company as the Directors shall think fit, and notwithstanding that part only of the shares may have been allotted.

### Private Company

4 The Company is to be a private company, and accordingly the following provisions shall have effect, namely:—

(a) The number of members for the time being of the Company (exclusive of persons who are for the time being in the employment of the Company and of persons who having been in the employment of the Company, were while in such employment and have continued after the determination of such employment to be members of the Company) is not to exceed fifty, but where two or more persons hold one or more shares in the Company jointly, they shall for the purposes of this paragraph be treated as a single member

(b) Any invitation to the public to subscribe for any shares, debentures or debenture stock of the Company is hereby prohibited.

(c) The right of transfer of shares shall be restricted as hereinafter provided

### Share Capital

5 (a) The Company shall have the power to increase or reduce the capital of the Company and to create and to issue all or any part of its share capital (whether original increased or reduced) either in Hong Kong dollars or in any other currency or partly in one currency and partly in another and with any preferential, deferred, qualified or special right, privileges, conditions or restrictions attached thereto. The Company shall have power to divide the shares in the capital for the time being into several classes and to attach thereto respectively preferential, deferred, qualified or special rights, privileges, conditions or restrictions as may be determined by or in accordance with the Articles of Association of the Company. Subject to the provisions of the Companies Ordinance (Chapter 32), the right and privileges attached to any of the shares of the Company may be modified, varied, abrogated or dealt with in accordance with the provisions for the time being of the Company's Articles of Association.

(b) No new shares shall be created except by the authority of a special resolution. Except for the initial allotment or with the consent of the holders of all the shares in the Company, all shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors shall re-offer the shares not accepted to those persons who have accepted the whole of the shares offered to them in proportion to their holdings in like manner as hereinbefore provided. If, upon such re-offer, any shares remain unaccepted the directors may dispose of those shares in such manner as they think most beneficial to the Company.

– 4 –

# Controlled Copy

6 Article 7 of Table A shall not apply and the following article shall apply in its stead:—

"The company shall have a first and paramount lien upon all the shares registered in the name of each member (whether solely or jointly with others), and upon the proceeds of sale thereof, for his debts, liabilities, and engagements, solely or jointly with any other person, to or with the company, whether the period for the payment, fulfilment, or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. The lien conferred above shall attach to fully paid up shares and to all shares registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders."

7 Article 11 of Table A shall be read and construed as if there were omitted from such Clause the words "provided that no Call shall exceed one-fourth of the nominal value of the Share or be payable at less than one month from the last Call".

8 On the issue of shares the Company may make arrangements between the respective holders of such shares for a difference in the amount of calls to be made and the time of payment of such calls.

9 If by the conditions of allotment of any shares, the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be registered holder of the share, or his legal personal representative, and the word "call" wherever used in these Articles shall be deemed to include an instalment.

10 If two or more persons are registered as joint holders of any share they shall be severally as well as jointly liable for any call or other liability in respect of such share but any of them may give effectual receipts for any dividends, bonuses or other moneys payable in respect of such shares. The first named upon the register shall, however, as regards voting, proxy, service of notices and delivery of certificates and dividend warrants, be deemed to be the sole owner of such share.

11 Subject to the provisions of these Articles the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by Ordinance required, be bound by or recognise any contingent, future, partial or equitable interest in the nature of a trust or otherwise in any shares or any interest in any fractional part of a share, or any other right in respect of any share, or any other claim to or in respect of any such share on the part of any person.

12 No person shall exercise any rights of a member until his name shall have been entered in the register and he shall have paid all calls and other moneys for the time being due and payable on any share held by him.

### Transfer and Transmission of Shares

13 Article 19 of Table A shall apply with the following variation, namely that the Directors may in their discretion and without assigning any reason therefor, refuse to register a transfer of any share whether fully paid or not.

14 A transfer of a fully paid share need not be executed by or on behalf of the transferee and Article 17 of Table A shall be modified accordingly.

15 The right of members to transfer their shares shall be restricted as follows:—

(a) Except as hereinafter provided no shares in the Company shall be transferred unless and until the rights of pre-emption hereafter conferred shall have been exhausted.

(b) Every member who intends to transfer shares (hereinafter called "the Vendor") shall give notice in writing to the Directors of his intention. That notice shall constitute the Directors his agents for the sale of the said shares in one or more lots at the discretion of the Directors to members of the Company at a price to be agreed upon by the Vendor and the Directors, or, in case of difference, at the price which the auditors of the Company for the time being shall certify in writing under their hand, to be in their opinion the fair selling value thereof as between a willing vendor and a willing purchaser.

(c) Upon the price being fixed as aforesaid, the Directors shall forthwith give notice to all the members of the Company of the number and price of the shares to be sold and invite each of them to state in writing within twenty-one days from the date of the said notice whether he is willing to purchase any, and if so, what maximum number of the said shares.

(d) At the expiration of the said twenty-one days the Directors shall allocate the said shares to or amongst the member or members who shall have expressed his or their willingness to purchase as aforesaid, and (if more than one) so far as may be pro rata according to the number of shares already held by them respectively, provided that no member shall be obliged to take more than the said maximum number of shares so notified by him as aforesaid. Upon such allocation being made the Vendor shall be bound on payment of the said price to transfer the shares to the purchaser or purchasers and if he make default in so doing, the Directors may authorise some person to execute a transfer of the shares to the purchaser and may receive and give a good discharge for the purchase price of such shares on behalf of the Vendor and enter the name of the purchaser in the register of members as holder by transfer of the said shares purchased by him and the Company shall issue to him a certificate for the same and thereupon the purchaser shall become infeasibly entitled thereto. The Vendor shall in such case be bound to deliver up his certificate for the said shares, and on such delivery shall be entitled to receive the said purchase price without interest.

(e) Paragraphs (a), (b), (c) and (d) hereof shall not apply to a transfer merely for the purpose of effectuating the appointment of new Trustees nor to a transfer by executors or administrators to a legatee under the Will of, or to the husband, wife, or next of kin of, a deceased member nor to a transfer by a trustee to a beneficiary, privided that it is proved to the satisfaction of the Directors that the transfer bona fide falls within one of these exceptions.

### Borrowing Powers

16 Article 69 of Table A shall not apply. The Directors may, from time to time, at their discretion raise borrow or secure payment of any sum or sums of money borrowed for the purposes of the Company without limit upon such terms and conditions in all respects as they may think fit and in particular by the issue of bonds, perpetual or redeemable debentures or debenture stock or any mortgage, charge or other security on the undertaking of the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being whether outright or as security for any debt liability or obligation of the Company or of any third person.

17 Debentures, debenture stock, bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

18 Any debentures, debenture stock, bonds or other securities, may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at General Meetings of the Company, appointment of Directors and otherwise.

– 5 –

Controlled Copy

19 If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may, by instrument under the Company's seal, authorise the person in whose favour such mortgage or security is executed, or any other person in trust for him, to make calls on the members in respect of such uncalled capital, and the provisions hereinbefore contained in regard to calls shall, mutatis mutandis, apply to calls made under such authority, and such authority may be made exercisable either conditionally or unconditionally, and either presently or contingently, and either to the exclusion of the Directors' powers or otherwise, and shall be assignable if expressed so to be.

20 Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the shareholders of otherwise, to obtain priority over such prior charge.

21 If the Directors or any of them, or any other persons, shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or persons so becoming liable as aforesaid from any loss in respect of such liability.

### General Meetings

22 The first Ordinary General Meeting of the company shall be held at such time and at such place as the Directors may determine but not later than 18 months after the date of incorporation of the Company nor later than the latest date allowed by the Ordinance.

23 An Ordinary General Meeting of the Company shall be held once in every subsequent year at such time (not being more than 15 months after the last preceding General Meeting) and, subject to Article 24 hereof, in such place in Hong Kong or elsewhere as may be determined by the Directors. In default of a general meeting being so held, a general meeting shall be held in the month next following the expiry of the time limit set above and may be convened by any two members in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.

24 Meetings may be held in Hong Kong or at such other place or places in the world as the majority of the shareholders in both number and value shall from time to time by resolution determine.

### Proceedings at General Meetings

25 The quorum for the transaction of business at any General Meeting shall be two members holding more than 50% of the issued shares in the capital of the Company present in person or by proxy.

26 Article 46 of Table A shall apply subject to the following variation namely that it shall be read and construed as if the words "holding more than 50% of the issued shares in the capital of the Company" were inserted between the words "members present" and the words "shall be a quorum" and the following words added at the end thereof namely "if a quorum is then still not available the meeting shall be dissolved."

27 Article 52 of Table A shall not apply. In the case of an equality of votes the Chairman of the meeting shall have no casting vote whether on a show of hands or on a poll and in such case the resolution upon which such vote was taken shall fail.

28 A meeting of the company shall, notwithstanding that it is called by notice shorter than that provided for herein or in Table A or in the Ordinance be deemed so far as permitted by the Ordinance to have been duly called if it is so agreed by members holding not less than three-fourths of the issued shares in the capital of the company.

29 An ordinary resolution in writing signed by members holding three-fourths of the issued shares in the capital of the Company shall be as valid and effective as if it had been passed at an Extraordinary Meeting of the Company duly called and constituted. This Article shall not apply to a resolution for winding up the Company, or to a resolution passed in respect of any matter which by the Ordinance or these presents ought to be dealt with by Special or Extraordinary resolution. Such a resolution may consist of one document or separate copies prepared and/or circulated for the purpose and shall be as valid and effectual as a resolution passed at a meeting duly convened. A cable or telex message sent by a shareholder shall be deemed to be a document signed by him for the purpose of this paragraph.

### Votes of Members

30 If any member be of unsound mind he may vote by his committee, or other legal curator, and such last mentioned person may give their votes either personally or by proxy. If any member be a minor, he may vote by his guardian or one of his guardians who may give their votes personally or by proxy.

31 The attorney of any member duly authorised generally or specially by power of attorney shall be entitled to vote on a show of hands or on a poll on behalf of such member in the same manner as the duly appointed proxy of such member provided that an office copy of the power of attorney shall have been deposited or handed over in the same manner and subject to the same time limits as provided for proxies in Article 32(a).

32 (a) The instrument appointing a proxy and the power of attorney (if any) under which it is signed, or an office copy or a notarially certified copy thereof, shall be deposited at the office or with the Secretary personally before the meeting for which it is to be used or shall be handed to the Secretary or the chairman of the meeting at which it is to be used before the person named in such instrument purports to vote in respect thereof and no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

(b) Article 54 of Table A shall not apply and the following article shall apply in its stead:—

On a show of hands every member present in person or by proxy shall have one vote. On a poll every member shall have one vote for each share of which he is the holder.

33 Save as herein expressly provided no person other than a member duly registered and who has paid everything for the time being due from him and payable to the Company in respect of his share shall be entitled to be present or to vote on any question either personally or by proxy at any General Meeting or upon a poll or be reckoned in a quorum at any General Meeting and no member shall be entitled to be present or to vote at any General Meeting in respect of any share that he has acquired by transfer unless a transfer of the share in respect of which he claims has been registered by the Company.

34 No objection shall be made to the validity of any vote except at the meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting or poll shall be deemed valid for all purposes whatsoever of such meeting or poll.

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### Directors

35 (a) Article 64 of Table A shall be amended by the deletion of the words "the number of the directors and" at the beginning thereof.

(b) Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than two nor more than seven. In the event of the minimum number of Directors fixed by or pursuant to these Articles or Table A being one a sole Director shall have authority to exercise all the powers and discretions by Table A or these Articles expressed to be vested in the Directors generally. Until the appointment of the first Directors the Subscribers hereto may exercise all the powers of the Directors.

36 Article 66 of Table A shall not apply. A director shall not be required to hold any qualification share in the Company.

37 A Director may retire from his office upon giving one month's notice in writing to the Company of his intention so to do, and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

38 (a) The Directors shall be paid out of the funds of the Company remuneration for their services at such rate as shall from time to time be decided by the Company in General Meeting.

(b) All sums paid to the Directors by way of remuneration shall be divided amongst the Directors as they shall mutually agree or in default of such agreement equally between them.

(c) The Directors shall also be entitled to be paid their reasonable travelling and hotel and other expenses incurred in consequence of their attendance at Board meetings and otherwise in the execution of their duties as Directors wherever incurred.

(d) A Director may hold any other office or place of profit other than that of Auditor under the Company in conjunction with his directorship. Any such director and any manager may be appointed to office upon such terms as to remuneration, tenure of office or otherwise as may be arranged by the Directors. Such remuneration may either be in addition to or in substitution for his share in the remuneration hereinbefore provided for the other Directors.

39 Article 72 of Table A shall not apply. The office of a Director shall *ipso facto* be vacated:

(a) If he becomes bankrupt or suspends payment or compounds with his creditors.

(b) If he be found lunatic or becomes of unsound mind.

(c) If by notice in writing to the Company he resigns his office (subject to the requirement as to period of notice or earlier acceptance specified in Article 37).

(d) If he becomes prohibited from being a Director by reason of any order made under the provisions of the Ordinance.

(e) If he is convicted of any criminal offence other than a driving offence involving imprisonment for a period of six weeks or upwards.

(f) If notice is given to the Company by any Member at least fourteen days before the Annual General Meeting of intention to propose a resolution that some other person be appointed in his place and such resolution is duly passed as an extraordinary resolution.

(g) Upon the passing of an extraordinary resolution or a special resolution to that effect.

40 A Director may vote as a Director in regard to any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration provided that the nature of his interest is disclosed by him at the meeting of the Directors at which the contract or arrangement is first taken into consideration if his interest then exists or in any other case at the first meeting of the Directors after the acquisition of his interest whether such acquisition is before or after the contract or arrangement in question is entered into.

41 A Director of the Company may be or become a Director of any company promoted by the Company, or in which it may be interested as a vendor, shareholder or otherwise, and no such Director shall be accountable for any benefits received as Director or member of such company.

### Rotation of Directors

42 (a) At each Annual General Meeting of the Company all the directors shall retire but shall be eligible for re-election. Every such retiring director shall be deemed automatically to have been re-elected at the Annual General Meeting in question unless one of the events specified in Article 39 shall have happened.

(b) No person, not being a retiring Director shall unless recommended by the Directors for election, be eligible for election to the office of Director at any General Meeting, unless he, or some other member intending to propose him, has at least two clear days and not more than fourteen days before such meeting left at the office a notice in writing duly signed, signifying his candidature for the office, or the intention of such member to propose him.

43 The Directors may from time to time entrust to and confer upon the Managing Director for the time being such of the powers exercisable under these presents by the directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the directors in that behalf; and may from time to time revoke, alter or vary all or any of such powers.

### Proceedings of Directors

44 Meetings of the Directors may be held in Hong Kong or in any other part of the world as may be convenient for the majority.

45 Unless otherwise determined by the Company by Ordinary Resolution, the quorum for meetings of the Directors shall be two.

46 A resolution in writing, signed by a majority of the Directors and consisting of one document or separate copies prepared and/or circulated for the purpose shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. A cable or telex message sent by a Director shall be deemed to be a document signed by him for the purpose of this paragraph.

47 Questions arising at meetings shall be decided by a majority of votes and in case of an equality of votes the Chairman shall not have a second or casting vote in which case the motion voted upon shall fail and the status quo shall be preserved.

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Controlled Copy

48 A Director may at any time appoint any other person (whether a Director or Member of the Company or not) to act as Alternate Director at any Meeting of the Board at which the Director is not present, and may at any time revoke any such appointment. An Alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company, but shall otherwise be subject to the provisions of Table A and of these presents with regard to Directors. An Alternate Director shall be entitled to receive notices of all Meetings of the Board and to attend and vote as a Director at any such Meeting at which the Director appointing him is not personally present, and generally to perform all the functions, rights, powers and duties of the Director by whom he was appointed in his capacity as a Director but not in his capacity as a manager or working Director. An Alternate Director shall *ipso facto* cease to be an Alternate Director if his appointor ceases for any reason to be a Director: Provided that if a Director retires by rotation and is re-elected by the Meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. Where a Director who has been appointed to be an Alternate Director is present at a Meeting of the Board in the absence of his appointor such Alternate Director shall have one vote in addition to his vote as Director. Every appointment and revocation of appointment of an Alternate Director shall be made by instrument in writing under the hand of the Director making or revoking such appointment and such instrument shall only take effect on the service thereof at the registered office of the Company or upon the Secretary. The remuneration of any such Alternate Director shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the Alternate Director and the Director appointing him.

### Attorney

49 The Directors may at any time and from time to time, by power of attorney under the Company's seal, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles), and for such period and subject to such conditions as the Directors may from time to time think fit; and any such appointment may (if the Directors think fit) be made in favour of any company or of the members, directors, nominees, or managers of any company or firm, or in favour of any fluctuating body of persons whether nominated directly or indirectly by the Directors; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorneys as the Directors may think fit. Any such delegates or attorneys as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in them.

### The Seal

50 (a) The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the board of directors, and in the presence of one director or of the Secretary or such other person or persons as the directors may appoint for that purpose; and such director, Secretary or other person or persons shall sign every instrument to which the seal of the company is so affixed in his or their presence.

(b) The Company may have an official seal for use abroad under the provisions of the Ordinance, where and as the Directors shall determine, and the Company may by writing under the Common Seal appoint any agent or committee abroad to be the duly authorised agent of the Company, for the purpose of affixing and using such official seal, and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Common Seal or the seal of the Company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

### Dividends and Reserves

51 Any General Meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, and in particular of paid-up shares, debentures, or debenture stock of any other company, or in any one or more of such ways.

52 Any General Meeting may resolve that any moneys, investments, or other assets forming part of the undivided profits of the Company standing to the credit of the Reserve Fund or in the hands of the Company and available to the credit of the Reserve Fund or in the hands of the Company and available for dividend (or representing premiums received on the issue of shares and standing to the credit of the share premium account) be capitalised and distributed amongst such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalised fund be applied on behalf of such shareholders in paying up in full either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the said capitalised sum

53 For the purpose of giving effect to any resolution under the two last preceding Articles the Directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificate, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed or that fractions of less value than one dollar may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trust for the persons entitled to the dividend or capitalised fund as may seem expedient to the Directors. Where requisite, a proper contract shall be filed in accordance with Section 45 of the Ordinance; and the Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalised fund, and such appointment shall be effective.

### Reports and Accounts

54 S.141 D of the Ordinance shall apply to the Company in respect of every financial year of the Company in which no resolution of the members has been passed to the effect that it shall not apply and every member shall by virtue of subscribing to these Articles or signing a transfer of shares as transferee or any application for shares in the Company or by accepting shares in the Company be deemed to have agreed in writing that such Section shall apply.

### Notices

55 Every member and director shall register with the Company an address either in Hong Kong or elsewhere to

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Controlled Copy

which notices can be sent and if any member or director shall fail so to do notice may be given to such member or director by sending the same in any of the manners hereinafter mentioned to his last known place of business or residence or, if there be none, a notice posted up in the Registered Office shall deemed to be duly served at the expiration of 24 hours after it is so posted.

56 A notice may be given by delivery, prepaid letter (airmail in the case of a registered address outside Hong Kong), cable or telex message.

57 (a) A Notice delivered to the registered address shall be deemed to have been served at the time of delivery.

(b) A notice sent by prepaid letter to an address in Hong Kong shall be deemed to have been served on the day following its posting.

(c) A notice sent by prepaid airmail letter to an address outside Hong Kong shall be deemed to have been served on the fifth day following its posting.

(d) A notice sent by cable or telex message shall be deemed to have been served on the day following the despatch of the cable or telex message.

(e) In the case of a notice sent by prepaid letter, in proving service thereof it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and stamped and was deposited in a post box or or at the post office.

58 All notices with respect to shares standing in the names of joint holders shall be given to whichever of such persons is named first in the register and notice so given shall be sufficient notice to all the holders of such shares.

59 Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being entered on the register shall be duly given to the person from whom he derives his title to such share.

60 Any notice or document delivered or sent by post or left at the registered address of any member in pursuance of these presents, shall notwithstanding such member be then deceased and whether or not the Company has notice of his decease be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons on such members until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his executors or administrators and all persons (if any) jointly interested with him in any such share.

### Indemnity

61 Every Director, Manager, or officer of the Company or any person (whether an officer of the Company or not) employed by the Company as Auditor shall be indemnified out of the funds of the Company against all liability incurred by him as such Director, Manager, Officer or Auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under section 358 of the Ordinance in which relief is granted to him by the Court and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by any provision of the Ordinance.

### Distribution of Assets on Winding Up

62 If the Company shall be wound up, the Liquidator, whether voluntary or official, may with the sanction of an Extraordinary Resolution, divide amongst the contributories, in specie or kind, any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trust for the benefit of the contributories or any of them at the Liquidator with the like sanction shall think fit.

63 On any sale of the undertaking of the Company the Directors or the Liquidator on a winding up may, if authorised by an Extraordinary Resolution, accept fully or partly paid-up shares, debentures, or securities of any other company, either then existing or to be formed for the purchase in whole or in part of the property of the Company, and the Directors (if the profits of the Company permit), or the Liquidator (on a winding up), may distribute such shares, or securities, or any other property of the Company amongst the members without realisation, or vest the same in trustees for them, and any Extraordinary Resolution may provide for the distribution or appropriation of the cash, shares, or other securities, benefits or property otherwise than in accordance with the strict legal rights of the members or contributories of the Company, and for the valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorised, and waive all rights in relation thereto, save only, in case the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under section 237 of the Ordinance as are incapable of being varied or excluded by these Articles.

64 In case any of the shares to be divided as aforesaid consist of shares which involve a liability to calls or otherwise any person entitled under such division to any of the said shares may within ten days after the passing of the extraordinary resolution by notice in writing direct the Liquidator to sell his proportion and pay him the net proceeds and the liquidator shall if practicable act accordingly.

### Secretary

65 The first Secretary of the Company shall be Prudential Services (Far East) Limited.

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Controlled Copy

| Names, Addresses and Descriptions of Subscribers |
| --- |
| (Sd.) Wong Kwong Man, Danny (黄光民)<br>Kee Fook Yuen,<br>Shui Bin Wai,<br>Yuen Long, N.T.<br>Merchant<br><br>(Sd.) Ng Chi Sum, Geoffrey (伍志森)<br>9 Tseng Sheung Tsuen,<br>Fraser Road,<br>Tuen Mun, N.T.<br>Merchant |

Dated the 10th day of June, 1982.
WITNESS to the above signatures:–

(Sd.) Wong Sau Yee (黄秀儀)
Room 909 Chuen Shui House,
Shui Bin Wai Estate,
Yuen Long, N.T.
Secretary

– 10 –

Controlled Copy

| VARIANCE SUMMARY | SUMMARY OF VARIANCES FROM PRINTRITE VERSION NO. 225–P | | | |
| --- | --- | --- | --- | --- |
| | Changes | Additions | Deletions | Renumbering Sequence |
| OBJECT CLAUSES | | 1, 65 | | |
| ARTICLES | | | | |
| Bracketed numbers ( ) refer to clause numbers in the Standard Version quoted above. Unbracketed numbers refer to clause numbers in this particular Memorandum & Articles. | | | | |

LAWSPEED

Controlled Copy

## TECHWELL ENGINEERING LIMITED

MINUTES OF A MEETING OF THE DIRECTORS
OF THE COMPANY HELD ON 16 MAY 2006
AT ROOM 1301-3, LU PLAZA, 2 WING YIP STREET, KWUN TONG, KOWLOON.

PRESENT : Ng Chi Sum, Geoffrey

Yam Mei Ling, Maria

CHAIRMAN : It was resolved that Ng Chi Sum, Geoffrey be elected as Chairman of the Meeting and who declared that a quorum was present

SHARE ALLOTMENT:

Application having been received, it was resolved that the following shares be allotted as fully paid shares subject to payment in full in cash forthwith:-

| Allottee | No. of Ordinary Shares |
|---|---|
| Ng Chi Sum, Geoffrey | 2,875,000 |
| Yam Mei Ling, Maria | 125,000 |
| | 3,000,000 |

It was further resolved that the relevant shares certificates be executed under the Common Seal and witnessed by any (one) Director of the Company.

There being no other business, the Meeting terminated.

Ng Chi Sum, Geoffrey
Chairman

Controlled Copy

The Directors
Techwell Engineering Limited
Room 1301-3, Lu Plaza,
2 Wing Yip Street,
Kwun Tong,
Kowloon,
Hong Kong

Dear Sirs,

**Re : Application of Ordinary Shares**

I, Ng Chi Sum, Geoffrey , hereby apply for 2,875,000 shares of HK$1 00 each in the share capital of Techwell Engineering Limited at par value by way of subscription in full of such shares.

Yours faithfully,

Ng Chi Sum, Geoffrey

Date : 18 MAY 2006

Controlled Copy

The Directors
Techwell Engineering Limited
Room 1301-3, Lu Plaza,
2 Wing Yip Street,
Kwun Tong,
Kowloon,
Hong Kong

Dear Sirs,

**Re : Application of Ordinary Shares**

I, Yam Mei Ling, Maria , hereby apply for 125,000 shares of HK$1.00 each in the share capital of Techwell Engineering Limited at par value by way of subscription in full of such shares.

Yours faithfully,

Yam Mei Ling, Maria

Date : 16 MAY 2006

CR

公司註冊處
Companies Registry

# 股份分配申報表
# Return of Allotments

(公司條例第45(1)條)
(Companies Ordinance s. 45(1))

Controlled Copy

表格 Form **SC1**

重要事項 Important Notes

- 填表前請參閱《填表須知》。請用黑色墨水列印。
- Please read the accompanying notes before completing this form. Please print in black ink.

公司編號 Company Number: 113922

## 1 公司名稱 Company Name

TECHWELL ENGINEERING LIMITED
太嘉工程有限公司

(註 Note 7) **2 分配股份的日期或始末日期 Date or Period during which Shares were Allotted**

| | 日 DD | 月 MM | 年 YYYY |
|---|---|---|---|
| 由 From | 16 | MAY | 2006 |
| 至 To | | | |

## 3 本次股份分配的總款額 Totals of this Allotment

| | 貨幣單位 Currency | 款額 Amount |
|---|---|---|
| (註 Note 8) 已繳及應繳的總面額 Total Nominal Amount Paid and Payable | HKD | 3,000,000 |
| 已繳及應繳的溢價總額 [第5A(a) + 5B(a)項] Total Premium Amount Paid and Payable [Sections 5A(a) + 5B(a)] | | NIL |

## 4 公司自成立為法團當日起計，累積的已繳股款總額(包括本次分配但不包括溢價) Cumulative Total of Paid-up Share Capital of the Company since Incorporation (Including this Allotment but Excluding Premium)

| 貨幣單位 Currency | 款額 Amount |
|---|---|
| HKD | 3,500,000 |
| | |
| | |

(註 Note 3) **提交人的資料 Presentor's Reference**

姓名 Name: Century Faith Consultants ( Asia ) Limited

地址 Address: Rm 1901, 19/F,, Two Grand Tower, 625 Nathan Road, Mongkok, Kowloon

電話 Tel: 3576 3455 傳真 Fax: 2625 1263

電郵地址 E-mail Address:

檔號 Reference:

**請勿填寫本欄 For Official Use**

Acknowledgement
Companies Registry
H.K

16/05/2006 15:50:08
Submission No/Seq No: 224023237/1
CR No: 0113922
Sh. Form: SC1

指明編號 2/2004 (修訂) (2004年2月)
Specification No. 2/2004 (Revision) (Feb 2004)

表格 Form **SC1**

公司編號 Company Number

113922

Controlled Copy

5 本次股份分配的詳情 Details of this Allotment

A. 現金支付的分配股份 Shares Allotted for Cash

| 股份類別 Class of Shares | 獲分配的股份數目 Number of Shares Allotted | *每股*的面值 Nominal Value of *Each Share* | *每股*已繳及應繳的款額 (包括溢價) Amount Paid and Payable on *Each Share* (Including Premium) | | *每股*的溢價款額 Premium on *Each Share* | 已繳及應繳的溢價*總*款額 *Total* Premium Paid and Payable (a) |
|---|---|---|---|---|---|---|
| | | | 已繳付 Paid | 應繳付 Payable | | |
| ORDINARY | 3,000,000 | HK$1.00 | HK$1 00 | NIL | NIL | NIL |
| | | | | | | |
| | | | | | | |

(註 Note 9) B. 非現金支付的分配股份 Shares Allotted otherwise than in Cash

| 股份類別 Class of Shares | 獲分配的股份數目 Number of Shares Allotted | *每股*的面值 Nominal Value of *Each Share* | *每股*被視作已繳及應繳的款額 (包括溢價) Amount Treated as Paid and Payable on *Each Share* (Including Premium) | | *每股*的溢價款額 Premium on *Each Share* | 被視作已繳及應繳的溢價*總*款額 *Total* Premium Treated as Paid and Payable (a) |
|---|---|---|---|---|---|---|
| | | | 已繳付 Paid | 應繳付 Payable | | |
| NIL | NIL | NIL | NIL | NIL | NIL | NIL |
| | | | | | | |
| | | | | | | |

(註 Note 10) 分配上述(B)項股份的代價
Consideration for which the Shares in (B) have been Allotted

N/A

第二頁 Page 2

指明編號 2/2004 (修訂) (2004 年 2 月)
Specification No. 2/2004 (Revision) (Feb. 2004)

表格 Form **SC1**

公司編號 Company Number

113922

Controlled Copy

6 獲分配股份者的詳情 Details of Allottee(s)

| 姓名／名稱 Name | 地址 Address | 各類別股份分配的數目 No. of Shares Allotted by Class | |
|---|---|---|---|
| | | 類別 Class | 類別 Class |
| | | ORDINARY | |
| NG CHI SUM, GEOFFREY 伍志森 | 9 TSENG SHEUNG TSUEN, FRASER ROAD, TUEN MUN, N.T | 2,875,000 | |
| YAM MEI LING, MARIA 任美玲 | FLAT 7, 11/F, BLOCK F, GARDEN VISTA, ON KING STREET, SHATIN, N.T. | 125,000 | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | 各類別股份分配的總數 Total Shares Allotted by Class | 3,000,000 | |

簽署 Signed :

姓名 Name : ( NG CHI SUM, GEOFFREY )

董事 Director／~~秘書 Secretary~~ *

日期 Date : 16 MAY 2006

日 DD / 月 MM / 年 YYYY

*請刪去不適用者 *Delete whichever does not apply*

第三頁 Page 3

指明編號 2/2004 (修訂) (2004 年 2 月)
Specification No. 2/2004 (Revision) (Feb. 2004)

**TECHWELL** Building Systems (Shenzhen) Ltd.

(PRC)

FEB-27-2004 10:37 FROM:TECHWELL SZ OFFICE +86 755 86000490 TO:17951008522344O499 P:2

# 太嘉建材(深圳)有限公司

# 章程

FEB-27-2004 10:37 FROM:TECHWELL SZ OFFICE +86 755 86000490 TO:179510086223448499 P:3

# 目 录

| 章 | | 页 |
|---|---|---|
| 第一章 | 总则 | 1 |
| 第二章 | 宗旨、经营范围 | 1 |
| 第三章 | 投资总额和注册资本 | 2 |
| 第四章 | 董事会 | 2 |
| 第五章 | 经营管理机构 | 3 |
| 第六章 | 财务会计 | 4 |
| 第七章 | 利润分配 | 5 |
| 第八章 | 税务、外汇管理及保险 | 5 |
| 第九章 | 职工 | 6 |
| 第十章 | 工会组织 | 6 |
| 第十一章 | 期限、终止、清算 | 6 |
| 第十二章 | 规章制度 | 7 |
| 第十三章 | 附则 | 7 |

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# 太嘉建材(深圳)有限公司
# 章程

## 第一章 总则

第一条 根据<中华人民共和国外资企业法>及中国有关法律、法规，制订本章程。

第二条
投资者名称 ：太嘉工程有限公司
登记注册地 ：香港
法定地址 ：香港九龙官塘荣业街2号振万广场403-6室
电话 ：852-2793 1083
传真 ：852-2344 8499
法人代表 ：伍志森先生
职务 ：总经理
国籍 ：英国

第三条 公司名称
中文名称 ：太嘉建材(深圳)有限公司(以下简称为"公司")
公司法定地址 ：深圳市南山区西丽路红花岭工业区第五区B1栋厂房一层

第四条 公司为有限责任公司，为太嘉工程有限公司所独资拥有。投资者以其认缴的出资额承担有限责任。

第五条 公司是经深圳市人民政府审批机构批准成立，并在深圳市登记注册的外资企业。公司为中国法人，应当遵守中华人民共和国的法律、法规和有关条例规定。并受中国法律的管辖和保护。

公司在中华人民共和国法规所允许的经营范围内，实行独立核算、自主经营，其所拥有的资产有权自主地支配和管理。

## 第二章 宗旨、经营范围

第六条 公司宗旨是：本着加强经济合作和技术交流的愿望，采用先进而实用的技术、生产设备和科学经营管理方法，为客户提供优质的产品和服务，以获得满意的经济效益和促进中国国民经济的发展。

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第七条　公司经营范围为：生产新型建筑材料，销售自产产品；为客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支援及相关的售后服务。

## 第三章　投资总额和注册资本

第八条　公司投资总额为港币 357 万。
公司注册资本为港币 250 万。
公司注册资本投入方式为港元现汇(占 20%)，设备(占 80%)。

第九条　公司在营业执照签发之日起一年内将全部注册资本缴足；其中不少于 15%资本将于营业执照签发之日起三个月内缴付。

第十条　投资者缴付出资后三十天内，公司应聘请在中国注册的会计师验资，并出具验资报告。验资报告报原审批机构和工商行政管理机构备案。

第十一条　在经营期内，经依法报请原审批机构批准并办理变更登记后，公司可以按业务发展的需要而增加或减少其注册资本。

第十二条　公司扩大经营范围、分立、合并、注册资本的增加、减少、转让或者其它重要事项的变更，须经公司董事会一致通过后，报原审批机构批准，并在规定期限内向工商行政管理、税务、海关等有关部门办理相应的变更登记手续。

## 第四章　董事会

第十三条　公司设董事会。董事会是公司的最高权力机构，决定公司的一切重大事项，并向投资者负责。

第十四条　董事会由 3 名成员组成，其中董事长 1 人。董事长及董事由投资者委派及撤换。董事长及董事每届任期 3 年，可以连任。

第十五条　董事长是公司的法定代表人。董事长在董事会闭会期间，依照公司章程和董事会决议，处理公司的重大问题，并负责检查、监督董事会决议的执行。董事长临时不能履行职责时，可委托其它董事代为履行，但应有书面委任书。

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第十六条　董事会的责任是对公司业务进行决策和监督。董事会可行使下列职权：

(1) 审定公司的发展规划和年度经营计划；
(2) 决定公司年度财务预算、决算方案；
(3) 决定公司弥补亏损或盈余分配方案；
(4) 决定公司增加或者减少注册资本的方案；
(5) 决定公司合并、分立、变更组织形式、终止和清算方案；
(6) 决定公司管理机构的设置；
(7) 聘任或者解聘公司总经理及其它高层管理人员；
(8) 其它应由董事会决定的重大事宜。

董事会可授权一位或多位董事代为执行其职权，被授权之董事在执行获授权执行的职权时，必须依照董事会的要求及限制进行。

第十七条　下列事项须经董事会一致通过：

(1) 公司章程的修改；
(2) 公司的终止、解散；
(3) 公司注册资本的增加、减少和转让；
(4) 公司与另一个经济组织的合并。

其它事项须经董事会三份之二以上董事通过。

第十八条　董事会会议每年至少召开一次，由董事长负责召集并主持。董事长因故不能主持时，可由董事长委托其它董事负责召集并主持董事会会议。经三分之一董事提议，可由董事长召开董事会临时会议。

董事会会议应有三分之二以上的董事出席方能举行。董事因故不能出席董事会会议的，可出具书面委托书委托他人出席和表决。

第十九条　董事会应设会议记录，记载会议的日期、时间、地点、议事日程、出席人员、会议通过的一切决议和讨论的其它事项。出席会议的董事应在会议记录上签名。会议记录可使用中文或英文。该记录要存盘，并由董事会指定专人保管，在规定的期限内任何人不得销毁。

第二十条　董事可亲自、通过电话、其它电子媒介或委派代表举行会议。经所有董事书面或传真同意，董事会无须召开会议，仍可通过决议。此类董事会决议必须存放于公司的会议纪录内。

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## 第五章 经营管理机构

第二十一条 公司设立经营管理机构，负责公司的日常经营管理，并向董事会负责。

第二十二条 公司设总经理，由董事会聘任或解聘。总经理届任期 3 年，可以连任。

第二十三条 总经理对董事会负责，行使下列职权：

(1) 主持公司的经营管理工作，组织实施董事会决议；
(2) 组织实施公司年度经营计划和投资方案；
(3) 拟订公司内部管理机构设置方案；
(4) 拟订公司的基本管理制度；
(5) 制定公司的具体规章；
(6) 聘任或者解聘公司财务负责人等；
(7) 聘任或者解聘除应由董事会聘任或者解聘以外的其它管理人员；
(8) 董事会授予的其它职权。

第二十四条 总经理可以列席董事会会议。

第二十五条 公司可设若干部门，部门经理分别负责公司各部门的工作，并对总经理负责。

第二十六条 经董事会聘请，董事可兼任总经理或其它高级职务。

## 第六章 财务会计

第二十七条 公司依照中国法律、财政部门的有关规定及会计制度，结合公司的具体情况，制定公司的财务会计制度。

第二十八条 公司必须在其法定地址设置会计帐册和进出口货物帐册，实行独立核算，并按规定向有关部门报送有关报表。

第二十九条 公司应在有关主管部门批准的境内银行开立人民币和外币帐户。

第三十条 公司会计年度采用日历年制，即自每年一月一日起至十二月三十一日止。

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第四十条 公司依法缴纳所得税和提取各项基金后的利润，可分配给股东。

第四十一条 公司上一年度亏损未弥补前，不得分配利润；以前会计年度未分配的利润，可并入本会计年度进行利润分配。

第四十二条 公司获得的合法利润、其它的合法收入和清算后的资金，可以汇往境外。

第四十三条 公司的外籍职工、港澳台职工的工资和其它正当的外汇收益，依法缴纳个人所得税后，可以汇往境外。

## 第八章 税务、外汇管理及保险

第四十四条 公司依照中国有关法律和条例规定缴纳各种税款，并可按有关规定申请享受减免税的优惠待遇。

第四十五条 公司职工按照《中华人民共和国个人所得税法》缴纳个人所得税。

第四十六条 公司的一切外汇事宜，按照《中华人民共和国外汇管理条例》和其它有关的外汇管理规定办理。

第四十七条 公司的各项保险应向中国境内的保险公司投保。

## 第九章 职工

第四十八条 公司根据经营的需要，自行决定本企业的人员编制，在劳动部门核准的招工计划内，自行择优录用所需的职工。

第四十九条 公司和员工应当遵守《中华人民共和国劳动法》 以及中国的其它有关法律、法规和深圳市有关规定，并依法签定劳动合同，并在合同中订明劳动任务、劳动合同期限、报酬、福利、劳动保险、劳动保护、劳动纪律等事宜，以及辞退、辞职、合同变更、终止和解除合同的条件、违反劳动合同的责任等·劳动合同签订后，报深圳市劳动局备案。

第五十条 公司有权对违犯公司规章制度和劳动纪律的职工，给予警告、记过、降薪的

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处分，情节严重的可予以开除，并报深圳市劳动管理部门备案。

第五十一条　职工的工资待遇，参照深圳市的有关规定，根据公司具体情况，由公司确定，并在劳动合同中具体规定。

## 第十章　工会组织

第五十二条　公司职工有权依法建立工会组织，开展工会活动，维护职工的合法权益。

第五十三条　公司应为本企业工会提供必需的活动条件。

## 第十一章　期限、终止、清算

第五十四条　公司经营期限为50年，自营业执照签发之日起计算。

第五十五条　公司需要延长经营期限时，经董事会作出决议，应在期满180天以前向原审批机构提交书面申请，经批准后向原登记机构办理变更登记手续。

第五十六条　公司如提前终止经营时，需经董事会通过，并报原审批机构批准。

第五十七条　经营期限届满或提前终止经营时，公司应及时公告。公司董事会应依法提出清算程序、原则和清算委员会人选，按法定程序进行清算。在清算完结前，投资者不得将公司的资金汇出或携带出境，除为了执行清算外，不得自行处理公司的财产。

第五十八条　清算委员会的任务是对公司的财产、债权、债务进行全面清算、编制资产负债表和财产目录、制定清算方案，提交董事会通过后执行。清算期间，清算委员会代表公司起诉或应诉。

第五十九条　清算费用和清算委员会成员的酬劳应从公司现存财产中优先支付。

第六十条　清算时，清算委员会对公司的资产应根据帐面折旧方法，参考当时的价格重新估价。

第六十一条　公司解散时，其资产净额或剩余财产超过注册资本的增值部分(在扣除保留

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盈余、各类法定基金及清算费用后），视同利润，应按有关法律法规的规定缴纳所得税。

第六十二条 清算结束后，清算委员会应提出清算结束报告，提交董事会通过，报原审批机构审核，并向原登记机构办理注销登记手续，注销营业执照，同时对外公告。

## 第十二章 规章制度

第六十三条 公司可制定的规章制度有：

(1) 经营管理制度，包括管理部门的职权和工作规程；
(2) 职工守则；
(3) 劳动工资制度；
(4) 职工考勤、升级与奖惩制度；
(5) 职工福利、保险制度；
(6) 财务管理制度；
(7) 公司解散时的清算程序；
(8) 其它必要的规章制度。

## 第十三章 附则

第六十四条 本章程的修改，必须经公司董事会决议通过，并报原审批机构批准。

第六十五条 本章程用中文及英文书写。如有不符，以中文本为准。

第六十六条 本章程经深圳市对外经济贸易委员会批准后生效。

第六十七条 本章程由投资者的授权代表于 2003 年 11月 28 日于中国深圳市签署。

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太鼎工程有限公司

TECHWELL 太鼎工程有限公司 ENGINEERING LIMITED

法人代表: 伍志森
总经理
2003 年11月9日

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# 深圳市贸易工业局文件

深贸工资复[2006]1630号

## 关于太嘉建材（深圳）有限公司变更股权及经营范围等的批复

太嘉建材（深圳）有限公司：

你公司有关变更股权、增加经营范围及修订章程的申报材料收悉。经研究，批复如下：

一、同意在香港注册的太嘉工程有限公司将所持你公司的100%的股权分别转让给香港自然人伍志森75%（以下简称甲方）、任美玲25%（以下简称乙方）。具体事宜，按三方于2006年7月13日签订的《股权转让协议》执行。

二、同意你公司的经营范围增加：铝卷及成型铝制品、复合木板及木幕墙、钛卷及成型钛制品的批发及进出口（涉及配额许可证管理、专项规定管理的商品按国家有关规定办理）。

三、同意甲方与乙方于2006年7月17日签订的《太嘉建材（深圳）有限公司补充章程》，自本文下发之日起生效。

四、你公司的投资总额仍为1000万港元，注册资本仍为1000万港元。其中：甲方出资750万港元，占注册资本的75%；乙方出资250万港元，占注册资本的25%。

请于本文下发之日起30天内，凭我局换发的批准证书到工商行政管理部门办理变更登记手续。

二〇〇六年八月十四日

主题词：外资企业　股权　经营范围　章程　批复

抄送：市府办公厅、发改局、环保局、工商局、国税局、地税局、外管局、深圳海关。

（印10份）

## 太嘉建材（深圳）有限公司

补充章程

由于公司股东股权转让及变更经营范围，现对公司原章程第三条、第四条、第七条、第八条、第九条、第六十七条修正如下：

第三条　投资者：

甲方：伍志森

英文姓名：NG　CHI　SUM　　　　国籍：中国

香港永久性居民身份号码：D289522（7）

居住地址：香港官塘荣业街2号振万广场1301-3室。

联系电话：852-2793 1083

乙方：任美玲

英文姓名：YAM　MEI LING　MARIA　　　　国籍：中国

香港永久性居民身份号码：G206499（6）

居住地址：香港新界沙田安景街15-17号翠湖花园F座11楼7室

联系电话：852-2793 1083

第四条　公司为有限责任公司，是伍志森、任美玲投资经营的企业，并以其各自认缴的出资额承担企业责任。

第七条　公司经营范围：生产新型建筑材料，销售自产产品；对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支援及相关的售后服务；铝卷及成型铝制品、复合木板及木幕墙、钛卷及成型钛制品的批发及进出口（涉及配额许可证管理、专项规定管理的商品按国家有关规定办理）。

第八条　公司投资总额：港元1000万元。

公司注册资本：港元1000万元，其中：

甲方认缴出资额港币750万元，占注册资本75%；

乙方认缴出资额港币250万元，占注册资本25%。

公司注册资本出资方式及期限，按<<中华人民共和国外资企业法实施细则>>及中国其他法律、法规的规定执行。其中：

现金：港币373.80万元

设备：港币626.20万元

第九条　公司的注册资本港币1000万元已全部缴足。

第六十七条　本章程于2006年7月17日由投资者在中国深圳市签署。

公司章程其他未修改的条款仍按原章程执行。

投资者：

甲方：伍志森　　　　乙方：任美玲

签名：　　　　签名：

二OO六年七月十七日

# 太嘉建材（深圳）有限公司

## 董事会关于增加投资总额、注册资本及修改章程的决议

时　　间：2004 年 11 月 03 日
地　　点：公司会议室
会议内容：关于增加投资总额、注册资本及修改补充章程的决议
参会董事：任美玲　伍志森　陆小慧

由于生产经营扩大的需要，经公司董事会会议决定，作如下变更决定：

一、公司原投资总额：港币 357 万元
　　　　现变更为：港币 1000 万元
二、公司原注册资本：港币 250 万元
　　　　现变更为：港币 1000 万元
三、同意对原章程进行补充修正。

董事会成员(签名)：

太嘉建材（深圳）有限公司
二 00 四年十一月三日

# 关于申请国家鼓励发展项目确认证书的报告

深圳市南山区经济贸易局:

本公司于 2003 年 12 月 29 日注册成立，投资总额为港币 357 万元，注册资本 250 万港元，实收资本 50 万港元。公司的经营范围为:生产新型建筑材料，销售自产产品；对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支援及相关的售后服务。目前公司的各项业务开展良好。

由于公司长远发展的需要，经董事会通过决定将公司投资总额和注册资本增加至港币 1000 万元，其中以现金 300 万元、设备 700 万元出资。同时因应本项目实际，需进口先进大型辗压机及其相关的配套设备，预计在境外采购设备用汇总额为 90 万美元。其中:

大型辗压机　　　　　　　　　　用汇约 90 万美元

因前期申请的 35 万美元进口设备用汇额度未使用，结合此次增资一并申请境外购买设备用汇总额为 90 万美元。

项目产业政策审批条目：

<<鼓励外商投资产业目录>>第（三）类（十二）第 8 条：

新型建筑材料生产（轻质高强多功能墙体材料、高档环保型装饰装修材料、优质防水密封材料、高效保温材料）。F031208

由于生产设备已在境外采购完毕，独资企业变更登记后即可付运。以上申请，请贵局予以批准并开具鼓励项目确认证书为盼。

太嘉建材（深圳）有限公司

二00四年十一月三日

在企业远景的发展规划上，投资者拟在深圳一线关外地区购置工业用地，采取自建厂房的措施以完善整合本投资项目，进一步加大投资，将大大降低产品的研发、生产成本，真正令企业做到立足深圳、面向全国经营的新型建材供应、安装服务大型企业。

## 六、增资后员工扩编计划

在目前公司总人数的基础上将扩招 16 人，其中新型建筑材料研发人员 5 人，专业品质控制技师 3 人，专业物料采购员 3 人，安装工程师 5 人。独资企业将在平等互利的前提下长期设置内部培训机构，拟培训出优秀的新型建材产品开发、测试专业人才，并着力培育、储备本企业的行业发展专才，为企业日后的扩大发展打下更坚实的技术人才基础。

## 七、增资后营业效益分析

2005 年 3 月底前增资完成并正式投产运营后，从 2005 年度起预计年产品产销额、安装服务营收额合共约 1750 万元人民币，预计年营业利润为 437 万元。

## 八、项目综合评价

本研究报告根据目前独资企业运营情况并结合自身实际，并对营业项目在未来的发展前景下充分考证的基础上作出的，设备引进后从下年度起将加紧发展生产力，力争在 2005 年度起将金属薄板材的年产销量增加至 12 万平方米以上。

除将产能大力提升上正常水平外，独资企业将在建材产品现场加工、安装等高增值服务上利用自身的技术优势，努力将营业项目做到超常规发展的更好前景。

对于本次增加投资额，我们投资者认为是可行的，并对该项目的预期赢利目标充满信心。

上述可行性简述，请贵局领导指正。

投资者(签章)：太嘉工程有限公司

TECHWELL 太嘉工程有限公司 ENGINEERING LIMITED

法定代表人：伍志森

法定代表人(签名)：

二 00 四年十一月三日

第二页

# 太嘉建材（深圳）有限公司
# 补充章程

由于业务扩大的需要，根据公司 2004 年 11 月 3 日召开的“董事会关于增加投资总额、注册资本及修改章程的决议”，现决定对公司章程第三章第八条、第九条作如下修正，修正后内容如下：

第三章　投资总额和注册资本

第八条　公司投资总额为港币 1000 万元。

公司的注册资本为港币 1000 万元。

第九条　公司的注册资本 1000 万港元将在独资企业设立注册登记之日起二年内共分四期缴足。其中每期资本缴付的期限及方式如下：

第一期现金 50 万元已于 2004 年 08 月 05 日前投入；

第二期以设备 700 万元在 2005 年 03 月 29 日前投入；

第三期以现金 100 万元在 2005 年 09 月 29 日前投入；

第四期以现金 150 万元在 2005 年 12 月 29 日前缴足。

章程其他未修改的条款仍按原章程执行。

投资者(签章)：太嘉工程有限公司

TECHWELL 太嘉工程有限公司 ENGINEERING LIMITED

法定代表人：伍志森

法定代表人(签名)：

二00四年十一月三日

商業及動產登記局
CONSERVATÓRIA DOS REGISTOS COMERCIAL E DE BENS MÓVEIS

2

## 登錄 Inscrição

法人商業企業主登記編號 Nº de Registo do Empresário Comercial, Pessoa Colectiva : 21162 (SO)
申請編號 AP. 5/02052005
登錄事項 Facto inscrito : 設立 acto constitutivo
商業名稱 Firma :
中文 em chinês : 太嘉國際有限公司
葡文 em português : "TECHWELL INTERNACIONAL LIMITADA"
英文 em inglês : "TECHWELL INTERNATIONAL LIMITED"
法人住所 Sede : 澳門高士德大馬路１５號利群大廈二樓A座
所營事業 Objecto : 設計，供應，安裝
資本 Capital : MOP $25,000.00
股東及股 Sócio(s) e quota(s) : 1) 伍志森 NG, CHI SUM, 男，已婚 casado - $22,500.00 及 e 2) 配偶 cônjuge 任美玲 YAM, MEI LING MARIA - $2,500.00, 分別財產制 no regime da separação de bens, 同居住於 ambos residentes em Hong Kong, New Territories, Shatin, Garden Vista, Block F, Flat 1107
行政管理 Administração : 股東或非股東
成員 Administrador(es) : 股東 o sócio 伍志森 Ng, Chi Sum, 委任為董事
簽名方式 Forma de obrigar : 由董事簽署
條款 Cláusula : 股轉與第三者，必須事先取得公司同意，公司有優先權
文件 Documentos : 設立文件 acto constitutivo 29-04-2005, 公司章程 estatuto social, 股東名單 relação dos sócios, 公司各機關成員名單 relação do membro do órgão social, 接受職務聲明 declaração de aceitação do cargo, 律師聲明 declaração de advogado
局長 A Conservadora, 譚佩雯 Tam Pui Man

09/05/2005 上午 11:08 第1頁

3

許 輝 年
PHILIP XAVIER
私公證人
Notário Privado

Apresentação 5
0 2 MAY 2005
pO Ajudante

## CERTIDÃO

— A fotocópia apensa está conforme o original.

— Foi extraída do documento arquivado neste Cartório no Maço de Documentos arquivados a pedido das partes do ano 2005 sob o nº vinte e três.

— Esta certidão tem quatro folhas autenticadas com o selo branco e por mim rubricadas.

Macau, 29 de Abril de 2005.

O Notário Privado,

Conta:
Emol. (Itens 1 e 2) $ 47,00
Selo 11º $ 40,00
Total $ 87,00
São oitenta e sete patacas.
Conta registada sob o nº 516

4

29 APR 2005 29 APR 2005

# 「太嘉國際有限公司」

" TECHWELL INTERNACIONAL LIMITADA "

## 公司設立合同

第一簽署人 ： 伍志森(NG, CHI SUM)，男，已婚，與任美玲 (YAM, MEI LING MARIA)以分別財產制結婚，中國籍，持有由香港特別行政區具有權限之當局發出之香港永久性居民身份證編號 D289522(7)，居住於 Hong Kong, New Territories, Shatin, Garden Vista, Block F, Flat 1107。 $22,500

第二簽署人 ： 任美玲(YAM, MEI LING MARIA)，女，已婚，與伍志森(NG, CHI SUM) 以分別財產制結婚，中國籍，持有由香港特別行政區具有權限之當局發出之香港永久性居民身份證編號 G265499(6)，居住於 Hong Kong, New Territories, Shatin, Garden Vista, Block F, Flat 1107。 $2,500

茲因上述各人經友好協商，共同進行投資項目，現特聲明按澳門現行商法典及有關法例之規定，設立一間有限公司，其運作將按公司章程之規定進行之：

# 章程

## 第一條

### 公司名稱及總址

Firma (一) 公司定名爲 "太嘉國際有限公司"，葡文名爲 "TECHWELL INTERNACIONAL LIMITADA"，英文名爲 "TECHWELL INTERNATIONAL LIMITED"；

Sede (二) 公司總址設在澳門高士德大馬路 15 號利群大廈二樓 A 座。

## 第二條

### 存續期

公司的存續期爲無限期。

## 第三條

### 業務範圍

Objecto 公司之業務範圍爲設計，供應，安裝。

## 第四條

### 註冊資本

capital

(一) 公司總註冊資本額爲澳門幣貳萬伍仟圓正 (MOP$25,000.00)，按法律之規定，分配爲下列股

股東：伍 志 森 先 生 ……佔澳門幣貳萬貳仟伍佰圓 (MOP$22,500.00) 及

Sócios e quotas

股東：任 美 玲 女 士 ……佔澳門幣貳仟伍佰圓 (MOP$2,500.00) 。

(二) 上述各股東每人已繳付其現金出資之全部，即百份之壹百(100%)。

## 第五條

### 股權之轉讓

Cláusula 股東之間可自由轉讓股權，但轉與第三者時，必須事先取得公司同意，而公司有優先權。

6

Ⓑ

### 第六條

### 行政管理

(一) 公司的行政管理及在法庭內外代表公司作爲原告或被告，屬行政管理機關職權，該機關成員（專稱爲董事）得爲股東或非股東。 Adam.

(二) 現即時委任股東伍志森先生爲公司董事。

(三) 在法律許可範圍內，任何與公司行政管理方面有關之文件，如向政府部門作出任何申請，辦理任何登記手續，以及其他公私性質之文件，由董事簽署生效。

(四) 上述公司董事之任期，爲無確定期間之任期。

(五) 公司董事無須交保證金，至於有無酬勞，則視乎股東會議議決而定；倘有酬勞，將由股東會議釐定其薪酬。

### 第七條

### 股東會議

(一) 倘法律無規定其他手續時，股東會議將最少於十五天前，以雙掛號信函通知召開。

(二) 如上款所指之提前時間不足時，可由全體股東於開會通知書上簽署，則可有效地召開股東會議。

### 第八條

### 營業年度之期間

公司營業年度以一年計算由一月一日開始，在十二月三十一日結束。

### 第九條

### 其他規定

本公司設立合同及章程內未列明之事項，則按照澳門現行商法典及有關法例法規之規定處理。

***

伍志森：

任美玲：

2005 年 4 月 29 日於澳門特別行政區。

編號: 1　　　手續費: $ 140.00
本人認證在本人面前簽署之 NG CHI SUM e YAM MEI GNG
的簽名，並憑 HKPSCARD D189522(7) e HKPICARD G265499(6)
核對其身份。
澳門 2005 年 04 月 29 日
私公證人，許輝年。
O Notário Privado, Philip Xavier.

**TECHWELL ENGINEERING LIMITED**

**FINANCIAL STATEMENTS**

**DECEMBER 31, 2006 AND 2005**

**(Stated in US dollars)**

## TECHWELL ENGINEERING LIMITED

| CONTENTS | PAGES |
|---|---|
| REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | 1 |
| CONSOLIDATED BALANCE SHEETS | 2 |
| CONSOLIDATED STATEMENTS OF INCOME | 3 |
| CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY | 4 |
| CONSOLIDATED STATEMENTS OF CASH FLOWS | 5 |
| NOTES TO CONSOLIDATED FINANCIAL STATEMENTS | 6 – 18 |

SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

# REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of
Techwell Engineering Limited

We have audited the accompanying consolidated balance sheets of Techwell Engineering Limited as of December 31, 2006 and 2005 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Techwell Engineering Limited as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California
October 4, 2007

Samuel H. Wong & Co., LLP
Samuel H. Wong & Co., LLP
Certified Public Accountants

South San Francisco Head Office:
400 Oyster Point Blvd., Suite 122
So. San Francisco, CA 94080 U.S.A.
Tel: (415) 732-1288
Fax: (415) 397 9028
Mobile: (415) 609-6789
Email: swongcpa@aol.com

Shanghai Representative Office:
1266 Nan Jing West Road
39/F, Plaza 66, Shanghai
P.R.C. 200040
Tel: (8621) 6288-0058
Mobile: (86) 138-1779-1930
Fax: (8621) 6288-0056

Hong Kong Office:
Cosco Tower, Room 4612
183 Queen's Road Central, Hong Kong
Tel: (852) 2526-9282, 2802-4878
Fax: (852) 2815-4726, 2511-3538
Mobile: (852) 6092-6552
Email: swongcpa@netvigator.com

Website: http://www.swongcpa.com

TECHWELL ENGINEERING LIMITED

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

| | Notes | 2006 | 2005 |
|---|---|---|---|
| **ASSETS** | | | |
| Current assets | | | |
| Cash and cash equivalents | | $ 670,641 | $ 404,788 |
| Contract receivables, net | 2(h) | 8,989,862 | 3,484,639 |
| Tender and other site deposits | | 108,671 | 258,075 |
| Loan receivable from a related company | 11 | 878,484 | 878,484 |
| Other receivables | | 296,729 | 445,106 |
| Inventories | 2(g), 4 | 359,788 | 379,941 |
| Deferred tax assets | | - | 45,384 |
| Total current assets | | $ 11,304,175 | $ 5,896,417 |
| Plant and equipment, net | 2(e), 5 | 759,859 | 905,632 |
| Security deposit and other assets | | 41,698 | 5,159 |
| **TOTAL ASSETS** | | $ 12,105,732 | $ 6,807,208 |
| **LIABILITIES AND STOCKHOLDERS' EQUITY** | | | |
| Current liabilities | | | |
| Bank overdraft | | $ 480,276 | $ 480,854 |
| Short-term bank loan | 6 | 1,786,020 | 1,294,630 |
| Accounts payable | | 2,900,344 | 1,652,103 |
| Amount due to shareholder | | 1,523,361 | 1,263,025 |
| Other payables | | 292,979 | 3,042 |
| Customers' deposits | | 722,638 | 12,621 |
| Total current liabilities | | $ 7,705,618 | $ 4,706,275 |
| Long term liabilities bank loan | 6 | 1,509,097 | 1,574,444 |
| **TOTAL LIABILITIES** | | $ 9,214,715 | $ 6,280,719 |
| **STOCKHOLDERS' EQUITY** | | | |
| Common stock, $0 1290 par value, 100,000,000 shares authorized, 3,525,000 and 500,000 shares issued and outstanding at December 31, 2006 and December 31, 2005 respectively | | $ 454,725 | $ 64,500 |
| Accumulated other comprehensive income / (loss) | 2(r) | (34,336) | 33,717 |
| Retained earnings | | 2,470,628 | 428,272 |
| | | $ 2,891,017 | $ 526,489 |
| **TOTAL LIABILITIES, AND STOCKHOLDERS' EQUITY** | | $ 12,105,732 | $ 6,807,208 |

The accompanying notes are an integral part of the financial statements

2

TECHWELL ENGINEERING LIMITED

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Stated in US Dollars)

| | Notes | 2006 | 2005 |
|---|---|---|---|
| Contract revenues earned | 2(l), 8 | $ 19,040,857 | $ 5,767,385 |
| Cost of contract revenues earned | | (14,295,776) | (4,059,690) |
| Gross profit | | $ 4,745,081 | $ 1,707,695 |
| Operating expenses | | (2,161,529) | (1,912,550) |
| Income / (loss) from operations | | $ 2,583,552 | (204,855) |
| Loss on disposal of equipment | | | (40,821) |
| Interest expenses | | (226,505) | (165,060) |
| Interest income | | 15,219 | 10,900 |
| Income (loss) before taxation | | $ 2,372,266 | $ (399,836) |
| Provision for income tax expense / (benefit) | 2(m), 9 | 329,910 | (55,563) |
| Net income / (loss) | | $ 2,042,356 | $ (344,273) |
| Basic net income per common share | | $ 1.03 | $ (0.69) |
| Diluted net income per common share | | $ 1.03 | $ (0.69) |
| Basic weighted average common shares outstanding | | 1,983,333 | 500,000 |
| Diluted weighted average common shares outstanding | | 1,983,333 | 500,000 |

The accompanying notes are an integral part of the financial statements

3

## TECHWELL ENGINEERING LIMITED

| | Total number of shares | Common stock | Comprehensive income / loss | Accumulated other comprehensive income | Retained earnings | Total |
|---|---|---|---|---|---|---|
| Balance, January 1, 2005 | 500,000 | $ 64,500 | | | 772,545 | 837,045 |
| Net income | | | (344,273) | | (344,273) | (344,273) |
| Foreign currency translation adjustment | | | 33,717 | 33,717 | | 33,717 |
| Balance, December 31, 2005 | 500,000 | $ 64,500 | (310,556) | 33,717 | 428,272 | 526,489 |
| Balance, January 1, 2006 | 500,000 | $ 64,500 | (310,556) | 33,717 | 428,272 | 526,489 |
| Net income | | | 2,042,356 | | 2,042,356 | 2,042,356 |
| Foreign currency translation adjustment | | | (68,053) | (68,053) | | (68,053) |
| Issuance of common stock | 3,025,000 | 390,225 | | | | 390,225 |
| Balance, December 31, 2006 | 3,525,000 | $ 454,725 | (378,609) | (34,336) | 2,470,628 | 2,891,017 |

The accompanying notes are an integral part of the financial statements

4

TECHWELL ENGINEERING LIMITED

| | 2006 | 2005 |
|---|---|---|
| Cash flows from operating activities | | |
| Net income / (loss) | $ 2,042,356 | $ (344,273) |
| Depreciation | 59,783 | 82,378 |
| Loss on disposal | - | 40,821 |
| Deferred income tax | 45,384 | (53,246) |
| (Increase)/decrease in inventories | 20,153 | (379,941) |
| Increase in receivables | (5,207,442) | 674,446 |
| Increase/(decrease) in payables | 2,508,531 | 406,975 |
| Net cash provided by (used in) operating activities | $ (531,235) | $ 427,159 |
| Cash flows from investing activities | | |
| Decrease (Increase) in security deposit | $ (36,539) | $ 471,531 |
| Purchases of plant and equipment | (17,015) | (700,734) |
| Net cash provided by (used in) investing activities | $ (53,554) | $ (229,203) |
| Cash flows from financing activities | | |
| Repayment of long-term loan | $ (147,615) | $ (266,422) |
| Proceeds from short-term loan | 573,658 | - |
| Bank overdraft | (578) | 278,887 |
| Issuance of common stock | 390,225 | - |
| Net cash provided by (used in) financing activities | $ 815,690 | $ 12,465 |
| Net (decrease)/increase in cash and cash equivalents | $ 230,901 | $ 210,422 |
| Effect of foreign currency translation on cash and cash equivalents | 34,952 | (185,379) |
| Cash and cash equivalents - beginning of year | 404,788 | 379,745 |
| Cash and cash equivalents - end of year | $ 670,641 | $ 404,788 |
| Other supplementary information | | |
| Interest paid | $ 226,505 | $ 165,060 |
| Income tax paid | $ - | $ - |

The accompanying notes are an integral part of the financial statements

5

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Techwell Engineering Limited (the "Company") was incorporated in Hong Kong SAR on July 6, 1982

The Company conducts its principal activity as construction contractors, specializing on metal cladding systems for various applications of buildings and structures. The major scope of work currently covers design, supply and installation of roof and wall claddings, and structural steelwork for commercial, residential, and public buildings.

The company's work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. The company or its wholly owned subsidiary undertakes these contracts. The length of the company's contracts varies but is typically about one to two years Their clientele are mainly in Hong Kong SAR, People's Republic of China (PRC) and Macau.

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

*(a) Method of accounting*

*(b) Consolidation*

The consolidated financial statements include the accounts of Techwell Engineering Limited (the "Company") and its two subsidiaries constituting the group (the "Group"). Significant inter-company transactions have been eliminated in consolidation.

6

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

The Company owns the following two subsidiaries since their inception. As of December 31, 2006, detailed identities of the consolidating subsidiaries are as follows:

| Name of Company | Place of Incorporation | Date of Incorporation | Invested Amount | Attributable Equity interest % |
|---|---|---|---|---|
| Techwell Building System (Shenzhen) Ltd | PRC | April, 2005 | HK$10,000,000 | 100 |
| Techwell International Ltd | Macau | May, 2005 | MOP 25,000 | 100 |

*(c) Use of estimates*

*(d) Economic and political risks*

The Company's operations are mainly conducted in Hong Kong, the PRC and Macau. Accordingly, the political, economic and legal environment in these cities and the PRC may influence the Company's business, financial condition and results of operations.

*(e) Cash and cash equivalents*

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC, Hong Kong and Macao. The Company does not maintain any bank accounts in the United States of America.

*(f) Restricted cash*

7

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

*(s) Recent accounting pronouncements*

In May 2005, the FASB issued a SFAS 154, "Accounting Changes and Error Corrections" to replace APB Opinion No. 20, "Accounting Changes" and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements" requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, "Accounting for Certain Hybrid Financial Instruments" to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

12

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

13

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 3. ADVANCES FROM/TO DIRECTOR/EMPLOYEE

## 4. INVENTORIES

| | 2006 | 2005 |
|---|---|---|
| Raw material | $ 359,788 | $ 379,941 |
| Totals | $ 359,788 | $ 379,941 |

14

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 5. PLANT AND EQUIPMENT

| | | 2006 | | 2005 |
|---|---|---|---|---|
| At cost | | | | |
| Motor vehicles | $ | 282,540 | $ | 282,540 |
| Machinery and equipment | | 904,129 | | 904,129 |
| Furniture and fixtures | | 103,185 | | 103,185 |
| Office Equipment | | 95,778 | | 95,778 |
| Leasehold improvement | | 21,569 | | 21,569 |
| | $ | 1,407,201 | $ | 1,407,201 |
| *Less: Accumulated depreciation* | | | | |
| Motor vehicles | $ | 281,599 | $ | 251,591 |
| Machinery and equipment | | 174,290 | | 78,143 |
| Furniture and fixtures | | 112,952 | | 108,944 |
| Office Equipment | | 69,902 | | 58,577 |
| Leasehold improvement | | 8,599 | | 4,314 |
| | $ | 647,342 | $ | 501,569 |
| | $ | 759,859 | $ | 905,632 |

Depreciation expenses included in the selling and administrative expenses for the periods ended 2006, 2005 were $59,783 and $82,378 respectively.

15

**TECHWELL ENGINEERING LIMITED**

**NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005**
**(Stated in US Dollars)**

| **6. SHORT-TERM BANK LOANS** | | **2006** | | **2005** |
|---|---|---|---|---|
| Short-term letter of credit and trust receipt loan from Dah Sing Bank at an interest rate of 8.25% per annum, secured by shareholders' real properties and personal guarantee, will be expired in May, 2007<br>Interest expenses were $57,180 and $67,895 for the years ended December 31, 2006 and 2005 respectively | $ | 1,676,021 | $ | 1,061,465 |
| Short-term secured loan from Dah Sing Bank with interest rate at 7.5% due May, 2007 | | 45,496 | | 131,899 |
| Equipment loan from Pacific Finance with Interest rate at 4% due July 2006. Interest expenses were $8,391 and $20,798 for the years ended December 31, 2006 and 2005 respectively | | 0 | | 40,898 |
| Current portion of long-term bank loans (Note 7a) | | 64,503 | | 60,638 |
| Total | $ | 1,786,020 | $ | 1,294,630 |

| **7. LONG-TERM BANK LOANS** | | | | |
|---|---|---|---|---|
| Two secured loans from Dah Sing Bank with interest rates ranged from 6% to 6.5%. The loans are secured by shareholders' real properties and personal guarantee.<br>The loans are due August, 2015 and November, 2025 (Please refer to Note 7(a) below) | | 1,573,600 | | 1,634,812 |
| Less: current portion | | (64,503) | | (60,368) |
| | $ | 1,509,097 | $ | 1,574,444 |

**7(a). NOTES PAYABLE**

| Notes to Dah Sing Bank at December, | | | | |
|---|---|---|---|---|
| 2006 | $ | - | $ | 60,368 |
| 2007 | | 64,503 | | 64,503 |
| 2008 | | 68,230 | | 68,230 |
| 2019 | | 72,635 | | 72,635 |
| 2010 | | 77,326 | | 77,326 |
| 2011 | | 82,320 | | 82,320 |
| Thereafter | | 1,208,586 | | 1,209,430 |
| Please refer to Note (7) above | $ | 1,573,600 | $ | 1,634,812 |

16

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 8. CONTRACT REVENUES EARNED

| | | 2006 | | 2005 |
|---|---|---|---|---|
| Billed | $ | 15,657,942 | $ | 5,063,191 |
| Unbilled | | 3,382,915 | | 704,194 |
| | $ | 19,040,857 | $ | 5,767,385 |

## 9. INCOME TAXES AND DEFERRED TAX

| | | 2006 | | 2005 |
|---|---|---|---|---|
| Income (loss) before tax | $ | 2,372,266 | $ | (399,836) |
| Tax / (benefit) at the domestic income tax rate | $ | 329,910 | $ | (55,563) |

| | | |
|---|---|---|
| Deferred tax (assets) / liabilities at January 1, 2005 | $ | (10,355) |
| Deferred tax credited to income statement during the year | | 55,793 |
| Deferred tax assets at December 31, 2005 | | 45,384 |
| Deferred tax assets at January 1, 2006 | | 45,384 |
| Deferred tax charged to income statement during the year | | (45,384) |
| Deferred tax assets at December 31, 2006 | $ | - |

Deferred tax assets have been recognized because the net operating loss in 2005 was likely to be utilized in the foreseeable future.

17

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

## 10. COMMITMENTS

The Company leases certain administrative and production facilities from third parties. Accordingly, for the periods ended December 31, 2006 and 2005, the Company incurred rental expenses of $75,024 and $73,223 respectively.

| | | |
|---|---|---|
| For the years ended December 31, | | |
| 2007 | $ | 23,395 |
| 2008 | | 13,647 |
| | $ | 39,742 |

## 11. RELATED PARTIES TRANSACTIONS

The advances from the shareholder at December 31, 2006 and 2005 were $1,523,361 and $1,263,025 respectively.

The Company paid consulting fees of $11,568 and $75,193 to a related company, which is owned by the shareholders of the Group, for the years ended December 31, 2006 and 2005 respectively. Also, there was a loan receivable of $878,484 from this related company at December 31, 2006 and 2005. This loan was non-interest bearing, unsecured and due on demand.

## 12. LITIGATION

The Company was defendant of a High Court Case NO. 1979 of 2006 dated September 7, 2006 in the Hong Kong Special Administrative Region for $480,920 (HK$3,736,272.32) in respect of loss and damages of materials, equipment etc. pertaining to a contract job at Hong Kong International Airport

Although the Company vigorously defended the case including the lodging of a counterclaim against plaintiff for $965,375 (HK$7,500,000); however, the Court on September 11, 2007 ruled against defendant ordering the Company to pay $321,362 (HK$2,500,000) in three monthly installments on October 15, 2007, November 15, 2007 and December 15, 2007 as settlement of the case. This liability was being recorded in the books and reflected in the 2006 financial statements.

18

**TECHWELL ENGINEERING LIMITED**

**FINANCIAL STATEMENTS**

**JUNE 30, 2007**

(Stated in US dollars)

**TECHWELL ENGINEERING LIMITED**

CONTENTS

| CONTENTS | PAGES |
| --- | --- |
| REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | 1 |
| CONSOLIDATED BALANCE SHEETS | 2 |
| CONSOLIDATED STATEMENTS OF INCOME | 3 |
| CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY | 4 |
| CONSOLIDATED STATEMENTS OF CASH FLOWS | 5 |
| NOTES TO CONSOLIDATED FINANCIAL STATEMENTS | 6 – 17 |

SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

## REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of
Techwell Engineering Limited

We have reviewed the accompanying consolidated balance sheet of Techwell Engineering Limited as of June 30, 2007, and the related consolidated statements of income, stockholders' equity and statement of cash flows for the six months then ended. These interim consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles

South San Francisco, California
October 4, 2007

Samuel H. Wong & Co., LLP
Samuel H. Wong & Co., LLP
Certified Public Accountants

South San Francisco Head Office:
400 Oyster Point Blvd., Suite 122
So. San Francisco, CA 94080, U.S.A.
Tel: (415) 732-1288
Fax: (415) 397-9028
Mobile: (415) 609-6789
Email: swongcpa@aol.com

Shanghai Representative Office:
1256 Nan Jing West Road
39/F, Plaza 66, Shanghai
P.R.C. 200040
Tel: (8621) 6288-0058
Mobile: (86) 139-1779-1830
Fax: (8621) 6288-0058

Hong Kong Office:
Cosco Tower, Room 4612
183 Queen's Road Central, Hong Kong
Tel: (852) 2526-9262, 2802-4876
Fax: (852) 2815-4726, 2511-3538
Mobile: (852) 8092-6552
Email: swongcpa@netvigator.com

Website: http://www.swongcpa.com

TECHWELL ENGINEERING LIMITED

CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 2007
(Stated in US Dollars)

| | Notes | | |
|---|---|---|---|
| **ASSETS** | | | |
| Current assets | | | |
| Cash and cash equivalents | | $ | 85,217 |
| Contract receivables, net | 2(h) | | 11,071,382 |
| Tender and other site deposits | | | 146,001 |
| Loan receivable from a related company | 11 | | 878,484 |
| Other receivables | | | 413,628 |
| Inventories | 2(g), 4 | | 205,024 |
| Deferred tax assets | | | 4,996 |
| Total current assets | | $ | 12,804,732 |
| Plant and equipment, net | 2(e), 5 | | 849,779 |
| Security deposit and other assets | | | 20,977 |
| **TOTAL ASSETS** | | $ | 13,675,488 |
| **LIABILITIES AND STOCKHOLDERS' EQUITY** | | | |
| Current liabilities | | | |
| Bank overdraft | | $ | 478,619 |
| Short-term bank loan | 6 | | 1,368,893 |
| Accounts payable | | | 2,040,572 |
| Amount due to shareholder | | | 1,481,302 |
| Other payables | | | 612,110 |
| Customers' deposits | | | 1,320,966 |
| Total current liabilities | | $ | 7,302,462 |
| Long term liabilities bank loan | 6 | | 1,468,170 |
| **TOTAL LIABILITIES** | | $ | 8,770,632 |
| **STOCKHOLDERS' EQUITY** | | | |
| Common stock, $0.1290 par value, 100,000,000 shares authorized, 3,525,000 shares issued and outstanding at June 30, 2007 | | $ | 454,725 |
| Accumulated other comprehensive income / (loss) | 2( r) | | 167,313 |
| Retained earnings | | | 4,282,818 |
| | | $ | 4,904,856 |
| **TOTAL LIABILITIES, AND STOCKHOLDERS' EQUITY** | | $ | 13,675,488 |

2

TECHWELL ENGINEERING LIMITED

CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2007

(Stated in US Dollars)

| | Notes | | |
|---|---|---|---|
| Contract revenues earned | 2(l), 8 | $ | 8,444,783 |
| Cost of contract revenues earned | | | (5,608,324) |
| Gross profit | | $ | 2,836,459 |
| Operating expenses | | | (964,074) |
| Income / (loss) from operations | | $ | 1,872,385 |
| Loss on disposal of equipment | | | (11,921) |
| Interest expenses | | | (82,741) |
| Interest income | | | 2,582 |
| Income (loss) before taxation | | $ | 1,780,305 |
| Provision for income tax expense / (benefit) | 2(m), 9 | | 289,909 |
| Net income / (loss) | | $ | 1,490,396 |
| Basic net income per common share | | $ | 0.42 |
| Diluted net income per common share | | $ | 0.42 |
| Basic weighted average common shares outstanding | | | 3,525,000 |
| Diluted weighted average common shares outstanding | | | 3,525,000 |

3

TECHWELL ENGINEERING LIMITED

## CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
## FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2007
## (Stated in US Dollars)

| | Total number of shares | Common stock | comprehensive income / loss | Accumulated other comprehensive income | Retained earnings | Total |
|---|---|---|---|---|---|---|
| Balance, January 1, 2007 | 3,525,000 | $ 454,725 | | 98,044 | 2,470,628 | 3,023,397 |
| Net income | | | 1,490,396 | | 1,490,396 | 1,490,396 |
| Foreign currency translation adjustment | | | 69,269 | 69,269 | | 69,269 |
| Balance, June 30, 2007 | 3,525,000 | $ 454,725 | 1,559,665 | 167,313 | 3,961,024 | 4,583,062 |

4

TECHWELL ENGINEERING LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2007
(Stated in US Dollars)

| | | |
|---|---|---|
| Cash flows from operating activities | | |
| Net income | $ | 1,490,396 |
| Depreciation | | 9,956 |
| Loss on disposal | | 11,921 |
| Deferred income tax | | (4,996) |
| (Increase)/decrease in inventories | | 468,344 |
| Increase in receivables | | (2,461,934) |
| Increase/(decrease) in payables | | 419,535 |
| Net cash provided by (used in) operating activities | $ | (66,778) |
| Cash flows from investing activities | | |
| Decrease (Increase) in security deposit and other assets | $ | 20,721 |
| Purchases of plant and equipment | | (9,502) |
| Net cash provided by investing activities | $ | 11,219 |
| Cash flows from financing activities | | |
| Repayment of long-term loan | $ | (105,430) |
| Repayment of short-term loan | | (419,054) |
| Bank overdraft | | (1,657) |
| Net cash provided by (used in) financing activities | $ | (526,141) |
| Net (decrease)/increase in cash and cash equivalents | $ | (581,700) |
| Effect of foreign currency translation on cash and cash equivalents | | (3,724) |
| Cash and cash equivalents - beginning of year | | 670,641 |
| Cash and cash equivalents - end of year | $ | 85,217 |
| Other supplementary information | | |
| Interest paid | $ | 82,741 |
| Income tax paid | $ | - |

5

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – JUNE 30, 2007
(Stated in US Dollars)

## 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Techwell Engineering Limited (the Company) was incorporated in Hong Kong SAR on July 6, 1982.

The Company conducts its principal activity as construction contractors, specializing on metal cladding systems for various applications of building and structures. The major scope of work currently covers design, supply and installation of roof and wall claddings and structural steelwork for commercial, residential and public buildings.

The company's work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. The company or its wholly owned subsidiary undertakes these contracts. The length of the company's contracts varies but is typically about one to two years. Their clientele are mainly in Hong Kong SAR, People's Republic of China (PRC) and Macau.

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

*(a) Method of accounting*

*(b) Consolidation*

The consolidated financial statements include the accounts of Techwell Engineering Limited (the Company) and its two subsidiaries constituting the group (the Group). Significant inter-company transactions have been eliminated in consolidation.

6

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – JUNE 30, 2007
(Stated in US Dollars)

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

The Company owns the following two subsidiaries since their inception. As of June 30, 2007, detailed identities of the consolidating subsidiaries are as follows:

| Name of Company | Place of Incorporation | Date of Incorporation | Invested Amount | Attributable Equity interest % |
|---|---|---|---|---|
| Techwell Building System (Shenzhen) Ltd | PRC | April, 2005 | HK$10,000,000 | 100 |
| Techwell International Ltd | Macau | May, 2005 | MOP 25,000 | 100 |

*(c) Use of estimates*

*(d) Economic and political risks*

The Company's operations are mainly conducted in Hong Kong, the PRC and Macau. Accordingly, the political, economic and legal environment in these cities and the PRC may influence the Company's business, financial condition and results of operations.

7

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – JUNE 30, 2007
(Stated in US Dollars)

## 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

*(s) Recent accounting pronouncements*

In February 2006, the FASB issued a SFAS 155, "Accounting for Certain Hybrid Financial Instruments" to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

12

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - JUNE 30, 2007
(Stated in US Dollars)

## 3. ADVANCES FROM/TO DIRECTOR/EMPLOYEE

## 4. INVENTORIES

| | | |
|---|---|---|
| Raw material | $ | 203,037 |
| Total | $ | 203,037 |

13

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – JUNE 30, 2007
(Stated in US Dollars)

## 5. PLANT AND EQUIPMENT

Plant and equipment consist of the following as of June 30:

| | | 2007 |
|---|---|---|
| At cost | | |
| Motor vehicles | $ | 280,237 |
| Machinery and equipment | | 1,053,323 |
| Furniture and fixtures | | 114,687 |
| Office Equipment | | 99,300 |
| Leasehold improvement | | 1,536 |
| | $ | 1,549,083 |
| *Less: Accumulated depreciation* | | |
| Motor vehicles | $ | 280,237 |
| Machinery and equipment | | 231,146 |
| Furniture and fixtures | | 112,418 |
| Office Equipment | | 74,735 |
| Leasehold improvement | | 768 |
| | $ | 699,304 |
| | $ | 849,779 |

Depreciation expenses included in the selling and administrative expenses for the period ended June 30, 2007 was $9,956

14

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- JUNE 30, 2007
(Stated in US Dollars)

**6. SHORT-TERM BANK LOANS**

| | | |
|---|---|---|
| Short-term letter of credit and trust receipt loan from Dah Sing Bank at an interest rate of 8.25% per annum, secured by shareholders' real properties and personal guarantee, will be expired in May, 2008 | $ | 1,295,519 |
| Interest expenses were $61,591 for the six months ended June 30, 2007 | | |
| Short-term secured loan from Dah Sing Bank with interest rate at 7 5% due May, 2007 | | 6,944 |
| Interest expense was $379 for the six months ended June 30, 2007 | | |
| Current portion of long term bank loans (Note 7a) | | 66,430 |
| Total | $ | 1,368,893 |

**7. LONG-TERM BANK LOANS**

| | | |
|---|---|---|
| Two loans from Dah Sing Bank with interest rates ranged from 6% to 6.5%. The loans are secured by shareholders' real properties and personal guarantee. The loans are due August, 2015 and November, 2025 (Please refer to Note 7(a) below) | | 1,534,600 |
| Interest expense was $153,472 for the six months ended June 30, 2007 | | |
| Less: current portion | | (66,430) |
| | $ | 1,468,170 |

**7(a). NOTES PAYABLE**

| | | |
|---|---|---|
| Notes to Dah Sing Bank at June 30, | | |
| 2008 | $ | 66,430 |
| 2009 | | 70,718 |
| 2010 | | 75,283 |
| 2011 | | 80,144 |
| 2012 | | 82,019 |
| Thereafter | | 1,160,006 |
| Please refer to Note (7) above | $ | 1,534,600 |

15

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – JUNE 30, 2007
(Stated in US Dollars)

## 10. COMMITMENTS

The Company leases certain administrative and production facilities from third parties. Accordingly, for the period ended June 30, 2007, the Company incurred rental expense of $114,595.

| | | |
|---|---|---|
| For the years ended June 30, | | |
| 2008 | $ | 219,206 |
| 2009 | | 23246 |
| | $ | 242,452 |

## 11. RELATED PARTIES TRANSACTIONS

The advance from the shareholder at June 30, 2007 was $1,481,302.

The Company paid consulting fees of $24,152 to a related company, which is owned by the shareholders of the Company, for the six months ended June 30, 2007. Also, there was a loan receivable of $878,484 from this related company at June 30, 2007. This loan was non-interest bearing, unsecured and due on demand

17

TECHWELL ENGINEERING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – JUNE 30, 2007
(Stated in US Dollars)

## 12. LITIGATION

The Company was defendant of a High Court Case NO. 1979 of 2006 dated September 7, 2006 in the Hong Kong Special Administrative Region for $480,920 (HK$3,736,272.32) in respect of loss and damages of materials, equipment etc. pertaining to a contract job at Hong Kong International Airport.

Although the Company vigorously defended the case including the lodging of a counterclaim against plaintiff for $965,375 (HK$7,500,000); however, the Court on September 11, 2007 ruled against defendant ordering the Company to pay $321,362 (HK$2,500,000) in three monthly installments on October 15, 2007, November 15, 2007 and December 15, 2007 as settlement of the case. This liability was being recorded in the books and reflected in the 2006 financial statements

18

No. 113922

Controlled Copy

# CERTIFICATE OF INCORPORATION

I hereby certify that

TECHWELL ENGINEERING LIMITED

(太嘉工程有限公司)

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Given under my hand this Sixth day of July One Thousand Nine Hundred and Eighty-two.

J. Almeida

for *Registrar of Companies, Hong Kong.*

R.G. 314

Controlled Copy

正 XXXXXX
ORIGINALXX

副 本
DUPLICATE

表格 2
FORM 2
《商業登記條例》(第 310 章)
BUSINESS REGISTRATION ORDINANCE (Chapter 310)
《商業登記規例》
BUSINESS REGISTRATION REGULATIONS
商業/~~分行~~登記證
**Business/~~Branch~~ Registration Certificate**

| | |
|---|---|
| 業務/法團所用名稱<br>Name of Business/ Corporation | 太嘉工程有限公司<br>TECHWELL ENGINEERING LIMITED |
| 業務/分行名稱<br>Business/ Branch Name | ****************************************<br>**************************************** |
| 地 址<br>Address | 17/F<br>CENTRE 600<br>82 KING LAM STREET<br>CHEUNG SHA WAN KL |
| 業務性質<br>Nature of Business | ENG CONST |
| 法律地位<br>Status | BODY CORPORATE |

| 生效日期<br>Date of Commencement | 屆滿日期<br>Date of Expiry | 登記證號碼<br>Certificate No | 登記費及徵費<br>Fee and Levy |
|---|---|---|---|
| 06/07/2007 | 05/07/2008 | 07926502-000-07-07-7 | $2,600<br>(登記費 FEE = $2,000)<br>(徵費 LEVY = $ 600) |

請注意下列《商業登記條例》的規定 (SEE OVERLEAF FOR ENGLISH VERSION)

第 6(6) 條規定就任何業務發出商業登記證或分行登記證，不得當作隱含以下意思：有關該業務或經營該業務的人或受僱於該業務的僱員的任何法律規定已獲遵從。

第 7(2) 條規定任何經營業務人士，如在須有商業登記證屆滿後未有收到繳款通知書，須於 1 個月內以書面通知稅務局局長。

第 8 條規定凡申請登記表格內所列業務詳情有任何變更時或凡某項業務經已結束，任何經營有關業務的人或任何在結束前經營該項業務的人須於該變更發生時或該項業務結束時起計 1 個月內，以書面通知局長。

第 12 條規定各業務須將其有效的商業登記證或有效的分行登記證於每一營業地點展示。

第 15(1) 條規定對觸犯本條例者可施行的罰則，包括罰款 $5,000 及監禁 1 年。

第 21 條規定須將收取徵費所得的全部款項撥付破產欠薪保障基金。

繳款時請將此商業登記證及繳款通知書完整交出。在付款後，本繳款通知書方成為有效的商業登記證。
PLEASE PRODUCE THIS CERTIFICATE AND DEMAND NOTE INTACT AT TIME OF PAYMENT. THIS DEMAND NOTE WILL ONLY BECOME A VALID BUSINESS REGISTRATION CERTIFICATE UPON PAYMENT.

機印所示登記費及徵費收訖。(請參閱背頁繳款辦法所載內容)
RECEIVED FEE AND LEVY HERE STATED IN PRINTED FIGURES (Please see payment instructions overleaf.)

20201 04/07/07 26HGK003 000009 CHQ $2,600.00 S

IRD.B 業務表 1018 SE (5/2006)
IRD B 1018 (5/2006)

**TECHWELL** Building Systems (Shenzhen) Ltd.

(PRC)

23-OCT-2007 14:36 FROM:TECHWELL CHINA 075586001179 TO:900852234484 99 P:1

# 企业法人
# 营业执照

注册号：企独粤深总字第312170号

成立日期：二〇〇三年十二月廿九日

副本数：3

登记机关：深圳市工商行政管理局

二〇〇六年八月卅日

2005年度已年检

编号：№1188486

名称：太嘉建材（深圳）有限公司

住所：深圳市南山区西丽路红花岭工业区第五区B1栋厂房一层

法定代表人：任美玲

注册资本：港币1000万元（实收资本 1000万元）

企业类型：独资经营(港资)

经营范围：生产新型建筑材料，销售自产产品；对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支援及相关的售后服务。铝卷及成型铝制品、复合木板及木幕墙、钛卷及成型钛制品的批发及进出口（涉及配额许可证管理、专项规定管理的商品按国家有关规定办理）。

分支机构

经营期限 自 二〇〇三年十二月廿九日

至 二〇五三年十二月廿九日

[每年3月1日至6月30日向登记机关申请年检，不再通知]

澳門特別行政區政府
Governo da Região Administrativa Especial de Macau
商業及動產登記局
Conservatória dos Registos Comercial e de Bens Móveis

商業登記
**REGISTO COMERCIAL**

24/03/2006
15:44:27

徵收手續費
COBRANÇA DE EMOLUMENTOS

申請編號 Requisição nº.:218 24/03/2006

申請人 Requerente: U, HENG
太嘉國際有限公司
TECHWELL INTERNACIONAL LIMITADA

申請項目 Acto : 證明續期 Renovação de Certidão 數量 Nº Cópia : 1

確認之證明申請編號 Ordem da Certidão Confirmada : 128 18/11/2005 21162 (SO)

手續費 Emolumentos : 10.00 總金額 Total: 10 00

工作人員
O Funcionário

MARL

RC M/2

| 澳門特別行政區政府<br>Governo da Região Administrativa Especial de Macau<br>財政局<br>Direcção dos Serviços de Finanças | 營業稅<br>CONTRIBUIÇÃO INDUSTRIAL<br>開業／更改申報表<br>DECLARAÇÃO DE INÍCIO DE ACTIVIDADE/ALTERAÇÕES | M/1 格式<br>M/1 |
|---|---|---|

填寫申報表前，請小心閱讀指引 Antes de preencher esta declaração, leia com atenção as instruções

## 1 納稅人之識別資料，總址，住所 Identificação do contribuinte, sede, domicílio

姓名／公司名稱 Nome/Designação social: 太嘉國際有限公司

納稅人編號 N.º de contribuinte: 8 1 8 1 5 4 0 7

商業名稱 Firma em português: TECHWELL INTERNACIONAL LIMITADA

em inglês: TECHWELL INTERNATIONAL LIMITED

身分證明文件 Documento de identificação: ______ 編號 N.º ______ 日期 Data ______

公司合同公佈於《澳門特別行政區公報》第 Pacto social publicado no Boletim Oficial nº ______ 期 日期 Data ______

總址／住所 Sede/Domicílio: 澳門高士德大馬路 15 號二樓 A 座

大廈 Edifício: 利群大廈 電話 Telefone: 551888 街道代號 Código de rua: ______

☑ 澳門 Macau ☐ 氹仔 Taipa ☐ 路環 Coloane

## 2 場所之商號名稱及座落地點 Dístico comercial do estabelecimento e localização

中文商號名稱 Dístico comercial (em Chinês): 太嘉國際有限公司

場所登記（營業稅檔案）編號 Nº de reg. do estabelecimento (Nº de cadastro): 1 2 4 8 6 0 em inglês: TECHWELL INTERNATIONAL LIMITED

葡文商號名稱 (em Português): TECHWELL INTERNACIONAL LIMITADA

地址 Morada: 澳門高士德大馬路 15 號二樓 A 座

大廈 Edifício: 利群大廈 電話 Telefone: 551888 街道代號 Código de rua: ______

☑ 澳門 Macau ☐ 氹仔 Taipa ☐ 路環 Coloane

## 3 所從事之行業或合同之標的 Actividades exercidas ou objecto do contrato

| 行業名稱 DESIGNAÇÃO DAS ACTIVIDADES (1) | 行業總表 TABELA GERAL DE ACTIVIDADES 行業代號 CÓDIGO DE ACTIVIDADES: 最初分類 CLASSIFICAÇÃO INICIAL (2) | 負責人簽名 ASSINATURA DO RESPONSÁVEL (3) | 確定分類 CLASSIFICAÇÃO DEFINITIVA (4) | 經濟活動分類 CLASSIFICAÇÃO DAS ACT. ECONÓMICAS | 主要行業 (P) 或 附屬行業 (A) ACTIVIDADE PRINCIPAL (P) OU ACESSÓRIA (A) (5) | 負責人簽名 ASSINATURA DO RESPONSÁVEL (6) |
|---|---|---|---|---|---|---|
| 建築、設計、供應、安裝工程 | | | | | | |
| | | | | | | |
| 建築材料（零售及批發） | | | | | | |
| | | | | | | |
| | | / / | | | | / / |
| | | | | | | |

## 4 申報類別 Tipo de declaração

- 1 [X] 新納稅人之登錄 Inscrição de novo contribuinte
- 2 [X] 新場所之登錄 Inscrição de novo estabelecimento
  - 2.1 [X] 因開業 Por início de actividade
  - 2.2 [ ] 因承頂或併入某公司 Por trespasse ou integração numa sociedade
  - 請指出先前之場所登記（營業稅檔案）編號 Indique o anterior nº do registo de estabelecimento (nº do cadastro) ______
- 3 [ ] 納稅人地址之更改 Alteração do endereço do contribuinte
- 4 [ ] 場所地址之更改 Alteração do endereço do estabelecimento
- 5 [ ] 商號名稱之更改 Alteração do dístico comercial
- 6 [ ] 行業之增加 Aumento de actividade ______
- 7 [ ] 行業之註銷 Cancelamento de actividade ______
- 8 [ ] 暫停營業 Suspensão da actividade ______
  - 預計重新經營之日期 Data previsível de retorno à actividade ___/___/___
- 9 [ ] 其他 Outro ______
- 10 [ ] 場所之註銷 Cancelamento de estabelecimento
  - 10.1 [ ] 頂讓 Trespasse
  - 10.2 [ ] 公司之更改 Alteração de sociedade
  - 10.3 [ ] 其他 Outro ______

## 5 預算開業日期或更改日期 Data provável de início de actividade ou data da alteração

日期 Data: 29 日 04 月 2005 年

## 6 澳門財稅廳蓋章及收件日期 Carimbo da Repartição de Finanças de Macau e data de recepção

DSF-SFM-NIC

- 2 MAY 2005 件

ENTRADA

存入 INSERIDO

| 臨時分類 Classificação provisória | 確定分類 Classificação definitiva |
|---|---|
| ___/___/___ | ___/___/___ |

11/2004

財政局 DSF - 格式 Modelo 223

（印務局專印 Exclusivo da Imprensa Oficial）

## 在澳門特別行政區無固定場所之納稅人 Contribuintes sem estabelecimento estável na RAEM

在澳門特別行政區無固定場所而為本地營業者進行活動或提供服務之納稅人，應申報以下事項(《營業稅章程》第九條)：
Os contribuintes que não tenham estabelecimento estável na RAEM, e que aqui realizam actividades ou serviços para os industriais locais, devem informar o seguinte (artigo 9º do Regulamento da Contribuição Industrial):

訂立合同人
DO CONTRATANTE:

納稅人編號
Nº DE CONTRIBUINTE

姓名／公司名稱
Nome/Designação social

地址／住所
Sede/Domicílio

大廈
Edifício

電話
Telefone

☐ 澳門 Macau
☐ 氹仔 Taipa
☐ 路環 Coloane

## 公司資本說明 Indicação do capital social

公司最初資本
Capital inicial: 25000

公司現在資本
Capital actual:

nº de empregado: 02

## 准照 Licenças

| | | |
|---|---|---|
| 1 ☐ | 經濟局 Serviços de Economia | |
| 2 ☐ | 旅遊局 Serviços de Turismo | |
| 3 ☐ | 衛生局 Serviços de Saúde | |
| 4 ☐ | 民政總署 Instituto para os Assuntos Cívicos e Municipais | |
| 5 ☐ | 社會工作局 Instituto de Acção Social | |
| 6 ☒ | 其他 Outras | |

如經營之業務受下指定實體監管：
A actividade a exercer está sujeita à vigilância da entidade competente abaixo indicada:

☐ 澳門金融管理局 AMCM
☐ 澳門海關 SA
☐ 教育暨青年局 DSEJ
☐ 勞工事務局 DSAL
☐ 土地工務運輸局 DSSOPT
☐ 博彩監察協調局 DICJ
☐ 澳門貿易投資促進局 IPIM
☐ 電信暨資訊科技發展辦公室 GDTTI

## 作為通訊之地址 Endereço para envio de avisos e conhecimentos

☐ 納稅人地址 Endereço do contribuinte

☒ 場所地址 Endereço do estabelecimento

☐ 其他 Outro

郵區代號
Código de rua

## 其他說明 Outras indicações

NIC 9007000508699 B

經判斷於二零零四年十二月三十日澳門特別行政區政府公報第12/2004號法律第十三條第一款所規定，豁免2005年之營業稅。
Actividade isenta de contribuição industrial em 2005, nos termos do nº.1 do artigo 13º da Lei nº 12/2004, publicada no BORAEM de 30 de Dezembro.
工作人員
O encarregado,

## 簽名之認定 RECONHECIMENTO DA ASSINATURA

## 12 本申報所載資料屬實，並無遺漏任何所要求之資料
A PRESENTE DECLARAÇÃO CORRESPONDE À VERDADE E NÃO OMITE QUALQUER INFORMAÇÃO PEDIDA

企業負責人
O RESPONSÁVEL DA EMPRESA

簽名
Assinatura:

姓名
Nome: NG, CHI SAM

日期
Data: 29日 / 04月 / 2005年

商業及動產登記局

CONSERVATÓRIA DOS REGISTOS COMERCIAL E DE BENS MÓVEIS

申請編號 Ordem: 68 09/05/2005

登記編號 Nº.de Registo: 21162

商業名稱 Firma:
中文 Em Chinês : 太嘉國際有限公司
葡文 Em Português : TECHWELL INTERNACIONAL LIMITADA
英文 Em Inglês : TECHWELL INTERNATIONAL LIMITED

法人住所 Sede : 澳門高士德大馬路15號利群大廈二樓A座

所營事業 Objecto: 設計，供應、安裝

登錄 Ins.nº. Ap.5/02052005

澳門特別行政區政府
Governo da Região Administrativa Especial de Macau
商業及動產登記局
Conservatória dos Registos Comercial e de Bens Móveis

# 證 明 C E R T I D Ã O

申請編號 Ordem: 68 09/05/2005

申請人 Requerente: PHILIP XAVIER

登記編號 N°.de Registo: 21162

商業名稱 Firma:

| | | |
|---|---|---|
| 中 文 | Em Chinês | : 太嘉國際有限公司 |
| 葡 文 | Em Português | : TECHWELL INTERNACIONAL LIMITADA |
| 英 文 | Em Inglês | : TECHWELL INTERNATIONAL LIMITED |

本證明共 2 頁，均蓋有登記局之鋼印，並編上號碼後由本人簡簽
A presente certidão ocupa 2 folhas e tem aposto o selo branco desta Conservatória, estando todas elas numeradas e por mim rubricadas

所載資料截至 as informações reportam-se até: 02 / 05 / 2005

發出日期 Data de emissão: 09/05/2005

助理員/O Ajudante

帳項 Conta:

第八條第一款 c項 Art.8°,n°.1.c .. $ *******50
印花稅表第十一條 Art.11° TGIS ... $ *******20
總金額 Total .................. $ *******70

CRCBM M/1

TECHWELL GROUP OF COMPANIES
Techwell Engineering Limited
Hong Kong
Scope:
Design, Supply and Installation of standing seam roofing systems, building façade, including associated structural steeltworks.
Provide engineering backup to Techwell China and Macau.
Techwell Building Systems (Shenzhen) Ltd.
China
Scope:
Design, Manufacturing, Supply and Installation of standing seam roofing systems, building façade, including associated structural steeltworks.
Manufacture for Techwell Hong Kong and Macau.
Techwell International Ltd
Macau
Scope:
Design, Supply and Installation of standing seam roofing systems, building façade, including associated structural steeltworks.
Execution of contracts / project management.

/

**Feasibility Study Report of**
**Techwell Building Systems (Shenzhen) Limited**

In accordance with "The Law of the People's Republic of China Concerning Enterprises with Wholly-owned Foreign Investment" and the relevant policies of Shenzhen Municipality, Techwell Engineering Limited is planning to establish Techwell Building Systems (Shenzhen) Limited in Shenzhen, PRC. Hereby is the Feasibility Study Report:

## 1. General Introduction of the Investment

1.1 Company name and legal address

| | | |
|---|---|---|
| Company name | : | 太嘉建材 (深圳) 有限公司 (name in Chinese)<br>Techwell Building Systems (Shenzhen) Limited (name in English)<br>(hereinafter referred to as "the Company") |
| Legal address | : | 1st Floor, B1 Factory Building, Zone 5, Hung Hua Ling Industrial Zone, Xi Li Lu, Nanshan, Shenzhen |

1.2 Nature of Company

The Company is a wholly foreign-owned enterprise ("WFOE") with limited liabilities. It shall be responsible for its outstanding debts limited to all of its capital

The Company is an independent legal person It shall have autonomy in its operations and administration, and be responsible for its own profit and loss All activities of the Company shall be carried out in accordance with the relevant laws and regulations of the state and of Shenzhen The legitimate rights and interests of the Company shall be protected by the PRC laws.

1.3 Introduction of the investment

| | | |
|---|---|---|
| Total investment | : | HK$3,570,000 |
| Registered capital | : | HK$2,500,000 |

M:\China\WFOE\FWC-2nd\fs-eng.doc

1

| | | |
|---|---|---|
| Form of Capital Contribution | : | 20% in Hong Kong dollar cash and 80% in equipment (see the attached list of the equipment and their valuation) |
| Timing of Capital Contribution | : | Shall be contributed in full within one year of the issuance of the business license; of which 15% shall be contributed within 3 months of the issuance of the business license |
| Term of Operation | : | 50 years |
| Area of office and production factory | : | approximate 1106 square metres |

1.4 Proposed Business Scope

Production of newly developed building materials and sale of self produced products; arrange for on-site production of building materials according to client's needs; research and development, technical support and related after-sale services.

## 2. General Introduction of the Investor

2.1 Investor's name, legal address and legal representative

| | | |
|---|---|---|
| Investor's name | : | Techwell Engineering Limited (hereinafter referred to as "the Investor") |
| Place of incorporation | : | Hong Kong |
| Legal address | : | Rm 403-6 Lu Plaza, 2 Wing Yip Street, Kwun Tong, Kowloon, Hong Kong |
| Telephone number | : | 852-2793 1083 |
| Fax number | : | 852-2344 8499 |
| Legal representative | : | Mr. Ng Chi Sum |
| Position | : | General Manager |
| Nationality | : | British |

L:\CHINA\Clients\techwell\Revised documents\fs-eng.doc

2

2.2 Background of the Investor

Techwell Engineering Limited is incorporated in 1982 and is an integrated engineering corporation. It engages in designing and installation of high-tech architectural products. It also engages in provision of technical consulting services

The projects held by Techwell Engineering Limited mainly in relation to protection systems of building surfaces, new metal wall panels, high-quality glass wall panels and other related special structures. Techwell Engineering Limited is a very competitive enterprise and has high corporate image among the enterprises within this industry, in view of the high quality, special but widely-accepted and tailor-made products and services in all aspects

With a vision to be involved in the long term economic development of China, Techwell Engineering Limited plans to set up a wholly foreign-owned enterprise in Shenzhen

## 3. The Objectives of Setting up the Company

The objectives of setting up the Company are to enhance economic co-operation and technical exchanges, and to provide good quality services to customers by using advanced and practical technologies, and equipment, and scientific and modern management method, together with the objective of having satisfactory economic benefits and enhancing the development of the PRC economy

## 4. Project Design

4.1 Main products : Weltech / Bolzen Fassade (TM)

4.2 Production scale: an average of 74,700 meter square per year

M:\China\WFOE\PWC-2nd\fs-eng.doc

3

4.3 Production process:

Local purchase or import of raw materials
Transportation of raw materials and the required machinery to construction/production site for carrying out production processes
Performing of fabrication according to the design
Installation

4.4 Machinery / equipment to be used in the project: Roll forming machine

4.5 Market prediction: The investor expects that the high-quality weltech / bolzen fassade (tm) products are in great demand both in PRC and overseas market. We expect that the total turnover of the Company in the first 5 years will reach RMB74.7 million

4.6 Market for sales: PRC, Hong Kong, Europe and Asia

4.7 Raw materials and their sources: Aluminium, stainless steel and other metal coils sourced from Europe, Singapore and Asia

4.8 Sources of machine and equipments: Europe, China, Asia

4.9 The volume of water, electricity, gas, fuel, etc., which will be consumed by the project:

Water : 1,370 $m^3$ per annum
Electricity : 130a x 380wt units per annum

M:\China\WFOE\PWC-2nd\fs-eng.doc

4

4.10 Environment protection: The manufacturing process will not create any environmental pollution of water, air, noise, etc. The Company, in any case, will regard environmental protection as one of the most important operation and administration consideration according to the regulations of environmental protection in China

4.11 Labor protection: The Company shall obey all relevant laws and regulations of human resources and labour in China, and protect the employees' legal rights

4.12 Organization structure and personnel

1. Company structure

The Company shall adopt a management system under which the General Manager is responsible to the Board of Directors.

a. Board of Directors
Number of directors: 3 persons
Names of directors: Ms. Yam Mei Ling Maria (Chairman)
Mr. Ng Chi Sum (Director)
Ms. Luk Siu Wai, Anita (Director)

b. Operation organization

The General Manager is to be nominated by the Chairman and appointed by the Board of Directors and to be in charge of the daily operation of the Company. The first General Manager is Mr Ng Chi Sum

2. Labour plan

The Board of Directors shall decide on the staffing of senior management. Other employees shall be recruited from the open labour market. The number of employees of the Company is tentatively planned to be 21.

The staffing plan is as follows:

M:\China\WFOE\PWC-2nd\fs-eng.doc

5

*Composition of staff*

| | 1st year 2004 | 2nd Year 2005 | 3rd Year 2006 | 4th Year 2007 | 5th Year 2008 |
|---|---|---|---|---|---|
| Expatriates | 2 | 2 | 2 | 2 | 2 |
| Local staff | 11 | 17 | 20 | 21 | 21 |
| **Total** | **13** | **19** | **22** | **23** | **23** |

*Number of local staff and structure*

| | 1st year 2004 | 2nd Year 2005 | 3rd Year 2006 | 4th Year 2007 | 5th Year 2008 |
|---|---|---|---|---|---|
| Management staff | 4 | 5 | 5 | 5 | 5 |
| Technical staff | 2 | 4 | 6 | 6 | 6 |
| Production staff | 3 | 5 | 5 | 6 | 6 |
| Marketing staff | 2 | 3 | 4 | 4 | 4 |
| **Total** | **11** | **17** | **20** | **21** | **21** |

## 5. Market Forecast and Operational Efficiency Analysis

5.1 Profit forecast

The estimated sales revenue of the Company for the first quarter of year 2004 will be RMB9 million

The expected net profits of the Company for the first five years of operations are as follows (RMB '0000):

| | 1st year 2004 | 2nd Year 2005 | 3rd Year 2006 | 4th Year 2007 | 5th Year 2008 |
|---|---|---|---|---|---|
| Operating income | 900 | 1,200 | 1,500 | 1,800 | 2,070 |
| Costs | 912 | 1,230 | 1,511 | 1,770 | 2,015 |
| Profit / (loss) before tax | (12) | (30) | (11) | 30 | 55 |
| Profit ratio | -- | -- | -- | 1% | 2.5% |

The Company shall pay taxes and fees in accordance with the laws and regulations of the PRC and the relevant regulations of Shenzhen. If classified as a production WFOE by the relevant approval authorities in Shenzhen, the Company can enjoy a foreign enterprise income tax holiday of "2-Year Exemption and 3-Year Half Reduction" subject to approval; and other tax incentives offered to foreign investment enterprises.

M:\Chelsea\WFOE\PWC-2nd\fs-eng.doc

6

## 6. Foreign Exchange Matters

All foreign exchange matters of the Company shall be handled in accordance with the "Foreign Exchange Control Regulations of the PRC" and other relevant foreign exchange control regulations

## 7. Conclusion

Based upon the above Feasibility Study Report, this project is feasible on all respects Techwell Engineering Limited is confident that the proposed Company will be promising and beneficial to the economy and industrial development of Guangdong Province, especially Shenzhen We therefore sincerely hope that the establishment of the Company will be approved

For and on behalf of
Techwell Engineering Limited

(Company chop)

Ng Chi Sum
Authorised representative
29 November ,2003

M:\China\WFOE\FWC-2nd\fs-eng.doc

7

Appendix 1

# List of Imported Equipment

Unit：HK$

| | Equipment | Serial Number | Quantity | Unit price | Amount |
|---|---|---|---|---|---|
| 1 | Roll forming machine | | 1 | 2,000,000 | 2,000,000 |
| | | | | Total | 2,000,000 |

M:\China\WFOE\FWC-2ndfs-eng.doc

8

08-OCT-2007 10:56 FROM: TO:90085223448499 P:1

# 税务登记证

纳税编码：78209568

深国税 登字440301755650650 号

纳税人名称：[illegible]建材（深圳）有限公司

法定代表人(负责人)：任美玲

地　　　址：深圳市南山区西丽路红花岭工业区第五区B1栋厂房一层

登记注册类型：（港澳台商）独资经营公司

经营范围：生产新型建筑材料，销售自产产品，对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支援及相关的售后服务；铝卷及成型铝制品、复合木板及木幕墙、铁卷及成型铁制品的批发及进出口（涉及配额许可证管理、专项规定等[illegible]

批准设立机关：深圳市工商行政管理局

扣缴义务：依法确定

发证税务机关

二〇〇六年九月三十日

国家税务总局监制

08-OCT-2007 19:08 FROM: ID:99668880085223448499 P:1

# 税务登记证

（副 本）

纳税编码：78209568

深国 税 登 字 440301755650650 号

纳税人名称：太嘉建材（深圳）有限公司

法定代表人（负责人）：[illegible]

地 址：深圳市南山区西丽路红花岭工业区第五区B栋厂房一层

登记注册类型：（港澳台商）独资经营公司

经营范围：生产新型建筑材料，销售自产产品，对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并 [illegible]

批准设立机关：深圳市工商行政管理局

扣缴义务：依法确定

发证税务机关 深圳市国家税务局

二〇〇 [illegible] 年 [illegible] 月 [illegible] 日

国家税务总局监制

| 总机构情况（由分支机构填写） | |
|---|---|
| 名　称 | |
| 纳税人识别号 | |
| 地　址 | |
| 经营范围 | |

| 分支机构设置（由总机构填写） | |
|---|---|
| 名　称<br>地　址 | |
| 名　称<br>地　址 | |
| 名　称<br>地　址 | |
| 名　称<br>地　址 | |
| 名　称<br>地　址 | |

08-OCT-2007 19:07 FROM: TO:9966800085223448499 P:1

# 税务登记证

深地税字 440300755650650 号

电脑编码：20297304

纳税人名称：大[illegible]建材（深圳）有限公司

法定代表人(负责人)：任[illegible]

地址：深圳市南山区红花岭工业区第五区B1栋厂房一层

登记注册类型：港澳台独资经营企业

经营范围：生产新型建筑材料，销售自产产品；对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支援及相关的售后服务；[illegible]卷及[illegible]钢制品、复合木板及[illegible]，铁卷及成型钢制品的批发及进出口（不同营业执照）。

批准设立机关：深圳市工商行政管理局

扣缴义务：依法确定

发证机关 深圳市地方税务局

2005 年 09 月 13 日

1440220060000123225

国家税务总局监制

08-OCT-2007 19:09 FROM: TO:9566880085223448499 P:1

# 税务登记证

(副 本)

第 1－1 份

深地税字 440300755650650 号

电脑编码：30297304

纳税人名称：

大嘉建材（深圳）有限公司

法定代表人（负责人）：

任英玲

地 址：

深圳市南山区红花岭工业区第五区 B 1栋厂房一层

登记注册类型：

港澳台独资经营企业

经 营 范 围：

生产新型建筑材料，销售自产产品；对客户提供在建筑场地进行建筑材料产品的现场加工；从事新型建筑材料的研究开发，并提供技术支持及相关的售后服务。铝卷及成型铝制品、复合木板及木地板、钛卷及成型钛制品的批发及进出口（下同营业执照）。

批准设立机关：

深圳市工商行政管理局

扣 缴 义 务：依法确定

深圳市地方税务局 证 机 关

2006 09 月 13

国家税务总局监制 244032006000000129546

2

| 总机构情况<br>（由分支机构填写） | |
|---|---|
| 名 称 | |
| 纳税人识别号 | |
| 地 址 | |
| 经营范围 | |

| 分支机构设置<br>（由总机构填写） | |
|---|---|
| 名 称 | |
| 地 址 | |
| 名 称 | |
| 地 址 | |
| 名 称 | |
| 地 址 | |
| 名 称 | |
| 地 址 | |
| 名 称 | |
| 地 址 | |

3

大新銀行
DahSingBank

*Dah Sing Financial Centre,*
*108 Gloucester Road,*
*Hong Kong*

31st May, 2007

- 6 JUN 2007

Controlled Copy

**Private & Confidential**

**Techwell Engineering Limited**
Units C-F, 17/F ,
Centre 600,
82 King Lam Street,
Lai Chi Kok, Kowloon

For kind attention of
Mr Ng Chi Sum
Director

Dear Sirs,

**Re : Banking Facilities**

We have the pleasure to inform you that we have **revised** the under-mentioned banking facilities in your favour to expire on 31st October, 2007 subject to the following terms and conditions :-

**OPENING OF LETTER OF CREDIT**
**&/OR DRAFT LOAN (30 DAYS)**
**&/OR NEGOTIATING EXPORT L/C**
**WITH LETTER OF GUARANTEE**
**&/OR OUTWARD BILLS LOAN.......................................HKD12,000,000.00**
Within this line, HKD9,500,000 00 (of which
temporary limit by HKD1,500,000 00 for
3 months upto 30/6/2007)
is available for Trust Receipt upto 120 days
&/or Packing Loan upto 120 days
&/or Invoice Financing upto 120 days

Interest Rate :

| | | |
|---|---|---|
| Hong Kong Dollar | : | @Dah Sing Bank's HKD Prime Rate plus 0 25% p a or @HK Inter-bank Offered Rate plus 1% p a ; whichever is higher |
| Foreign Currency | : | @Dah Sing Bank's Base Rate plus 0 25% p a |

Notes :
1. Maximum tenor for D/L and T/R under one transaction is not to exceed 120 days.
2. Packing Loan is allowed up to 70% of the L/C value for a maximum period of 120 days or L/C expiry date whichever is the earlier.

Cont /-

60th Anniversary 1947-2007

*Telephone: 2507 8866 Cable: Dahsingbank Telex: 74063 DSB HX Fax: 2598 5052 Website: www.dahsing.com*

DahSingBank,Ltd

-2-

31st May, 2007

Controlled Copy

**Techwell Engineering Limited**

**LETTER OF GUARANTEE &/OR BOND**
**&/OR STANDBY L/C..........................................................HKD500,000.00**
**(Max. one year)**
**(Comm.: 1.5% p.a., min. HKD500.00)**

**OVERDRAFT..........................................................HKD3,700,000.00**

Interest Rate : @Dah Sing Bank's HKD Prime Rate plus 0.75% p.a. or @HK Inter-bank Offered Rate plus 1% p.a.; whichever is higher

**INSTALMENT LOAN (739-198254)**
**(Bal. as at 28/04/2007)..........................................................HKD2,420,395.74**
**To be repaid by 99 equal**
**and consecutive monthly instalments**

Interest Rate: @Dah Sing Bank's HKD Prime Rate minus 2% p.a.

**INSTALMENT LOAN (739-199684)**
**(Bal. as at 25/04/2007)..........................................................HKD9,617,314.83**
**To be repaid by 222 equal**
**and consecutive monthly instalments**

Interest Rate: @Dah Sing Bank's HKD Prime Rate minus 1.5% p.a.

**CONDITIONS :**

1) Against first legal charge on Flat B3, 9/F., Block B and car parking space 16 on Level 1, Scenery Garden, Nos. 21-29 Sui Wo Road, Shatin stamped for unlimited amount of general banking facilities

2) Against first legal charge on Flat A1, 15/F., Block A and car parking space 35 on Level 2, Scenery Garden, Nos. 21-29 Sui Wo Road, Shatin stamped for unlimited amount of general banking facilities

Cont./-

DahSingBank,Ltd

-3-

Controlled Copy

31st May, 2007

Techwell Engineering Limited

**CONDITIONS (Cont./-) :**

3) Against first legal charge on House A4, Ville De Jardin, 33-35 Sui Wo Road, Shatin, N T stamped for unlimited amount of general banking facilities

4) Against first legal charge on Flat 7, 11/F., Block F, Garden Vista site B, 15-17 On King Street, Shatin, N T stamped for unlimited amount of general banking facilities

The above mentioned properties should be covered with fire insurance for the specified sum which would be arranged efficiently through our Insurance Division

5) Against joint & several personal guarantee executed by Mr. Ng Chi Sum & Ms Yam Mei Ling Maria for unlimited amount

6) Submission of certified copy of annual audited accounts not later than 6 months from the end of each financial year

7) Renewal fee of HKD7,500 00 is to be obtained by us

**Other Terms and Conditions**

The above credit facilities are available for your **acceptance and/or draw down within 2 months** from the date hereof and are subject to complete collateral and/or documentation at all times.

The facilities are subject to review at any time and also subject to our overriding right of withdrawal and repayment on demand The facilities shall be subject to termination or cancellation at any time unconditionally by the Bank without giving any prior notice or reason therefore

Any amount(s) which is(are) due but not paid on the due date(s) or any unauthorized overdraft (including overdraft after the expiry of relative O/D limit) or overdraft exceeding the approved O/D limit will be subject to charge of **overdue interest** or **unauthorized O/D interest** at the Bank's then prevailing rate(s) Interest on O/D may be compounded monthly The Bank shall have the sole discretion to change such interest rate(s) from time to time.

The Borrower and/or Guarantor hereby undertakes to inform the Bank as soon as there is any **change in the directorship or partners of the company or partnership**

In respect of the **Code of Banking Practice**, we would draw to your attention that by accepting this facility letter, you have given your consent to our providing, from time to time, relevant information or documents in respect of the above facilities or any subsequent amendment/renewal thereof including but not limited to loan outstanding, statement of account, copy of contract evidencing the obligation guaranteed and copy of formal demand for overdue payments to the guarantor(s) or securities providers of the facilities

Cont /-

DahSingBank,Ltd

-4-

31st May, 2007

**Techwell Engineering Limited**

Please note that **Section 83 of the Banking Ordinance** has imposed on us as a licensed bank certain limitations on advances to persons related to our directors and employees. In acknowledging this Facility Letter, you undertake to advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83. In the absence of such advice, we will assume that you are not so related. You are also requested to advise us in writing should you become so related subsequent to acknowledging this Facility Letter.

We offer full range of commercial banking services. As our valued clients, we are pleased to provide you with professional services and esteemed services at privileged offerings. The details of our contacts are as follows:-

| | | |
|---|---|---|
| Corporate Card/ Purchasing Card | Connie Cheung | Tel: 8108-6382 |
| Mandatory Provident Fund | Larry Lau | Tel: 2507-8778 |
| General Insurance | Jack Ng | Tel: 2921-6202 |

This supersedes all our previous letters concerning banking facilities.

Please confirm your acceptance of the above by signing and returning to us the duplicate copy of this letter at your earliest convenience.

Yours faithfully,
For and on behalf of
Dah Sing Bank, Limited

Authorized Signature
Commercial Banking Division
BC/(3910-000)/tw

GN/G013A/9006

# TECHWELL ENGINEERING LIMITED

**Summary of Civil Litigation from 1996 to 2007**

| Cases | Particulars | Nature / Status |
|---|---|---|
| 08/08/1996<br>(96E00462) | Kong Ping To<br>Main contractor: Realty Cheng & Partners Const Ltd | Civil claims for injury<br>Techwell had made full payment on sick leave & medical expenses in accordance with Employees Compensation Ordinance in H K. for the 2 years' period<br>Plaintiff is an employee of Techwell at present |
| 21/04/1997<br>(1997HCPI000482) | Kong Ping To<br>Main contractor: Realty Cheng & Partners Const Ltd | Civil claims for damages (after the 2 years' compensation)<br>This was covered by the Contractor's All Risks Insurance<br>This case had been taken up directly by the main contractor's insurance company Amount unknown |
| 02/05/1998<br>(1998DCEC000310) | Hui Yin Chung<br>Main contractor : Chinney Construction Co Ltd | Civil claims for compensation<br>This was covered by the Contractor's All Risks Insurance<br>Fatal industrial accident - Coroner's verdict "Accidential Death"<br>This case had been taken up directly by the main contractor's insurance company (Commerical Union Assurance Co plc)<br>Amount unknown |
| 25/05/1998<br>(0000484) | Plaintiff : Techwell Engineering Ltd<br>Defendant : Shui On Building Contractors Ltd<br>Amount: HK$154,707.- | Civil claims for outstanding contract payments<br>Shui On Building Contractors sub-contracted projects to its Contractors who ceased operation<br>Action discontinued |
| 28/08/1998<br>(1998DCEC000637) | Lee Shing Keung<br>Main contractor : Yrong Zhing Construction Co Ltd | Civil claims for extended compensation beyond the 2 years' compensation period<br>This was covered by the Contractor's All Risks Insurance<br>This case had been taken up directly by the main contractor's insurance company Amount unknown |
| 11/03/1999<br>(1999DCEC000163) | Kung Kam Hung<br>Main contractor : Paul Y ITC General Contractors Ltd | Civil claims for compensation<br>This was covered by the Contractor's All Risks Insurance.<br>Case discharged on 04/08/1999 |
| 23/09/1999<br>(1999HCPI001067) | Lee Shing Keung<br>Main contractor : Yrong Zhing Construction Co Ltd | Civil claims for damages<br>This was covered by the Contractor's All Risks Insurance<br>This case had been taken up directly by the main contractor's insurance company Amount unknown |
| 13/01/2000<br>(0000439) | Plaintiff : Techwell Engineering Ltd<br>Defendant : Bei Kong Metal Works<br>Amount: HK$330,000.- | Civil claims for outstanding contract payments<br>Defendant ceased operation Action discontinued |
| 06/05/2003<br>(0301594) | Plaintiff : Techwell Engineering Ltd<br>Defendant : Transerve Pte Ltd.<br>Amount: HK$1,156,000.- | Civil claims for outstanding contract payments<br>Full amount + legal costs recovered Action discontinued |
| 14/01/2004<br>(2004DCTC000765) | Commissioner of Inland Revenue | Case settled & action discontinued |
| 16/02/2004<br>(2004DCCJ000819) | Modern International Access & Scaffolding Ltd. | Case settled & action discontinued |
| 10/06/2004<br>(2004SCTC026031) | Infrascan Hong Kong Ltd | Case settled & action discontinued |
| 12/07/2004<br>(LBTC7365/2004) | Siu Man Shan + 2 workers<br>Subcontractor: Man San Engineering Ltd | Labour claims - failure of sub-contractor for wage payment.<br>Paid on behalf of sub-contractor and deducted from contract payment<br>Action discontinued |

1 of 3

| Cases | Particulars | Nature / Status |
|---|---|---|
| 14/07/2004 (2004SCTC031323) | Mark V Publicity Co | Case settled & action discontinued |
| 27/07/2004 (2004DCCJ003860) | Hong Kong Inter Asia Engineering Ltd | Case settled & action discontinued |
| 12/08/2004 (2004DCCJ004184) | AMC Ltd. (alias Architectual Metal & Coating Ltd )<br>Project : KCRC East Rail Extensions | Commerical settlement reached in Sept 05<br>Deduction on defective materials effected.<br>Action discontinued |
| 12/08/2004 (2004DCCJ004183) | Architectural Metal & Coating Ltd<br>Project : KCRC East Rail Extensions | Same as above |
| 18/08/2004 (2004DCCJ004348) | Hong Kong Inter Asia Engineering Ltd.<br>Project : KCRC West Rail Subcontracts | Commerical settlement reached in Aug 06.<br>Action discontinued |
| 18/08/2004 (2004DCCJ004349) | Hong Kong Inter Asia Engineering Ltd.<br>Project : KCRC West Rail Subcontracts | Same as above |
| 15/11/2004 (HCA2605/2004) | Plaintiff : Techwell Engineering Ltd<br>Defendant : Wishing Star Limited<br>Amount: HK$1,852,624 84 | Contract has been certified complete by the Engineer on 26 November 2003. Contract payment has been outstanding since 15 May 2003<br>Case on-going Pending for summon of direction |
| 19/11/2004 (04J06105) | Plaintiff : Techwell Engineering Ltd<br>Defendant : P&C Engineering & Construction Co. Ltd.<br>Project : West Rail Contract No CC-404 KCRC Mei Foo Station<br>Amount: HK$186,800.- | Judgement made on 12 December 2004 for recovery of full amount claimed + interest |
| 07/12/2005 (04E01411) | Wang Tak Sang<br>Main contractor : HK-ACE-JV Ltd | Civil claims for injury<br>Techwell had made full payment on sick leave & medical expenses in accordance with Employees Compensation Ordinance in H K for the 2 years' period.<br>This case had been taken up directly by the main contractor's insurance company (AXA General Insurance HK Ltd) for settlement |
| 01/12/2004 (2004DCCJ6320) | Plaintiff : Techwell Engineering Ltd<br>Defendant : Cheung Kee Fung Cheung Const. Co. Ltd<br>Project : Tseung Kwan O Area 59 Phase 3<br>Amount: HK$177,333 75 | Outstanding sum fully recovered.<br>Action discontinued |
| 03/02/2005 (HCA1335/2005) | Plaintiff : Techwell Engineering Ltd.<br>Defendant : Wishing Star Limited<br>Amount: HK$169,010 40 | Civil claims for outstanding retention money<br>Full amount recovered Action discontinued |
| 27/03/2005 (HCPI 986/2005) | Wang Tak Sang<br>Main contractor : HK-ACE-JV Ltd | Civil claims for damages (after the 2 years' compensation)<br>This case had been taken up directly by the main contractor's insurance company (AXA General Insurance HK Ltd) for settlement |
| 10/10/2005 (HCPI 921/2005) | Leung Wai Lim<br>Main contractor : HK-ACE-JV Ltd | Civil claims for damages (after the 2 years' compensation)<br>This case had been taken up directly by the main contractor's insurance company (AXA General Insurance HK Ltd) for settlement |
| 13/05/2006 (DCCJ2317/2006) | Ocean Marine Supply Ltd.<br>Project : Hong Kong Int'l Airport - Skyplaza | Case settled & action discontinued |
| 22/06/2006 (2006SCTC025564) | Ricoh Hong Kong Ltd | Case settled & action discontinued |

2 of 3

| Cases | Particulars | Nature / Status |
|---|---|---|
| 08/09/2006<br>(DCCJ4454/2006) | Chicardo Investment Ltd.<br>Project : Hong Kong Int'l Airport - Skyplaza | Case settled & action discontinued |
| 19/09/2006<br>(2006SCTC043802) | Chief Container Services Co. Ltd<br>Project : Hong Kong Int'l Airport - Skyplaza | Case settled & action discontinued |
| 15/11/2006<br>(DCCJ5657/2006) | H K Scafform Suppliers Ltd<br>Project : Hong Kong Int'l Airport - Skyplaza | Case settled & action discontinued |
| 07/09/2006<br>(HCA1979/2004) | Modern (Int') Access & Scaffolding Ltd.<br>Project : Hong Kong Int'l Airport - Skyplaza | Dispute on rendering of scaffolding rental.<br>Commercial settlement reached in Sept 07<br>Action stays. |
| 27/03/2007<br>(DCCJ1399/2007) | Jotun Paints (HK) Ltd.<br>Project : Hong Kong Int'l Airport - Skyplaza | Case settled & action discontinued |
| 04/04/2007<br>(LBTC1493/2007) | Che Fun Ling + 11 workers<br>Subcontractor: 民祥工程有限公司<br>Main contractor : Kaden Construction Ltd | Labour claims - failure of sub-contractor for wage payment<br>Paid direct by main contractor.<br>Case settled & action discontinued |

3 of 3

# Registered Trade Marks

**Hong Kong**

Class : 6

| Trade Mark | Date of Approval | Registration No. | 1st renewal | Next Renewal Date |
|---|---|---|---|---|
| Welltech | 14 September 2000 | 2000B12496 | 11 October 2006 | 11 October 2016 |
| Wel*tec* | 23 October 2000 | 2000B14094 | 19 October 2006 | 17 May 2016 |
| *Bolzen Fassade* | 23 April 2001 | 200104684 | 11 October 2006 | 17 May 2016 |

**China**

Class : 6

Particulars : corrugated, trapezoidal, textured metal sheets: custom fabricated panels for buildings; roof and wall cladding.
☆波紋（瓦壠）梯形构造的金属薄板，按客户要求定制的大樓、屋頂和牆壁覆蓋層用金屬嵌板☆

| Trade Mark | Date of Approval | Registration No. | Date for renewal |
|---|---|---|---|
| Wel*tec* | 28 December 2000 | 1498943 | 27 December 2010 |
| *Bolzen Fassade* | 21 January 2002 | 1701552 | 20 January 2012 |

M:\trademark\summary – Oct 06

香港特別行政區政府知識產權署商標註冊處
Trade Marks Registry, Intellectual Property Department
The Government of the Hong Kong Special Administrative Region

知識產權署
Intellectual Property Department

In reply please quote this ref.: IM0800329954 (CO)

Your ref.: TM-Weltec-06

Tel.: 2961 6877

Fax: 2838 6082

Received by
25 OCT 2006
TECHWELL ENGRG LTD.

24 October, 2006

TECHWELL ENGINEERING LIMITED
1301-3 LU PLAZA, 2 WING YIP STREET,
KWUN TONG, KOWLOON,
HONG KONG

INC- 06/01/102
JET-

Request for renewal of registration

Trade mark registration no.: 2000B14094

We refer to the above request filed on 19 October, 2006.

We confirm that the trade mark registration has been renewed for a period of 10 years from 18 May, 2006.

A notice of the renewal will be published in the Hong Kong Intellectual Property Journal, which can be viewed at http://www.info.gov.hk/ipd/hkipjournal.

*This is a letter issued by Edmond Tang for Registrar of Trade Marks*

(This is a computer-generated copy. No signature is required.)

IM0800329954 808075

Page 1 of 1

地址：香港皇后大道東二百一十三號胡忠大廈二十四樓
Address: 24th Floor, Wu Chung House, 213 Queen's Road East, Hong Kong
網址 Homepage Address: www.ipd.gov.hk

Correspondence should be addressed to "Registrar of Trade Marks" and not to individual officers
來函請寄知識產權署商標註冊處處長收

香港特別行政區政府知識產權署商標註冊處
Trade Marks Registry, Intellectual Property Department
The Government of the Hong Kong Special Administrative Region

知識產權署
Intellectual Property Department

In reply please quote this ref.: IM0800326731 (CO)

Your ref.: IM-Welltech-06

Tel.: 2961 6877

Fax: 2838 6082

Received by
18 OCT 2006
TECHWELL ENGRG LTD.

17 October, 2006

TECHWELL ENGINEERING LIMITED
1301-3 LU PLAZA, 2 WING YIP STREET
KWUN TONG, KOWLOON,
HONG KONG

INC- 066/071
JET-

Next renewal: before 12/10/2016

Request for renewal of registration

Trade mark registration no.: 2000B12496

We refer to the above request filed on 11 October, 2006.

We confirm that the trade mark registration has been renewed for a period of 10 years from 12 October, 2006.

A notice of the renewal will be published in the Hong Kong Intellectual Property Journal, which can be viewed at http://www.info.gov.hk/ipd/hkipjournal.

*This is a letter issued by Edmond Tang for Registrar of Trade Marks.*

(This is a computer-generated copy. No signature is required.)

IM0800326731 803241

Page 1 of 1

地址：香港皇后大道東二百一十三號胡忠大廈二十四樓
Address: 24th Floor, Wu Chung House, 213 Queen's Road East, Hong Kong
網址 Homepage Address: www.ipd.gov.hk

Correspondence should be addressed to "Registrar of Trade Marks" and not to individual officers
來函請寄商標註冊處處長收

香港特別行政區政府知識產權署商標註冊處
Trade Marks Registry, Intellectual Property Department
The Government of the Hong Kong Special Administrative Region

知識產權署
Intellectual Property Department

In reply please quote this ref : TM0800326740 (CO)
Your ref.: TM-BF-06
Tel : 2961 6877
Fax: 2838 6082

18 OCT 2006

17 October, 2006

next renewal: before 18/5/2016

TECHWELL ENGINEERING LIMITED
1301-3 LU PLAZA, 2 WING YIP STREET
KWUN TONG, KOWLOON,
HONG KONG

Request for renewal of registration

Trade mark registration no.: 200104684

We refer to the above request filed on 11 October, 2006.

We confirm that the trade mark registration has been renewed for a period of 10 years from 18 May, 2006.

A notice of the renewal will be published in the Hong Kong Intellectual Property Journal, which can be viewed at http://www.info.gov.hk/ipd/hkipjournal.

*This is a letter issued by Edmond Tang for Registrar of Trade Marks.*

(This is a computer-generated copy. No signature is required.)

TM0800326740 803247

Page 1 of 1

地址：香港皇后大道東二百一十三號胡忠大廈二十四樓
Address: 24th Floor, Wu Chung House, 213 Queen's Road East, Hong Kong
網址 Homepage Address: www.ipd.gov.hk

Correspondence should be addressed to 'Registrar of Trade Marks' and not to individual officers
來函請寄明商標註冊處處長收

# THE PEOPLE'S REPUBLIC OF CHINA
# CERTIFICATE OF TRADEMARK REGISTRATION

No. 1498943

**Registered Proprietor :**

*TECHWELL ENGINEERING LIMITED*

**Goods for which the mark is used :**

**In Class :** *06*

**Trademark :** *Weltec*

**Duration of validity :**

**From** *December 28, 2000* **To** *December 27, 2010*

**Seal of State Administration for Industry & Commerce of the People's Republic of China**

# 商标注册证

第 1498943 号

商　　标

Weltec

注　册　人　太嘉工程有限公司
TECHWELL ENGINEERING LIMITED

注册人地址　香港九龙观塘荣业街2号振万广场403-405室
ROOM 403-405, LU PLAZA, 2 WING YIP STREET,
KWUN TONG, KOWLOON, HONG KONG

HK

核定使用商品　第 6 类

☆波纹（瓦垅）梯形构造的金属薄板，按客户要求定制的大楼、屋顶和墙壁覆盖层用金属嵌板☆

注册有效期限　自公元2000 年12 月28 日至2010 年12 月 日

商标局

局长签发　[signature]

# THE PEOPLE'S REPUBLIC OF CHINA
# CERTIFICATE OF TRADEMARK REGISTRATION

No. 1701552

**Registered Proprietor :**

*TECHWELL ENGINEERING LIMITED*

**Goods for which the mark is used :**

**In Class :** *06*

**Trademark :** *Bolzen Fassade*

**Duration of validity :**

**From** *January 21, 2002* **To** *January 20, 2012*

Seal of State Administration for Industry & Commerce of the People's Republic of China

# 商标注册证

第　1701552　号

商　　标

**Bolzen Fassade**

注　册　人　太嘉工程有限公司
TECHWELL ENGINEERING LIMITED

注册人地址　香港九龙观塘荣业街2号振万广场403-405室
ROOM 403-405, LU PLAZA, 2 WING YIP STREET,
KWUN TONG, KOWLOON, HONG KONG

HK

核定使用商品　第 6 类

☆波纹（瓦垅）梯形构造的金属薄板，按客户要求定制的大楼、屋顶和墙壁覆盖层用金属镶板☆

注册有效期限　自公元2002 年1 月21 日至2012 年1 月[illegible]日

中华人民共和国国家工商行政管理总局
商标局

局长签发　[signature]

# TECHWELL ENGINEERING LIMITED

**List of Management Staff**
(on permanent employment status)

**STRICTLY CONFIDENTIAL**

| Name | Commencement Date | Nationality | Qualifications | Experience (years) | Position Held | Remuneration (HK$ /annum) | Notice period |
|---|---|---|---|---|---|---|---|
| Ng Chi Sum | 1981 | British | University | 27+ | General Manager | 300,000.- | N/A |
| Mo Wan Fai | 1981 | Chinese | University | 26+ | Project Manager | 456,000.- | Two month |
| Yam Moi Ling Maria | 1998 | British | University | 24+ | Administration Manager | 360,000.- | N/A |
| Chau Yin Man | 2001 | Chinese | University | 15+ | Asst. Project Manager | 336,000- | One month |
| Leung Wai Kong | 2002 | Chinese | Technical College | 15+ | Accounting Manager | 240,000.- | Two month |
| Yan Lop Pun | 2005 | Canadian | University | 30+ | Planning Manager | 480,000.- | Two month |
| Lee Man Wah | 2006 | Canadian | University | 20+ | Design Manager | 456,000.- | Two month |
| Wong Kan Chung | 2006 | Chinese | Technical College | 23+ | Project Manager | 480,000.- | One month |
| Lee Yun Cheung | 2007 | British | University | 20+ | General Manager -- Dubai | 960,000.- | Two month |

**TECHWELL** Engineering Limited

STRICTLY CONFIDENTIAL

**Address of Directors and Management Staff**

| Name | Position | Address |
|---|---|---|
| Ng Chi Sum | Director / General Manager | 9 Tseng Sheung Tuen, Fraser Road, Tuen Mun, N.T. |
| Yam Mei Ling Maria | Director / Administration Manager | Flat 7, 11/F., Block F, Garden Vista, Shatin, N.T. |
| Mo Wan Fai | Project Manager | Room 2602, Koon Ming House, Chung Ming Court, Tseung Kwan O, N.T. |
| Chau Yin Man | Assistant Project Manager | Flat 10, 24/F., Block B, Hong Wah Court, 2 Lin Tak Road, Lam Tin, Kowloon |
| Leung Wai Kong | Accounting Manager | Room 2414, Block D, Lung Poon Court, Diamond Hill, Kowloon |
| Yan Lop Pun | Planning Manager | Room 1707, Block 6, Po Tin Estate, Tuen Mun, N.T. |
| Lee Man Wah | Design Manager | Flat J, 5/F., Block 5, Cheerful Garden, Siu Sai Wan, Hong Kong |
| Wong Kan Chung | Project Manager | Flat F, 15/F., Block 1, East Point City, Tseung Kwan O, N.T. |
| Lee Yun Cheung | General Manager – Dubai Office | 13A, Block 13,City One, Shatin, N.T. |

**Company Secretary**

| | | |
|---|---|---|
| Century Faith Consultants (Asia) Limited | Company Secretary | Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon |

28-Sept-07

| TECHWELL ENGINEERING LIMITED<br>Room 1301-3 Lu Plaza 2 Wing Yip Street<br>Kwun Tong Kowloon Hong Kong | QUALITY MANUAL |
|---|---|
| RESPONSIBILITY AND AUTHORITY | Page: 5 of 44<br>Section: 3.2 |

## 3.1 Organisation Chart

It is the organisation chart of Techwell Engineering Limited.

TECHWELL GROUP

**ORGANIZATION CHART**

Board of Directors
General Manager
Company Secretary
Legal Counsel
Accounts & Admin
Project Operations
Engineering
Planning & Estimation
Manager
Accountant
Admin. Secretary
Receptionist / Jr Secretary
Project Manager
Asst. Project Manager
Site Manager
Project Coordinator
Technical Officer
Site Supervisor
Quality Surveyor
Site Foreman
Manager
Structural Engineer
Assistant Engineer
Manager
Sales Engineer
Technical Officer
Techwell Building Systems (Shenzhen) Co. Ltd
China Office
Manager
Sales Engineer
Production Engineer
Structural Engineer
Technical Officer
Coordinator
Accountant/Cashier
Techwell International Ltd.
Macau Office
Commercial Manager
Engineering Manager
Project Manager
Asst. Project Manager
Quantity Surveyor
Site Supervisor
Site Foreman
Installation team

Note: This is extracted from the Quality Manual of Techwell Engineering Ltd (TEL)
▒ indicated additions to the current management structure of TEL (showing group operations)

| Document No. TEL-QM-01 | Issue No. 2<br>Rev No. 0 | Date: June 2005 |
|---|---|---|

EXHIBIT D

FULL ART DISCLOSURE SCHEDULE

Full Art Disclosure Schedule
Section 6.01(a)
CAE Subsidiaries

Subsidiary Name	Country
Full Art International, Ltd.	Hong Kong

Zhuhai King Glass Engineering Co., Ltd	People’s Republic of China

Zhuhai King General Glass Engineering Technology Co., Ltd	People’s Republic of China

King General Engineering (HK) Ltd.	Hong Kong

KGE Building System Ltd.	Hong Kong

KGE Australia Pty Ltd.	Australia

Full Art Disclosure Schedule
Section 6.01(e)(i)
Capitalization of CAE

CAE Shares	Issued and Outstanding
Common Stock, US$0.001 par value	51,079,638(1)

(1) The number of shares of common stock outstanding excludes (i) 73,700 shares of common stock issuable upon exercise of outstanding warrants, (ii) 2,857,143 shares of common stock issuable upon the conversion of bonds, subject to adjustment, and (iii) 800,000 shares of common stock issuable upon the exercise of bond warrants, subject to adjustment, as discussed in CAE’s Form S-1 Registration Statement filed with the United States Securities and Exchange Commission on October 22, 2007.

The number of shares of common stock outstanding also excludes 140,000 shares of common stock issuable upon the exercise of warrants to be issued to Investor Relations International (“IRI”) pursuant to that certain letter of engagement and work authorization dated September 15, 2007 between IRI and CAE.

Full Art Disclosure Schedule
Section 6.01(g)
Undisclosed Liabilities

None.

Full Art Disclosure Schedule
Section 6.01(m)
Compliance with Laws

None.

Full Art Disclosure Schedule
Section 6.01(n)
Governmental and Third-Party Proceedings

None.

EXHIBIT E

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made on November 6, 2007 and shall be effective as of and contingent upon the consummation of the Techwell Acquisition, as defined below.

Between:

(1)
TECHWELL ENGINEERING LIMITED, a limited liability company incorporated in Hong Kong with Company No. 113922, whose registered office is at 17/F, Centre 600, 82 King Lam Street, Cheung Sha Wan, Kowloon, Hong Kong (the “Company”); and

(2)	Ng Chi Sum (holder of Hong Kong Identity Card No. D289522(7)) of Hse A4, Ville de Jardin, 33-35 Sui Wo Road, Shatin, Hong Kong (the “Employee”).

Whereas:

(A)
China Architectural Engineering, Inc., incorporated under the laws of the State of Delaware, U.S.A., whose registered office is at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China, intends to acquire one hundred percent (100%) of the issued and outstanding shares in the capital of the Company (the “Techwell Acquisition”).

(B)
The parties desire to enter into this Agreement to establish the terms and conditions of the Employee’s employment, which shall be contingent on and effective as of the consummation of the Techwell Acquisition.

IT IS AGREED as follows:

Definitions

1.	In this Agreement the following expressions shall have the following meanings:

“Business” means all and any business, trade or other commercial activities of the Company or any Group Company;

“Board” means the Board of Directors of the Company or a duly authorized committee of the Board of Directors;

“Confidential Information” means all and any information, knowledge or data (whether or not recorded in documentary form or on computer disk or tape) not generally known or available to the public which Employee may have learned, discovered, developed, conceived, originated or prepared during or as a result of the Employment relating to the operations, business methods, corporate plans, management systems, finances, new business opportunities, products, services, technology, customers, clients, policies, procedures, accounts, personnel, techniques, concepts, or research and development projects of the Company or any Group Company and any and all trade secrets, secret formulae, process, inventions, designs, know-how, discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company or any Group Company;

“Employment” means the Employee’s employment in accordance with the terms and conditions of this Agreement;

“Group Company” means the Company and any company which is a direct or indirect subsidiary of the Company from time to time;

“Termination Date” means the date on which the Employment is terminated howsoever caused.

Term and Appointment

2.1	According to the terms of this Agreement, the Employee shall be appointed as the General Manager of the Company.

2.2
Subject to clause 9, the Employment shall commence upon the closing of the Techwell Acquisition and shall continue for a period of five (5) years from such date unless or until terminated by either party according to clause 8. Thereafter, this Agreement shall automatically be renewed for successive one-year terms for a period of three (3) years unless either party shall give the other no less than one hundred and eighty (180) days prior written notice of intent not to renew this Agreement. Notwithstanding the foregoing, this Agreement is contingent upon the consummation of the Techwell Acquisition, and in the event that the Techwell Acquisition does not close, for whatever reason, within the sixty (60) day period following the date of this Agreement, this Agreement shall be terminated and have no effect.

2.3
Employee shall bear his individual income tax by himself according to applicable law and shall be responsible to properly report his personal income tax to his country or place of residency. Notwithstanding the Employee’s reporting and payment obligations with respect to income taxes, Employee agrees that the Company or Group Company is entitled to withhold the tax according to applicable law.

Duties

3.1 During the Employment, the Employee will:

(a)	devote his best efforts, energies, skills and attention to the business and affairs of the Company and Group Company;

(b)
faithfully and diligently perform all such duties and exercise all such powers that are commensurate with Employee’s position and as are lawfully and properly assigned to him from time to time by the Chief Executive Officer or the Board, whether such duties or powers relate to the Company or any other Group Company;

(c)	comply with all directions lawfully and properly given to him by the Chief Executive Officer and the Board as they may from time to time deem in the best interests of the Company;

(d)
devote the whole of his time, attention and abilities to the business of the Company or any other Group Company for which he is required to perform duties and shall not, without the Company’s prior written consent, be directly or indirectly engaged, concerned or interested in any other business activity, trade or occupation;

(e)
promptly provide the Company with all such information as it may require in connection with the business or affairs of the Company and of any other Group Company for which he is required to perform duties.

(f)
comply with any and all governmental laws, regulations, and policies in connection with his actions as an employee of the Company and conduct himself in accordance with the highest business standards as are reasonably and customarily expected of such position; and

(g)	fully cooperate and participate in any investigation conducted by the Company relating to its interests or as may be required by applicable law.

3.2
The Employee shall be required to work during the Company’s normal business hours together with such additional hours as are required in the proper performance of his duties. The Employee acknowledges that he has no entitlement to additional remuneration for any hours worked in excess of the Company’s normal business hours.

3.3
The Employee’s normal place of work is 17/F Centre 600, 82 King Lam Street, Cheung Sha Wan, Kowloon, Hong Kong. However, the Employee may be assigned to work in any of the Company’s offices, and may be required to make overseas business trips as may be required for the proper performance of his duties under the Employment.

Salary

4.1
The Employee’s base salary shall be One Hundred Forty Thousand U.S. Dollars (US$140,000) per annum payable in regular instalments in accordance with the customary payroll practices of the Company and subject to all legally required deductions and withholdings. Employee’s base salary will be reviewed by the Company’s Compensation Committee annually in a manner that is consistent with Company’s compensation policy. The base salary may be increased from time to time by the Compensation Committee in its absolute discretion, the determination of which shall be based upon such standards, guidelines and factual circumstances as the Compensation Committee deems relevant.

4.2
Other than as explicitly set forth in this Agreement, the Employee’s salary is inclusive of all fees and other remuneration to which he may be or become entitled as an officer of the Company or of any other Group Company.

4.3
During Employment, Employee is entitled to reimbursement for reasonable and necessary business expenses incurred by Employee in connection with the performance of Employee’s duties. Payments to Employee will be made in accordance with the Company’s policy and procedures upon presentation of itemized statements of such business expenses in such detail as the Company may reasonably require and pursuant to applicable Company policy.

Vacation

5.1
The Employee is entitled to accrue up to twenty (20) working days’ paid vacation per calendar year during his Employment (plus public holidays in Hong Kong), to be taken at a time or times convenient to the Company. The right to paid vacation will accrue pro rata during each calendar year of the Employment. Any vacation time not taken within twelve (12) months of accruing will be forfeited, and no more than twenty (20) working days’ of vacation may be accrued at any time. Vacation time may not be carried over from one year to the next and payment will not be made in lieu of vacations not taken.

5.2	On termination of the Employment, the Employee shall be entitled to payment in lieu of accrued but untaken vacation (other than vacations forfeited in accordance with clause 5.1) on a pro rata basis.

Sickness and Other Incapacity

6.1
Subject to the Employee’s compliance with the Company’s policy on notification and certification of periods of absence from work, the Employee will continue to be paid his full salary during any period of absence from work due to sickness, injury or other incapacity, up to a maximum of two (2) days for each completed month of service in the first year of service and four (4) days for each completed month of service thereafter.

6.2	The Employee will not be paid during any period of absence from work (other than due to vacation, holiday, sickness, injury or other incapacity) without the prior written permission of the Company.

Intellectual Property

7.1
The Employee shall forthwith disclose full details of any inventions, designs, know-how or discoveries, whether registerable or not, or whether patentable or a copyright work (“Inventions”) in confidence to the Company and shall regard himself in relation thereto as a trustee for the Company.

7.2	All intellectual property rights in such Inventions shall vest absolutely in the Company which shall be entitled, so far as the law permits, to the exclusive use thereof.

7.3
Notwithstanding clause 7.2 above, the Employee shall assign to the Company the copyright (by way of assignment of copyright) and other intellectual property rights, if any, in respect of all works written, originated, conceived or made by the Employee (except only those works written, originated, conceived or made by the Employee wholly outside his normal working hours hereunder and wholly unconnected with the Employment) during the continuance of the Employment.

7.4
The Employee agrees and undertakes that at any time during or after the termination of his Employment he will execute such deeds or documents and do all such acts and things as the Company may deem necessary or desirable to substantiate the Company’s rights in respect of the Inventions and other intellectual property rights referred to in this clause 7, including for the purpose of obtaining letters patent or other privileges in all such countries as the Company may require.

Termination

8.1
Either party may terminate the Employment by providing the other party with sixty (60) days’ written notice. The Company may, in its sole discretion, also terminate the Employment immediately without prior written notice by making a payment of the base salary to Employee in lieu of prior written notice.

8.2
At any time during the Employment the Company may also terminate the Employment immediately and with no liability to make any further payment to the Employee (other than in respect of amounts accrued) for serious misconduct, including, without limitation, if the Employee:

(a)	commits any serious or repeated breach of any of his obligations under this Agreement or his Employment;

(b)	is guilty of serious misconduct which, in the Board’s reasonable opinion, has damaged or may damage the business or affairs of the Company or any other Group Company;

(c)	is guilty of conduct which, in the Board’s reasonable opinion, brings or is likely to bring himself, the Company or any other Group Company into disrepute;

(d)	is charged with a criminal offense (other than a road traffic offense not subject to a custodial sentence);

(e)
is or becomes incapacitated or ill to the extent that he is unable to perform the inherent duties and obligations of the Employment and the Employee has exhausted all of his entitlement to paid sickness leave set out in clause 6, or

(f)	is declared bankrupt or makes any arrangement with or for the benefit of his creditors.

Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.

8.3	On termination of the Employment for whatever reason (and whether in breach of contract or otherwise) the Employee will:

(a)
immediately deliver to the Company all books, documents, papers, computer records, computer data, and any other property relating to the business of or belonging to the Company or any other Group Company which is in his possession or under his control. The Employee is not entitled to retain copies or reproductions of any documents, papers or computer records relating to the business of or belonging to the Company or any other Group Company;

(b)
immediately resign from any office he holds with the Company or any other Group Company (and from any related trusteeships) without any compensation for loss of office. Should the Employee fail to do so he hereby irrevocably authorizes the Company to appoint some person in his name and on his behalf to sign any documents and do any thing to give effect to his resignation from office; and

(c)
immediately pay to the Company or, as the case may be, any other Group Company all outstanding amounts due or owed to the Company or any other Group Company. The Employee confirms that, should he fail to do so, the Company is to be treated as authorised to deduct from any amounts due or owed to the Employee by the Company (or any other Group Company) a sum equal to such amounts.

8.4
The Employee will not at any time after termination of the Employment represent himself as being in any way concerned with or interested in the business of, or employed by, the Company or any other Group Company.

8.5
The Employee agrees that any payments pursuant to this clause 8 will be in full and final settlement of any and all claims the Employee may have against the Company or any other Group Company arising out of or in connection with his Employment or its termination, and Employee and the Company agree to execute a general mutual release in favor of the other and their successors, affiliates and estates to the fullest extent permitted by law, drafted by and in a form reasonably satisfactory to the Company and Employee.

Suspension

9.1
Where notice of termination has been served by either party whether in accordance with clause 8.1 or otherwise, the Company shall be under no obligation to provide work for or assign any duties to the Employee for the whole or any part of the relevant notice period and may require him:

(a)	not to attend any premises of the Company or any other Group Company; and/or

(b)	to resign with immediate effect from any offices he holds with the Company or any other Group Company (and any related trusteeships); and/or

(c)	to refrain from business contact with any customers, clients or employees of the Company or any Group Company; and/or

(d)	to take any vacation which has accrued under clause 5.1 during any period of suspension under this clause 10.1.

9.2	The provisions of clauses 10 and 11 shall remain in full force and effect during any period of suspension under clause 9.1.

9.3	Any suspension under this clause 9.1 shall be on full salary and benefits during any period of suspension.

Confidential Information

10.1	The Employee acknowledges:

(a)	that the Confidential Information is valuable to the Company and other Group Companies;

(b)	that the Company will provide the Employee with access to Confidential Information so that the Employee is properly able to carry out the duties pursuant to this Agreement;

(c)	that the Employee owes, without limitation, a duty of trust and confidence to the Company and a duty to act at all times in the best interests of the Company;

(d)
that the disclosure of any Confidential Information to any customer or actual or potential competitor of the Company or any Group Company would place the Company at a serious competitive disadvantage and would cause immeasurable damage to the Business and therefore the restrictions contained in clauses 10 and 11 are reasonable to protect the Company;

and the Employee undertakes that he will not at any time (whether during the Employment or for a period of 12 months from the Termination Date) use for his own or another’s advantage, or reveal to any third-party person, firm, company or organization and shall use his best efforts to prevent the publication or disclosure of any Confidential Information to any third party.

10.2
The limitations imposed on Employee pursuant to clause 10.1 shall not apply to Employee’s (i) compliance with legal process or subpoena, or (ii) statements in response to inquiry from a court or regulatory body, provided that Employee gives the Company reasonable prior written notice of such process, subpoena or request. In addition, the restrictions in this clause shall not apply so as to prevent the Employee from using his own personal skill in any business in which he may be lawfully engaged after the Employment is ended.

Restrictive Covenants

11.1
The Employee covenants with the Company (for itself and as trustee and agent for each other Group Company) that, for the period during the Employment and the twelve (12) months following the Termination Date, he shall not, whether directly or indirectly, on his own behalf or on behalf of or in conjunction with any other person, firm, company or other entity (except on behalf of the Company):

(a)
solicit or entice away or attempt to solicit or entice away from the Company or any Group Company any person, firm, company or other entity who is, or was, a client of the Company or any Group Company with whom the Employee had business dealings during the course of his Employment or in the twelve (12) month period prior to the Termination Date;

(b)
solicit or entice away or attempt to solicit or entice away any individual person who is employed or engaged by the Company or any Group Company either as a director or in a managerial or technical capacity; or who is in possession of Confidential Information and with whom the Employee had business dealings during the course of his Employment or the twelve (12) month period immediately prior to the Termination Date;

(c)
carry on, set up, be employed, engaged or interested in a business in Hong Kong, the People’s Republic of China, and any other geographic locations where the Company’s Business is conducted, that is in competition with, whether directly or indirectly, the Business as at the Termination Date. It is agreed that if any such company ceases to be in competition with the Company and/or any Group Company this clause 11.1(c) shall, with effect from that date, cease to apply in respect of such company. The provisions of this clause 11.1(c) shall not, at any time following the Termination Date, prevent the Employee from (i) owning an equity interest in the Company, and (ii) owning up to one percent (1%) of the securities in a corporation engaged in a business that competes with the Company, provided that such securities are listed on a national securities exchange. Nothing in this clause 11.1(c) shall prohibit Employee from seeking or doing of business not in direct or indirect competition with the Business;

11.2
While the parties agree that the restrictions contained in clause 10 and 11 are reasonable in all the circumstances, it is agreed that if any court of competent jurisdiction holds that the length of the post-termination covenants contained in clauses 10 and 11 are not reasonable, the parties agree that:

(a)	the covenants are to apply for a period of nine (9) months from the Termination Date; or, if this period is held to be unreasonable,

(b)	for a period of six (6) months from the Termination Date; or if this period is held to be unreasonable,

(c)	for such other period as any court of competent jurisdiction decides is reasonable.

11.3
The period during which the restrictions referred to in clauses 11.1(a) to (c) inclusive which apply following the Termination Date shall be reduced by the amount of time during which, if at all, the Company suspends the Employee under the provisions of clause 9.1.

Miscellaneous

12.1
This Agreement, together with any other documents referred to in this Agreement, supersedes all other employment agreements both oral and in writing between the Company and the Employee. The Employee acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or expressly referred to in it as forming part of the Employee’s contract of employment.

12.2
The Employee represents and warrants to the Company that he will not by reason of entering into the Employment, or by performing any duties under this Agreement, be in breach of any terms of employment with a third party whether express or implied or of any other obligation binding on him.

12.3
Any notice to be given under this Agreement to the Employee may be served by being handed to him personally or by being sent by registered post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by registered post to its registered office for the time being. Any notice served by registered post shall be deemed to have been served two days (excluding Sundays and statutory holidays) after the date of the registered post receipt.

12.4	The provisions of clauses 10, 11 and 12 shall remain in full force and effect after the Termination Date.

12.5
This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, U.S.A. Each of the parties agrees that the courts of the State of Delaware are to have non-exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement, and for such purposes irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Delaware.

12.6	The Agreement is written in both Chinese and English languages. If any inconsistency arises between the two versions, the English version shall prevail.

12.7
If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. In addition, if any court of competent jurisdiction determines that any of the provisions set forth herein are unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision as the case may be, to the extent necessary to render such provision enforceable.

12.8
The waiver by any party to a breach of any provision of this Agreement must be in writing and signed by such party to be effective, and shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

12.9
This Agreement is personal in nature, and neither this Agreement nor any part of any obligation herein shall be assignable by Employee. The Company shall be entitled to assign this Agreement to any affiliate or successor of the Company that assumes the ownership or control of the business of the Company, and the Agreement shall inure to the benefit of any such successor or assign.

12.10
This Agreement may be executed in one or more facsimile counterparts, and by the parties hereto in separate facsimile counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF this AGREEMENT has been signed on the date the day and year first above written.

SIGNED by NG CHI SUM	)
in the presence of:	)

SIGNED for and on behalf of	)
TECHWELL ENGINEERING LIMITED	)
in the presence of:	)

DATED THE 6TH DAY OF NOVEMBER, 2007

TECHWELL ENGINEERING LIMITED

and

NG CHI SUM

EMPLOYMENT AGREEMENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2007

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File Number
001-33709
CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0502125 (I.R.S. Employer Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai, People’s Republic of China (Address of principal executive offices)	519070 (Zip Code)

0086-756-8538908
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

There were 51,079,638 shares outstanding of registrant’s common stock, par value $0.001 per share, as of November 1, 2007.

CHINA ARCHITECTURAL ENGINEERING, INC.
FORM 10-Q QUARTERLY REPORT

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying unaudited financial statements should be read in conjunction with the audited financial statements of China Architectural Engineering, Inc. on pages F-25 to F-44 of the registration statement on Form S-1/A (File No. 333-138603) as filed as filed with the Securities and Exchange Commission on September 21, 2007.

1

CHINA ARCHITECTURAL ENGINEERING, INC.

CONSOLIDATED BALANCE SHEETS
AS AT SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
(Stated in US Dollars)	Notes	September 30, 2007	December 31, 2006
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents		$4,067,878	$2,115,966
Restricted cash		2,619,453	2,743,142
Contract receivables, net	3	13,761,391	7,573,913
Costs and earnings in excess of billings		37,828,540	22,487,792
Job disbursements advances		305,548	5,236,327
Tender and other site deposits		3,677,630	3,427,490
Other receivables		305,926	213,257
Inventories	5	151,259	23,108
Total current assets		62,717,625	43,820,995

Plant and equipment, net	6	1,245,446	474,498
Security deposit		4,028,535	565,795

TOTAL ASSETS		$67,991,606	$44,861,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loan	8	$35,285	$-
Accounts payable		13,540,063	15,202,029
Amount due to shareholder	4	-	1,735
Other payables		3,824,902	1,091,382
Income tax payable		2,733,618	1,263,491
Business and other taxes payable		3,171,993	2,058,327
Customers’ deposits		551,987	1,272,312
Accruals		174,341	894,329

Total current liabilities	7	24,032,189	21,783,605

Long term liabilities bank loan	7	2,757,979	2,564,979
Convertible bond payable, net	8	4,220,900	-

TOTAL LIABILITIES		$31,011,068	$24,348,584

See notes to consolidated financial statements and accountant's report.

2

	Notes	September 30, 2007	December 31, 2006
		(unaudited)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, 0 shares issued and outstanding at
September 30, 2007 and December 31, 2006		-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 50,000,000 shares issued and outstanding
at September 30, 2007 and December 31, 2006	8	$50,000	$50,000
Additional paid in capital	8	13,790,282	7,074,701
Statutory reserves		1,567,539	1,437,223
Accumulated other comprehensive income		1,115,715	469,964
Retained earnings		20,457,002	11,480,816

		36,980,538	20,512,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$67,991,606	$44,861,288

See notes to consolidated financial statements and accountant’s report.

3

CHINA ARCHITECTURAL ENGINEERING, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(Stated in US Dollars) (Unaudited)
		Three months ended		Nine months ended
		September 30,		September 30,
	Note	2007	2006	2007	2006

Contract revenues earned	11	$27,077,867	$14,224,819	$60,961,604	$41,367,812

Cost of contract revenues earned		(20,532,767)	(11,122,018)	(44,026,537)	(30,311,481)

Gross profit		6,545,100	3,102,801	16,935,067	11,056,331

Selling expenses		(128,803)	(87,327)	(508,774)	(239,280)
Administrative and general expenses		(1,746,481)	(1,183,806)	(3,930,581)	(3,243,683)

Income from operations		4,669,816	1,831,668	12,495,712	7,573,368

Interest expenses		(764,747)	(11,607)	(1,341,206)	(7,016)
Interest income		10,971	-	14,608	-

Income before taxation		3,916,040	1,820,061	11,169,114	7,566,352

Income tax	12	(784,744)	(292,870)	(2,049,422)	(1,149,573)
Equity loss and minority interests		1,087	-	(13,190)

Net income		$3,132,383	$1,527,191	$9,106,502	$6,416,779

Basic net income per common share		$0.06	$0.04	$0.18	$0.15
Diluted net income per common share		$0.06	$0.04	$0.18	$0.15

Basic weighted average common shares outstanding		50,000,000	43,304,125	50,000,000	43,304,125
Diluted weighted average common shares outstanding		50,925,991	43,304,125	50,632,657	43,304,125

See notes to consolidated financial statements and accountant’s report.

4

CHINA ARCHITECTURAL ENGINEERING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006 AND NINE MONTHS ENDED SEPTEMBER 30, 2007
(Stated in US Dollars)

					Accumulated
	Total		Additional		other
	number of	Common	paid in	Statutory	comprehensive	Retained
	shares	Stock	capital	reserves	income	earnings	Total

Balance, January 1, 2006	43,304,125	$43,304	$-	$1,403,699	$(51,957)	$6,903,786	$8,298,832

Net income						6,149,768	6,149,768

Dividend paid						(1,576,796)	(1,576,796)

Issuance of Common Stock (Note 9)	6,695,875	6,696					6,696

Additional paid in capital from issuance of common stock in cash, to third party for services, and from conversion of original capital from Full Art (Note 9)			7,068,979				7,068,979

Adjustment of Additional Paid in Capital to Retained Earnings in connection with Share Exchange						37,582	37,582

Increase to Additional Paid in Capital from Reverse Acquisition Transaction reflecting Cash held by SRKP 1, Inc.			5,722				5,722

Adjustment of Additional Paid in Capital to Retained Earnings in connection with Share Exchange						37,582	37,582
Appropriations to statutory revenue reserves				33,524		(33,524)	-
Foreign currency translation adjustment					521,921		521,921
							-
Balance, December 31, 2006	50,000,000	$50,000	$7,074,701	$1,437,223	$469,964	$11,480,816	$20,512,704

Balance, January 1, 2007	50,000,000	$50,000	$7,074,701	$1,437,223	$469,964	$11,480,816	$20,512,704
Net income						9,106,502	9,106,502
Additional paid in capital - stock warrants & conversion feature (Note 8)			6,715,581				6,715,581
Appropriations to statutory revenue reserves				130,316		(130,316)	-
Foreign currency translation Adjustment					645,751		645,751

Balance, September 30, 2007 (unaudited)	50,000,000	$50,000	$13,790,282	$1,567,539	$1,115,715	$20,457,002	$36,980,538

See notes to consolidated financial statements and accountant’s report.

5

CHINA ARCHITECTURAL ENGINEERING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(Stated in US Dollars) (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash flows from operating activities
Net income	$3,132,383	1,527,191	$9,106,502	6,416,779
Depreciation	121,274	85,501	220,624	256,503
Amortization on bond discount	756,516	-	479,965	-
Minority interests	1,087	-	13,190	-
(Increase)/decrease in inventories	(127,795)	(760,822)	(128,151)	(768,767)
Increase in receivables	(6,077,457)	3,463,582	(16,940,256)	(13,700,151)
Increase/(decrease) in payables	3,689,474	(1,059,796)	2,215,034	7,717,155

Net cash used in operating activities	1,495,482	3,255,656	(5,033,092)	(78,481)

Cash flows from investing activities
Decrease/(increase) in restricted cash	(77,868)	348,733	(6,627)	348,733
Decrease (Increase) in security deposit	(3,543,186)	565,795	(3,462,740)	-
Purchases of plant and equipment	(234,996)	(107,174)	(550,324)	(107,174)

Net cash provided by (used in) investing activities	(3,856,050)	807,354	(4,019,691)	241,559

Cash flows from financing activities
Repayment of long-term loan	(11,762)	(247,914)	(35,285)	(743,742)
Proceeds from long-term loan	16,478	16,478	193,000	-
Dividend paid	-	-	-	(2,653,753)
Amount due to shareholder	-	(3,359,325)	(1,735)	-
Issuance of convertible bond and warrants	-	-	10,456,516	4,352,395

Net cash provided by (used in) financing activities	4,716	(3,590,761)	10,612,496	954,900

Net (decrease)/increase in cash and cash equivalents	(2,355,852)	472,249	1,559,713	1,117,978

Effect of foreign currency translation on cash and cash equivalents	414,960	361,214	392,199	160,308
Cash and cash equivalents - beginning of period	6,008,770	956,640	2,115,966	511,817
Cash and cash equivalents - end of period	$4,067,878	1,790,103	$4,067,878	1,790,103
Other supplementary information
Interest paid	$764,747	11,607	$861,241	32,483
Income tax paid	$784,744	292,870	$2,049,422	1,149,573

See notes to consolidated financial statements and accountant’s report.

6

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

China Architectural Engineering, Inc. (CAEI or the “Company”) formerly SKRP 1 Inc., was incorporated in the State of Delaware, United State on March 16, 2004. The Company’s common stock was listed for trading on the American Stock Exchange on September 28, 2007.

On October 17, 2006, the Company underwent a reverse-merger with Full Art International Ltd. (a Hong Kong company) and its four wholly-owned subsidiaries as detailed in 2. (b) Consolidation below, involving an exchange of shares whereby the Company issued an aggregate of 43,304,125 shares of common stock in exchange for all of the issued and outstanding shares of Full Art. CAEI was the accounting acquiree. For financial reporting purposes, this transaction is classified as a recapitalization of China Architectural Engineering, Inc. and the historical financial statements of Full Art.

The Company through its subsidiaries conducts its principal activity as glass wall contractors, specifically specializing in the design, manufacturing, installation and maintenance of structural glass and other light structure building systems, throughout China, the Middle East and the United States.

The Company's work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. These contracts are undertaken by the Company or its wholly owned subsidiary. The length of the Company's contracts varies but is typically about one to two years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements, which are compiled on the accrual basis of accounting.

(b)	Consolidation

The consolidated financial statements include the accounts of China Architectural Engineering, Inc. (the Company) and its six subsidiaries constituting the group. Inter-company transactions have been eliminated in consolidation. The consolidated financial statements include 100% of the assets and liabilities of these majority-owned subsidiaries, and the ownership interests of minority investors are recorded as minority interests.

7

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

The Company owned the six subsidiaries since its reverse-merger on October 17, 2006. As of September 30, 2007, detailed identities of the consolidating subsidiaries are as follows:

Name of Company	Place of Incorporation	Attributable Equity interest %

Full Art International Ltd	Hong Kong	100

Zhuhai King Glass Engineering Co., Ltd	PRC	100

Zhuhai King General Glass Engineering Technology Co., Ltd	PRC	100

King General Engineering (HK) Ltd	Hong Kong	100

KGE Building System Ltd	Hong Kong	100

KGE Australia Pty Ltd	Australia	55

Zhuhai City, Xiangzhou District Career Training School	PRC	72

For retrospective financial reporting purposes, the constituents of the group are the same as of September 30, 2006.

(c)	Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

(d)	Economic and political risks

The Group’s operations are mainly conducted in the PRC, although there are also operations in the Middle East and the United States. Accordingly, the Group’s business, financial condition and results of operations in the PRC may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and the Middle East. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

8

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Motor vehicle	5 years
Machinery and equipment	5 - 10 years
Furniture and office equipment	5 years
Building	20 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f)	Land use rights

Land use rights are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method.

(g)	Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting periods, there was no impairment loss.

(h)	Inventories

Inventories are raw materials, which are stated at the lower of weighted average cost or market value.

(i)	Contracts receivable

Contracts receivable from performing construction of industrial and commercial buildings are based on contracted prices. The company provides an allowance for doubtful debts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

9

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(j)	Advances to suppliers

Advances to suppliers represent the cash paid in advance for purchasing raw materials.

(k)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in the PRC and Hong Kong. The Group does not maintain any bank accounts in the United States of America.

(l)	Restricted cash

Restricted cash represents time deposit accounts to secure notes payable and bank loans.

(m)	Earnings per share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. Approximately 2,857,143 dilutive shares on an “as converted” basis for the Convertible Bond were excluded from the calculation of diluted EPS for the three and nine months ended September 30, 2007 since their effect would have been anti-dilutive.

The calculation of diluted weighted average common shares outstanding for the three months ended September 30, 2007 and 2006 and for the nine months ended September 30, 2007 and 2006 is based on the estimate fair value of the Company’s common stock during such periods applied to warrants and options using the treasury stock method to determine if they are dilutive. The Convertible Bond is included on an “as converted “basis when these shares are dilutive.

The following tables are a reconciliation of the weighted average shares used in the computation of basic and diluted earnings per share for the periods presented (amounts in thousands, except per share data):

10

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

	Three Months Ended September 30,
	2007			2006
		Weighted			Weighted
		Average			Average
	Income	Shares	Per-Share	Income	Shares	Per-Share
Earnings per share - basic
Net income	$3,132,383	50,000,000	$0.06	$1,527,191	43,304,125	$0.04
Effect of dilutive securities
Convertible Bond		-			-	-
Warrants	-	925,991		-	-	-

Earnings per share - diluted	$3,132,383	50,925,991	$0.06	$1,527,191	43,304,125	$0.04

	Nine Months Ended September 30,
	2007			2006
		Weighted			Weighted
		Average			Average
	Income	Shares	Per-Share	Income	Shares	Per-Share
Earnings per share - basic
Net income	$9,106,502	50,000,000	$0.18	$6,416,779	43,304,125	$0.15
Effect of dilutive securities
Convertible Bond	-	-		-	-	-
Warrants	-	632,657		-	-	-

Earnings per share - diluted	$9,106,502	50,632,657	$0.18	$6,416,779	43,304,125	$0.15

11

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n)	Revenue and cost recognition

Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of time cost incurred to date to estimated total cost for each contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs.

Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Total estimated gross profit on a contract, being the difference between total estimated contract revenue and total estimated contract cost, is determined before the amount earned on the contract for a period can be determined.

The measurement of the extent of progress toward completion is used to determine the amount of gross profit earned to date and that the earned revenue to date is the sum of the total cost incurred on the contract and the amount of gross profit earned.

Earned revenue, cost of earned revenue, and gross profit are determined as follows: -

a.	Earned Revenue is the amount of gross profit earned on a contract for a period plus the costs incurred on the contract during the period.

b.	Cost of Earned Revenue is the cost incurred during the period, excluding the cost of materials not unique to a contract that have not been used for the contract.

12

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

c.
Gross Profit earned on a contract is computed by multiplying the total estimated gross profit on the contract by the percentage of completion. The excess of that amount over the amount of gross profit reported in prior periods is the earned gross profit that should be recognized in the income statement for the current period.

Change orders are common for the changes in specifications or design while claims are uncommon. Contract revenue and costs are adjusted to reflect change orders approved by the customer and the contractor regarding both scope and price. Recognition of amounts of additional contract revenue relating to claims is appropriate only if it is probable that the claim will result in additional contract revenue and if the amount can be reliably estimated.

(o)	Income taxes

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Company also adopted FIN 48, Accounting for Uncertainty in Tax Positions.

Income tax liabilities computed according to the United States, People’s Republic of China (PRC) and Hong Kong SAR tax laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

In respect of the Company’s subsidiaries domiciled and operated in China and Hong Kong, the taxation of these entities can be summarized as follows:

•
Zhuhai King Glass Engineering Co., Ltd and Zhuhai King General Glass Engineering Technology Co., Ltd are located in the city of Zhuhai PRC, and are subject to the corporation income tax rate of 33%. However, in accordance with the relevant tax laws and regulations of PRC, the Zhuhai local corporation income tax rate is 15%. Zhuhai KGE is presently dormant, and from the time that it has its first profitable tax year, it is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. Zhuhai KGE has enjoyed this tax incentive in the previous years.

•
Full Art International Limited, King General Engineering (HK) Ltd, and KGE Building System Ltd are subject to Hong Kong profits tax rate of 17.5%. Currently, Full Art has around US$370,000 tax losses carried forward. KGE Building System has around US$33,000 tax losses carried forward. And for KGE (HK), it does not have any material tax losses.

13

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

The Company is subject to United States Tax according to Internal Revenue Code Sections 951 and 957. Corporate income tax is imposed on graduated rates in the range of:

Taxable Income
Rate	Over	But not over	Of Amount Over
15%	0	50,000	0
25%	50,000	75,000	50,000
34%	75,000	100,000	75,000
39%	100,000	335,000	100,000
34%	335,000	10,000,000	335,000
35%	10,000,000	15,000,000	10,000,000
38%	15,000,000	18,333,333	15,000,000
35%	18,333,333	-	0

The Company, after a reverse-merger on October 17, 2006, revived to be an active business enterprise because of the operations of its subsidiaries in China and Hong Kong. Based on the consolidated net income for the three months ended September 30, 2007, the Company shall be taxed at the 34% tax rate. The Group’s net income for the three months ended March 31, 2006, being prior to become a U.S. Company before the reverse-merger on October 17, 2006, is not subject to U.S. tax. Please refer to Note 12 for provision of United States and PRC Income Taxes.

(p)	Advertising

The Group expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $97,462 and $61,590 for the periods ended September 30, 2007 and 2006, respectively.

(q)	Research and development

All research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses were $274,484 and $215,720 for the three months ended September 30, 2007 and 2006, respectively.

(r)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The contributions were $64,780 and $26,291 for the three months ended September 30, 2007 and 2006, respectively.

14

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)	Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currencies of the Group companies are the Hong Kong Dollar (HKD) and Renminbi (RMB). The consolidated financial statements are translated into United States dollars from HKD and RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	September 30, 2007	September 30, 2006
Period end HKD : US$ exchange rate	7.7760	7.7907
Average yearly HKD : US$ exchange rate	7.8080	7.7773

	September 30, 2007	September 30, 2006
Period end RMB : US$ exchange rate	7.5176	7.9168
Average yearly RMB : US$ exchange rate	7.5691	7.9771

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(t)	Statutory reserves

Statutory reserves for foreign investment enterprises are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(u)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current components of other comprehensive income are the foreign currency translation adjustment.

15

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(v)	Recent accounting pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal years.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of SFAS 115” (SFAS No. 159), which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The objective of SFAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 159 on our consolidated financial statements.

The Company does not anticipate that the adoption of the above standards will have a material impact on these consolidated financial statements.

16

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	CONTRACT RECEIVABLES

	Three months ended September 30, 2007	Year ended December 31, 2006

Contract receivables	$13,971,253	$7,991,561
Less: Allowance for doubtful accounts	(209,862)	(417,648)

Net	$13,761,391	$7,573,913

	Three months ended September 30, 2007	Year ended December 31, 2006

Allowance for doubtful accounts at January 1, 2007 and 2006	$383,311	$403,595
Less: Reduction in allowance for doubtful accounts	(182,236)	-
Foreign exchange adjustments	8,787	14,053

Balances	$209,862	$417,648

4.	ADVANCES FROM/TO DIRECTOR/EMPLOYEE

All the advances from/to with director/employee are unsecured, interest free, and have no fixed repayment terms. Advances from/to employee are related to business traveling and material purchasing.

5.	INVENTORIES

	September 30, 2007	December 31, 2006

Raw materials	$151,259	$23,108

17

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

6.	PLANT AND EQUIPMENT

Plant and equipment consist of the following as of: -

	September 30, 2007	December 31, 2006
At cost
Motor vehicle	$606,210	$453,917
Machinery and equipment	1,710,328	1,417,256
Furniture, software and office
equipment	916,046	669,480
Building	282,785	-

	$3,515,369	$2,540,653

Less: Accumulated depreciation
Motor vehicle	$422,252	$401,862
Machinery and equipment	1,344,229	1,190,795
Furniture, software and office
equipment	497,079	473,498
Building	6,363	-

	$2,269,922	$2,066,155

	$1,245,446	$474,498

Depreciation expenses included in the selling and administrative expenses for the three-month periods ended 2007, 2006 were $121,274 and $73,834, respectively.

18

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

7.	LONG-TERM BANK LOANS

	September 30, 2007	December 31, 2006

Line of credit from Bank of East Asia Ltd. at
an interest rate at 5.508% subject to variation
every 6 months (September 30, 2007 RMB 19,692,000; December 31, 2006: RMB 20,000,000)
Due October 25, 2011	$2,619,453	$2,564,979

Secured loan from Bank of East Asia Ltd with
a condominium as collateral;
Interest rate at 5.832% (RMB 1,480,000)
Due November 4, 2011 (refer to Note 7(a)
below)	$173,811	$-
Less: current portion	(35,285)	-
	$138,526	$-

	$2,757,979	$2,564,979

The Company obtained a line of credit facility as reflected above up to a maximum of RMB 20,000,000, which does not need to renew until October 25, 2011.

Interest expenses were $8,231 and $32,483 for the periods ended 2007 and 2006, respectively.

7(a). NOTES PAYABLE

2007
Notes to Bank of East Asia Ltd. at September 30,
2008	$35,285
2009	37,399
2010	39,639
2011	42,014
2012	19,474

Please refer to Note (7) above	$173,811

19

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

8.	CONVERTIBLE BONDS AND BOND WARRANTS

On April 12, 2007, the Company completed a financing transaction with ABN AMRO Bank N.V. (the “Subscriber”) issuing (i) $10,000,000 Variable Rate Convertible Bonds due in 2012 (the “Bonds”) and (ii) 800,000 warrants to purchase an aggregate of 800,000 shares of our common stock, subject to adjustments for stock splits or reorganizations as set forth in the warrant, that expire in 2010 (the “Warrants”).

The Bonds were subscribed at a price equal to 97% of their principal amount, which is the issue price of 100% less a 3% commission to the Subscriber. The Bonds were issued pursuant to, and are subject to the terms and conditions of, a trust deed dated April 12, 2007, as amended, between us and The Bank of New York, London Branch (the “Trust Deed”). The Bonds are also subject to a paying and conversion agency agreement dated April 12, 2007 between us, The Bank of New York, and The Bank of New York, London Branch. The terms and conditions of the Bonds, as set forth in the Trust Deed include, among other thing, the following terms:

•	Interest Rate. The Bonds bear cash interest from April 12, 2007 at the rate of 6% per annum for the first year after April 12, 2007 and 3% per annum thereafter, of the principal amount of the Bonds.

•
Conversion. Each Bond is convertible at the option of the holder at any time after April 12, 2008 up to March 28, 2012, into shares of our common stock at an initial conversion price equal to the price per share at which shares are sold in our initial public offering of common stock on the American Stock Exchange (“AMEX”) with minimum gross proceeds of $2,000,000. If no initial public offering occurs prior to conversion, the conversion price per share will be $2.00, subject to adjustment in accordance with the terms and conditions of the Bonds. Based on the initial public offering completed on October 3, 2007 the initial conversion is now set at $3.50 per share resulting initial conversion shares of 2,857,143. The conversion price is subject to adjustment in certain events, including our issuance of additional shares of common stock or rights to purchase common stock at a per share or per share exercise or conversion price, respectively, at less than the applicable per share conversion price of the Bonds. If for the period of 20 consecutive trading days immediately prior to April 12, 2009 or February 18, 2012, the conversion price for the Bonds is higher than the average closing price for the shares, then the conversion price will be reset to such average closing price; provided that, the conversion price will not be reset lower than 70% of the then existing conversion price. In addition, the Trust Deed provides that the conversion price of the Bonds cannot be adjusted to lower than $0.25 per share of common stock (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

•
Mandatory Redemptions. If on or before April 12, 2008, either (i) our common stock (including the shares of common stock issuable upon conversion of the Bonds and exercise of the Warrants) are not listed on AMEX or (ii) the Bonds, Warrants, and shares underlying the Bonds and Warrants are not registered with the Securities and Exchange Commission (the “SEC”), then holders of the Bonds can require us to redeem the Bonds at 106.09% of the principal amount. In addition, at any time after April 12, 2010, holders of the Bonds can require us to redeem the Bonds at 126.51% of the principal amount. The Company is required to redeem any outstanding Bonds at 150.87% of its principal amount on April 4, 2012.

20

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

8.	CONVERTIBLE BONDS AND BOND WARRANTS (CONT’D)

On April 12, 2007, the Company entered into a warrant instrument with the Subscriber pursuant to which the Subscriber purchased the Warrants from us (the “Warrant Instrument”). The Warrants, which are represented by a global certificate, are also subject to a warrant agency agreement by and among us, The Bank of New York and The Bank of New York, London Branch dated April 12, 2007 (the “Warrant Agency Agreement”). Pursuant to the terms and conditions of the Warrant Instrument and the Warrant Agency Agreement, the Warrants vested on April 12, 2007 and will terminate on April 12, 2010. The Bond Warrants are exercisable at a per share exercise price of $0.01. The Company has agreed to list the Warrants on AMEX, or any alternative stock exchange by April 12, 2008.

On April 12, 2007, the Company also entered into a registration rights agreement with the Subscriber pursuant to which the Company agreed to include the Bonds, the Warrants, and the shares of common stock underlying the Bonds and Warrants in a pre-effective amendment to a registration statement that the Company has on file with the SEC. Subsequently, the Company verbally agreed with the Subscriber not to include the Subscriber’s securities in the pre-effective amendment to the registration statement and to register them in a separate registration statement to be filed promptly after the effective date of the previously filed registration statement. The Company intends to have the registration statement cover the resale of the Bonds, the Warrants, and the shares of common stock underlying the Bonds and Warrants.

At April 12, 2007, the date of issuance, the Company determined the fair value of the Bonds to be $9,700,000. The warrants and the beneficial conversion feature were $3,207,790 and $3,507,791 respectively, which were determined under the Black-Scholes valuation method using the relative fair value method. These amounts are included in additional paid in capital - stock warrants and additional paid in capital - beneficial conversion feature respectively in accordance with guidance of APB 14 and EITF No. 98-5. Accordingly, the interest discount on the warrants and beneficial conversion feature were recorded, and are being amortized by the interest method of 5 years.

As addressed in an earlier paragraph under Mandatory Redemptions, the Company will redeem each bond at 150.87% of its principal amount on April 4, 2012 (the maturity date). On the basis of this commitment, the Company has determined the total redemption premium to be $5,087,100, which is an addition to the original face value of the Bonds of $10,000,000. This redemption premium is to be amortized to interest expense over the term of the Bonds by the interest method. Interest expense on the accretion of redemption premium for the period from July 1, 2007 to September 30, 2007 amounted to $153,333 and $313,240 for the nine months ended September 30, 2007 as disclosed in the following schedule of Convertible Bonds Payable.

21

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

8.	CONVERTIBLE BONDS AND BOND WARRANTS (CONT’D)

Because of the fact that the $10,000,000 Variable Rate Convertible Bonds contain three separate securities and yet merged into one package, the Company identified the constituents and established the individual value as required by US generally accepted accounting principles as follows:

(1)	Bond Discount	$ 300,000
(2)	Warrants	3,207,790
(3)	Beneficial Conversion Feature	3,507,791

The above items (1), (2), and (3) are to be amortized to interest expense over the term of the Bonds by the effective interest method as disclosed in the table below.

The Convertible Bonds Payable, net consists of the following: -

	September 30, 2007	December 31, 2006

Convertible Bonds Payable	$10,000,000	$-
Less: Interest discount - Warrants	(3,207,790)
Less: Interest discount - Beneficial conversion feature	(3,507,791)
Less: Bond discount	(300,000)
Accretion of interest discount - Warrant	304,740
Accretion of interest discount - Beneficial conversion feature	333,242
Amortization of bond discount to interest expense	28,501
6% Interest Payable	284,999
Accretion of redemption premium	284,999

Net	$4,220,900	$-

22

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

9.	COMMON STOCK AND ADDITIONAL PAID IN CAPITAL

As a result of the reverse-merger on October 17, 2006 involving an exchange of shares between China Architectural Engineering, Inc. and its subsidiaries led by Full Art International Limited as well as issuance of shares to entities involved in the deal as fully described in the Company’s Form S-1/A (to Form SB-2) filed with SEC, total capitalization of the Company by common stock and related additional paid-in capital at September 30, 2007 and December 31, 2006 are depicted in the following table: -

Name of Shareholder	Number of Shares	Common Stock Capital	Additional Paid-in Capital	% of Equity Holdings
KGE Group Ltd.	43,304,125	43,304	-	86.61%
Investor Relations Firm	100,000	100	159,900	0.20%
First Alliance Financial Group	2,000,000	2,000	3,198,000	4.00%
Former CAEI shareholders	2,275,000	2,275	-	4.55%
Various private investors	2,320,875	2,321	3,711,079	4.64%
Increase to Additional Paid-in Capital from Reverse Acquisition Transaction reflecting Cash held by SRKP 1, Inc.			5,722
Stock Warrants			3,207,790
Beneficiary Conversion Feature			3,507,791
	50,000,000	50,000	$13,790,282	100.00%

10.	SHARE WARRANT

Upon the closing of the share exchange on October 17, 2006, the Company issued 100,000 shares of common stock and a five-year warrant to purchase 232,088 shares of common stock at a per share exercise price of $1.60 for an investor relations services firm (the “IR Securities”).

As of September 30, 2007, the 232,088 shares have not been exercised.

23

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

11.	CONTRACT REVENUES EARNED

The contract revenues earned for the three-month periods ended September 30, 2007 and 2006 consist of the following:

	2007	2006

Billed	$18,852,741	$4,788,485
Unbilled	8,225,126	9,436,334

	$27,077,867	$14,224,819

The unbilled contract revenue earned represents those revenue that should be recognized according to the percentage of completion method for accounting for construction contract because the Group is entitled to receive payment from the customers for the amount of work that has been rendered to and completed for that customer according to the terms and progress being made as stipulated under that contract between the Group and that customer. As an industrial practice, there are certain procedures that need to be performed, such as project account finalization, by both the customer and the Group before the final billing is issued; however this does not affect the Group’s recognition of revenue and respective cost according to the terms of the contract with the consistent application of the percentage-of-completion method.

12.	INCOME TAXES

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the relevant applicable corporation income tax rate to income before tax for the three months ended September 30, 2007 and 2006: -

	2007	2006

Income before tax	$3,916,040	$3,947,098

Tax at the domestic income tax rate	$1,292,293	$1,302,542
Effect of government grants	(507,549)	(751,919)

Current income tax expense	$784,744	$550,623

24

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

13.	COMMITMENTS

The Company leases certain administrative and production facilities from third parties. Accordingly, for the three months ended September 30, 2007 and 2006, the Group incurred rental expenses of $182,507 and $75,604 respectively.

The Company has commitments with respect to non-cancelable operating leases for these offices, as follows: -

For the years ended September 30,
2008	$276,195
2009	113,730
2010	89,553
2011	7,867

$487,345

14.	RELATED PARTIES TRANSACTIONS

The following material transactions with related parties during the periods were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:

The advances from the shareholder at September 30, 2007 and December 31, 2006 were $0.00 and $1,735, respectively.

25

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

15.	SUBSEQUENT EVENTS

On October 3, 2007, the Company issued 847,550 shares of common stock at $3.50 per share upon the closing of an initial public offering. The Company’s sale of common stock, which was sold indirectly by the Company to the public at a price of $3.50 per share, resulted in net proceeds of approximately $2.2 million. These proceeds were net of underwriting discounts and commissions, fees for legal and auditing services, and other offering costs. Upon the closing of the initial public offering, the Company sold to the underwriter warrants to purchase up to 73,700 shares of its common stock. The warrants are exercisable at a per share price of $4.20 and will expire if unexercised after five years from the date of issuance.

In October 2007, a holder of warrants to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 exercised the warrants. As a result of the exercise, we received gross exercise proceeds of $371,341 and issued 232,088 shares of common stock to the holder.

On November 6, 2007, the Company, through Full Art, acquired all of the issued and outstanding shares (the “Techwell Shares”) in the capital of Techwell Engineering Limited (which has two subsidiaries), a limited liability company incorporated in Hong Kong (“Techwell”) pursuant to a Stock Purchase Agreement (the “Agreement”) dated November 6, 2007, entered into by and among Mr. Ng, Chi Sum and Miss Yam, Mei Ling (the “Shareholders”), the Company and Full Art (the “Techwell Acquisition”), to consummate the acquisition transaction. Pursuant to the terms of the Stock Purchase Agreement, the Shareholders agreed to sell and transfer all of the Techwell Shares to Full Art for a purchase consideration of US$11,654,566 payable in cash and shares of the Company. Thirty percent of the stock consideration paid to the Shareholders will be held in a third-party escrow account for up to two years to cover potential indemnification obligations of the Shareholders. Techwell is engaged in the business of manufacturing and constructing external building facades, including roofing systems for buildings and curtain wall systems and accessories.

26

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this quarterly report. This quarterly report contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

We were incorporated in the state of Delaware on March 16, 2004. We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On October 17, 2006, we closed a share exchange transaction described below, pursuant to which we (i) became the 100% parent of Full Art International, Ltd., a Hong Kong Company (“Full Art”), which has four subsidiaries, including its wholly-owned subsidiary, Zhuhai King Glass Engineering Co., Ltd., a company formed under the laws of the People’s Republic of China (“PRC” or “China”), (ii) assumed the operations of Full Art and its subsidiaries and (iii) changed our name from SRKP 1, Inc. to China Architectural Engineering, Inc. Full Art was incorporated in Hong Kong on July 30, 1992 under the Companies Ordinance of Hong Kong.

We specialize in the design, engineering and installation of high-end specialty curtain wall systems, including glass curtain walls, stone curtain walls, metal curtain walls, roofing systems, and related products, for public works projects and commercial real estate. We have designed and installed nearly one hundred projects throughout China, including the National Grand Theater, Exhibition Conservatory of Beijing Botanical Garden, The COSCO Tower at Changlian Avenue Beijing, and the Wumen Exhibition Hall in Beijing’s Forbidden City, and a number of commercial structures in Southeast Asia. We compete on the strength of our reputation, track record, strong relationships with government clients and our ability to give expression to the vision of leading architects. By focusing on innovation while outsourcing commoditized manufacturing work, we are able to add artistic and technological value to projects at cost-effective price points.

Our work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. Although the length of our contracts varies depending on the size of the project, most typically have a duration of approximately two years. Approximately 90% of our sales are from fixed price contracts, including one percent that are modified by incentive and penalty provisions. The remaining 10% of our sales are originated from are cost-plus-fee contracts. Under cost-plus-fee contracts, which may be subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be reimbursed for all our costs. Under fixed-price contracts, we receive a fixed price regardless of what our actual costs will be. Consequently, we realize a profit on fixed-price contracts only if we control our costs and prevent cost over-runs on the contracts. Under fixed-price contracts modified by incentive and penalty provisions, we are paid a fixed price that may be increased or decreased based on incentive and provisions in our contracts.

27

Recent Events

April 2007 Issuance of Bonds and Warrants

On April 12, 2007, we completed a financing transaction with ABN AMRO Bank N.V. (the “Subscriber”) issuing (i) $10,000,000 Variable Rate Convertible Bonds due in 2012 (the “Bonds”) and (ii) 800,000 warrants to purchase an aggregate of 800,000 shares of our common stock, subject to adjustments for stock splits or reorganizations as set forth in the warrant, that expire in 2010 (the “Bond Warrants”).

The Bonds were subscribed at a price equal to 97% of their principal amount, which is the issue price of 100% less a 3% commission to the Subscriber. The Bonds were issued pursuant to, and are subject to the terms and conditions of, a trust deed dated April 12, 2007 between us and The Bank of New York, London Branch, as amended on August 29, 2007 (the “Trust Deed”). The Bonds are also subject to a paying and conversion agency agreement dated April 12, 2007 between us, The Bank of New York, and The Bank of New York, London Branch. The terms and conditions of the Bonds, as set forth in the Trust Deed include, among other thing, the following terms:

•	Interest Rate. The Bonds bear cash interest from April 12, 2007 at the rate of 6% per annum for the first year after April 12, 2007 and 3% per annum thereafter, of the principal amount of the Bonds.

•
Conversion. Each Bond is convertible at the option of the holder at any time on and after September 28, 2008, through March 28, 2012, into shares of our common stock at an initial conversion price equal $3.50 per share, the price per share at which shares were sold in our initial public offering of common stock on AMEX. The conversion price is subject to adjustment in certain events, including our issuance of additional shares of common stock or rights to purchase common stock at a per share or per share exercise or conversion price, respectively, at less than the applicable per share conversion price of the Bonds. If for the period of 20 consecutive trading days immediately prior to April 12, 2009 or February 18, 2012, the conversion price for the Bonds is higher than the average closing price for the shares, then the conversion price will be reset to such average closing price; provided that, the conversion price will not be reset lower than 70% of the then existing conversion price. In addition, the Trust Deed provides that the conversion price of the Bonds cannot be adjusted to lower than $0.25 per share of common stock (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

•
Mandatory Redemptions. If on or before April 12, 2008, either (i) our common stock (including the shares of common stock issuable upon conversion of the Bonds and exercise of the Bond Warrants) are not listed on AMEX or (ii) the Bonds, the Bond Warrants, and shares underlying the Bonds and the Bond Warrants are not registered with the Securities and Exchange Commission (the “SEC”), then holders of the Bonds can require us to redeem the Bonds at 106.09% of the principal amount. In addition, at any time after April 12, 2010, holders of the Bonds can require us to redeem the Bonds at 126.51% of the principal amount. We are required to redeem any outstanding Bonds at 150.87% of its principal amount on April 4, 2012.

On April 12, 2007, we entered into a warrant instrument with the Subscriber pursuant to which the Subscriber purchased the Bond Warrants from us (the “Warrant Instrument”). The Bond Warrants, which are represented by a global certificate, are also subject to a warrant agency agreement by and among us, The Bank of New York and The Bank of New York, London Branch dated April 12, 2007 (the “Warrant Agency Agreement”). Pursuant to the terms and conditions of the Warrant Instrument and the Warrant Agency Agreement, the Bond Warrants become exercisable on October 12, 2008 and terminate on April 12, 2010. The Bond Warrants are exercisable at a per share exercise price of $0.01. We have agreed to list the shares of common stock underlying the Bond Warrants on AMEX, or any alternative stock exchange by April 12, 2008. In addition, we have agreed to register the shares of common stock underlying the Bond Warrants on a registration statement with the SEC on or prior to October 12, 2008 and will keep such registration statement effective until 30 days after the Bond Warrants terminate. Subsequently, we verbally agreed with the Subscriber not to include its securities in this registration statement and to register them in a separate registration statement that has been filed with the SEC.

On April 12, 2007 we also entered into a registration rights agreement with ABN AMRO pursuant to which we agreed to include the Bonds, the Bond Warrants, and the shares of common stock underlying the Bonds and Bond Warrants in a pre-effective amendment to the registration statement filed with the SEC and declared effective on September 27, 2007 (the “Initial Registration Statement”). Subsequently, we verbally agreed with ABN AMRO not to include its securities in the Initial Registration Statement and to register them in a separate registration statement that has been filed with the SEC.

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The terms of Bonds include conversion features allowing the holders to convert the Bonds into shares of our common stock. Certain of those conversion features that allow for the reduction in conversion price upon the occurrence of stated events constitute a “beneficial conversion feature” for accounting purposes. In addition, we may be required to repurchase the Bonds at the request of the holders if certain events occur or do not occur, as set forth in the Bond trust deed. Upon the occurrence of any of the events that trigger a mandatory redemption, as described above, and we are requested by the holders to repurchase all or a portion of the Bonds, we will be required to pay cash to redeem all or a portion of the Bonds.

The accounting treatment related to the beneficial conversion and mandatory redemption features of the Bonds and the value of the Bond Warrants will have an adverse impact on our results of operations for the term of the Bonds. The application of Generally Accepted Accounting Principles required us to allocate $3,507,791 to the beneficial conversion feature of the Bonds and $3,207,790 to the Bonds Warrants, which have been reflected in our financial statements as an interest discount. Also, we have determined that the total redemption premium associated with the mandatory redemption feature of the Bonds is $5,087,100. All of the aforementioned amounts associated with the beneficial conversion and mandatory redemption feature of the Bonds and the value of the Bond Warrants are being amortized as additional interest expense over the term of the Bonds. This accounting will result in an increase in interest expense in all reporting periods during the term of the Bonds, and, as a result, reduce our net income accordingly.

In addition, if we are required to redeem all or any portion of the Bonds, this may have a material adverse effect on our liquidity and cash resources, and may impair our ability to continue to operate. If we are required to repurchase all or a portion of the Bonds and do not have sufficient cash to make the repurchase, we may be required to obtain third party financing to do so, and there can be no assurances that we will be able to secure financing in a timely manner and on favorable terms, which could have a material adverse effect on our financial performance, results of operations and stock price.

October 2007 Initial Public Offering

In October 2007, we completed an initial public offering consisting of 847,550 shares of our common stock. Our sale of common stock, which was sold indirectly by us to the public at a price of $3.50 per share, resulted in net proceeds of approximately $2.2 million. These proceeds were net of underwriting discounts and commissions, fees for legal and auditing services, and other offering costs. Upon the closing of the initial public offering, we sold to the underwriter warrants to purchase up to 73,700 shares of our common stock. The warrants are exercisable at a per share price of $4.20 and will expire if unexercised after five years from the date of issuance.

October 2007 Warrant Exercise

In October 2007, a holder of warrants to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 exercised the warrants. As a result of the exercise, we received gross exercise proceeds of $371,341 and issued 232,088 shares of common stock to the holder.

November 2007 Acquisition of Techwell

On November 6, 2007, we, through Full Art, acquired all of the issued and outstanding shares (the “Techwell Shares”) in the capital of Techwell Engineering Limited (which has two subsidiaries), a limited liability company incorporated in Hong Kong (“Techwell”) pursuant to a Stock Purchase Agreement (the “Agreement”) dated November 6, 2007, entered into by and among Mr. Ng, Chi Sum and Miss Yam, Mei Ling (the “Shareholders”), the Company and Full Art (the “Techwell Acquisition”), to consummate the acquisition transaction. Pursuant to the terms of the Stock Purchase Agreement, the Shareholders agreed to sell and transfer all of the Techwell Shares to Full Art for a purchase consideration of US$11,654,566 payable in cash and shares of common stock of our company. Thirty percent of the stock consideration paid to the Shareholders will be held in a third-party escrow account for up to two years to cover potential indemnification obligations of the Shareholders. Techwell is engaged in the business of manufacturing and constructing external building facades, including roofing systems for buildings and curtain wall systems and accessories.

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Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual experience may differ from these estimates.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation - The consolidated financial statements include our accounts and the accounts of our subsidiaries. Significant inter-company transactions have been eliminated in consolidation.

Economic and Political Risks - For the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004, substantially all of our sales were to companies located in the PRC and all of our assets were located in the PRC. Our operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the Chinese government has pursued economic reform policies in the past, we cannot assure you that the Chinese government will continue to pursue such policies or that such policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China’s political, economic and social conditions. We can give no assurance that the Chinese government’s pursuit of economic reforms will be consistent or effective.

Revenue and Cost Recognition - Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to the estimated total cost for each contract. The revenue earned in a period is based on the ratio of costs incurred to the total estimated costs required by the contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Total estimated gross profit on a contract, being the difference between total estimated contract revenue and total estimated contract cost, is determined before the amount earned on the contract for a period can be recognized. The measurement of the extent of progress toward completion are used to determine the amount of gross profit earned to date; the earned revenue to date is the sum of the total cost incurred on the contract and the amount of gross profit earned.

Earned revenue, cost of earned revenue, and gross profit are determined as follows:

i. Earned Revenue is the amount of gross profit earned on a contract for a period plus the costs incurred on the contract during the period.

ii. Cost of Earned Revenue is the cost incurred during the period, excluding the cost of materials not unique to a contract that have not been used for the contract.

iii. Gross Profit earned on a contract is computed by multiplying the total estimated gross profit on the contract by the percentage of completion. The excess of that amount over the amount of gross profit reported in prior periods is the earned gross profit that should be recognized in the income statement for the current period.

Selling, General, And Administrative Costs - Selling, general, and administrative costs are charged to expense as incurred. Allowances for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

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Contract Receivable - Contract receivable represents billings to customers on the percentage of work completed and recognized to date based on contract price. An allowance is provided for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. We record an allowance for doubtful collections for our outstanding contract receivable at the end of the period in accordance with generally accepted accounting principles in the Untied States, and we consider that allowance to be reasonable at September 30, 2007.

Results of Operations

The following table sets forth our statements of operations for the three and nine months ended September 30, 2007 and 2006 in U.S. dollars (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(in thousands, except share and per share amounts)
Contract revenues earned	$27,078	$14,225	$60,962	$41,368

Cost of contract revenues earned	(20,533)	(11,122)	(44,027)	(30,312)

Gross profit	$6,545	$3,103	$16,935	$11,056

Selling, general and administrative expenses	(1,875)	(1,271)	(4,439)	(3,483)

Income from operations	$4,670	$1,832	$12,496	$7,573

Interest expenses, net	(765)	(12)	(1,341)	(7)

Interest Income	11	-	15	-

Income before taxes	$3,916	$1,820	$11,170	$7,566

Income tax	(785)	(293)	(2,050)	(1,149)

Equity loss and minority interests	1	-	(13)	-

Net income	$3,132	$1,527	$9,107	$6,417

Basic and diluted net income per common share	$0.06	$0.04	$0.18	$0.15
Basic and diluted dividend paid per common share	$0.06	$0.04	$0.18	$0.15
Basic weighted average common shares outstanding	50,000,000	43,304,125	50,000,000	43,304,125
Diluted weighted average common shares outstanding	50,925,991	43,304,125	50,632,657	43,304,125

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Three Months Ended September 30, 2007 and 2006

Contract revenues earned for the three months ended September 30, 2007 were $27.1 million, an increase of $12.9 million, or 90.85%, from the contract revenues earned of $14.2 million for the comparable period in 2006. The primary reason for the increase in contract revenues earned was an increase in the number of projects for the three months ended September 30, 2007. In addition, we also experienced a general increase in the amount of revenue generated per project for the three months ended September 30, 2007 as compared to the same period in 2006.

Cost of contract revenues earned for the three months ended September 30, 2007 was $20.5 million, an increase of $9.4 million, or 84.68%, from $11.1 million for the comparable period in 2006. Cost of contract revenues earned consists of the raw materials, labor and other operating costs related to manufacturing. The increase in costs of contract revenues earned was primarily due to the increased number of projects for the three months ended September 30, 2007.

Gross profit for the three months ended September 30, 2007 was $6.5 million, an increase of $3.4 million, or 109.68%, from $3.1 million for the comparable period of 2006. Our gross margin for the three months ended September 30, 2007 was 24.17% as compared with 21.81% for the three months ended September 30, 2006. The increase was primarily a result of increased prices for our services and products.

Selling, general and administrative expenses were approximately $1.9 million for the three months ended September 30, 2007, an increase of approximately $0.6 million, or 46.15%, from $1.3 million for the comparable period in 2006. Selling expenses were $0.13 million for the three months ended September 30, 2007, an increase of approximately $0.04 million, or 44.4%, from $0.09 million for the three months ended September 30, 2006. The increase was primarily due to the increase of entertainment expenses and traveling expenses with the increase of revenue during the three months ended September 30, 2007. General and administrative expenses for the three months ended September 30, 2007 were $1.7 million as compared to $1.2 million for the three months ended September 30, 2006. The increase was due to the increase of staff costs due to growth in operations and the increase of research and development during the three months ended September 30, 2007.

Interest expenses were approximately $0.77 million for the three months ended September 30, 2007, an increase of approximately $0.76 million, or 7,600%, from $0.01 million for the comparable period in 2006. The increase was due to our issuance of $10,000,000 Variable Rate Convertible Bonds due in 2012 (the “Bonds”) at a discount and 800,000 warrants to purchase an aggregate of 800,000 shares of our common stock in April 2007, which incurred $587,849 accretion of interest discount for warrants, beneficial conversion feature and redemption premium, $15,334 amortization on bond discount, and $153,333 interest.

Income tax was approximately $0.79 million for the three months ended September 30, 2007 at an effective tax rate of 20.0%, compared with $0.29 million taxes for the same period of 2006 at an effective tax rate of 16.1%. The primary reason for the increase was due to the increase in income before taxes and the different amounts of income being recognized in the PRC and Hong Kong under different tax rates on corporate profits derived from subsidiaries in each location. Through two of our subsidiaries, Zhuhai King Glass Engineering Co., Ltd and Zhuhai King General Glass Engineering Technology Co., Ltd, we are generally subject to a PRC income tax rate of 33%; however, in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is currently 15%. In addition, we and two of our subsidiaries are subject to a Hong Kong profits tax rate of 17.5%. We expect our effective tax rates to increase in future periods as a result of new tax laws passed in China.

Net income for the three months ended September 30, 2007 was $3.1 million, an increase of $1.6 million, or 106.67%, from $1.5 million for the comparable period in 2006.

Nine Months Ended September 30, 2007 and 2006

Contract revenues earned for the nine months ended September 30, 2007 were $60.9 million, an increase of $19.5 million, or 47.1%, from the contract revenues earned of $41.4 million for the comparable period in 2006. The primary reason for the increase in contract revenues earned was an increase in the number of projects for the nine months ended September 30, 2007. In addition, we also experienced a general increase in the amount of revenue generated per project for the nine months ended September 30, 2007 as compared to the same period in 2006.

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Cost of contract revenues earned for the nine months ended September 30, 2007 was $44.0 million, an increase of $13.7 million, or 45.2%, from $30.3 million for the comparable period in 2006. Cost of contract revenues earned consists of the raw materials, labor and other operating costs related to manufacturing. The increase in costs of contract revenues earned was primarily due to the increased number of projects for the nine months ended September 30, 2007.

Gross profit for the nine months ended September 30, 2007 was $16.9 million, an increase of $5.8 million, or 52.3%, from $11.1 million for the comparable period of 2006. Our gross margin for the nine months ended September 30, 2007 was 27.8% as compared with 26.7% for the nine months ended September 30, 2006. The increase was primarily a result of increased prices for our services and products.

Selling, general and administrative expenses were $4.4 million for the nine months ended September 30, 2007, an increase of approximately $0.9 million, or 25.7%, from $3.5 million for the comparable period in 2006. Selling expenses were $0.51 million for the nine months ended September 30, 2007, an increase of approximately $0.27 million, or 112.5%, from $0.24 million for the nine months ended September 30, 2006. The increase was primarily due to an increase of entertainment expenses and traveling expenses with the increase of revenue during the three months ended September 30, 2007. General and administrative expenses for the nine months ended September 30, 2007 were $3.9 million as compared to $3.2 million for the nine months ended September 30, 2006. The increase was due to the increase of staff costs due to growth in operations and the increase of research and development during the nine months ended September 30, 2007.

Interest expenses was approximately $1.34 million for the nine months ended September 30, 2007, an increase of approximately $1.27 million, or 1,814.29%, from approximately $0.07 million for the comparable period in 2006. The increase was due to our issuance of $10,000,000 Variable Rate Convertible Bonds due in 2012 (the “Bonds”) at a discount and 800,000 warrants to purchase an aggregate of 800,000 shares of our common stock in April 2007, which incurred $922,981 accretion of interest discount for warrants, beneficial conversion feature and redemption premium, $28,501 amortization on bond discount and $284,999 interest.

Income tax was $2.1 million for the nine months ended September 30, 2007 at an effective tax rate of 18.4%, compared with $1.1 million for the nine months ended September 30, 2006 at an effective tax rate of 15.2%. The primary reason for the increase was due to the increase in income before taxes and the different amounts of income being recognized in the PRC and Hong Kong under different tax rates on corporate profits derived from subsidiaries in each location. Through two of our subsidiaries, Zhuhai King Glass Engineering Co., Ltd and Zhuhai King General Glass Engineering Technology Co., Ltd, we are generally subject to a PRC income tax rate of 33%; however, in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is currently 15%. In addition, we and two of our subsidiaries are subject to a Hong Kong profits tax rate of 17.5%. We expect our effective tax rates to increase in future periods as a result of new tax laws passed in China.

Net income for the nine months ended September 30, 2007 was $9.1 million, an increase of $2.7 million, or 42.2%, from $6.4 million for the comparable period in 2006.

Liquidity and Capital Resources

At September 30, 2007, we had cash and cash equivalents of $4,067,878. Prior to October 17, 2006, we have historically financed our business operations through short-term bank loans and cash provided by operations. More recently we have raised capital through debt and equity offerings.

We borrowed funds through short-term notes during the year ended December 31, 2004 in the amounts of $3.6 million and $1.2 million that were due and repaid by us during the 2005 fiscal year. The notes carried interest rates of 5.04% and 6.786%, respectively, per annum. We also borrowed funds through a short-term notes during the year ended December 31, 2005 in the amount of $743,000 that we repaid in 2006. The notes had an interest rate of 6.1065%.

We lease certain administrative and production facilities from third parties. Accordingly, for the nine months ended September 30, 2007 and 2006, we incurred rental expenses of approximately $183,000 and $76,000, respectively.

On October 17, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $3,713,400 in a private placement transaction (the “Private Placement”). For its services as placement agent, WestPark Capital, Inc. received an aggregate fee of approximately $445,608, which consisted of a commission equal to 9.0% of the gross proceeds from the financing and a non-accountable fee of 3% of the gross proceeds. We also incurred legal and accounting expenses of approximately $150,000. After commissions and expenses, we received net proceeds of approximately $3,117,792.

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On April 12, 2007, we completed a financing transaction pursuant to which we issued the Bonds. The Bonds bear cash interest at the rate of 6% per annum for the first year after April 12, 2007 and 3% per annum thereafter, of the principal amount of the Bonds. Each Bond is convertible at the option of the holder at any time on and after September 28, 2008, at an initial conversion price of $3.50 per share, the price per share at which shares were sold in our initial public offering on AMEX. The conversion price is subject to adjustment in certain events, including our issuance of additional shares of common stock or rights to purchase common stock at a per share or per share exercise or conversion price, respectively, at less than the applicable per share conversion price of the Bonds. If for the period of 20 consecutive trading days immediately prior to April 12, 2009 or February 18, 2012, the conversion price for the Bonds is higher than the average closing price for the shares, then the conversion price will be reset to such average closing price; provided that, the conversion price will not be reset lower than 70% of the then existing conversion price. In addition, the Trust Deed provides that the conversion price of the Bonds cannot be adjusted to lower than $0.25 per share of common stock (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events) except in certain instances.

If on or before April 12, 2008, (i) our common stock, including the shares of common stock issuable upon conversion of the Bonds and exercise of the Bond Warrants, is not listed on AMEX or (ii) the Bonds, the Bond Warrants, and shares underlying the Bonds and the Bond Warrants are not registered with the SEC, then holders of the Bonds can require us to redeem the Bonds at 106.09% of the principal amount. In addition, at any time after April 12, 2010, holders of the Bonds can require us to redeem the Bonds at 126.51% of the principal amount. We are required to redeem any outstanding Bonds at 150.87% of its principal amount on April 4, 2012. If we are required to repurchase all or a portion of the Bonds and do not have sufficient cash to make the repurchase, we may be required to obtain third party financing to do so, and there can be no assurances that we will be able to secure financing in a timely manner and on favorable terms, which could have a material adverse effect on our financial performance, results of operations and stock price. We also issued 800,000 warrants on April 12, 2007 to purchase an aggregate of 800,000 shares of our common stock, subject to adjustments for stock splits or reorganizations as set forth in the warrant instrument.

In October 2007, we completed an initial public offering consisting of 847,550 shares of our common stock. Our sale of common stock, which was sold indirectly by us to the public at a price of $3.50 per share, resulted in net proceeds of approximately $2.2 million. These proceeds were net of underwriting discounts and commissions, fees for legal and auditing services, and other offering costs. Also in October 2007, a holder of warrants to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 exercised the warrants. As a result of the exercise, we received gross exercise proceeds of $371,341 and issued 232,088 shares of common stock to the holder.

On November 6, 2007, we, through Full Art, acquired all of the issued and outstanding shares (the “Techwell Shares”) in the capital of Techwell Engineering Limited (which has two subsidiaries), a limited liability company incorporated in Hong Kong (“Techwell”) pursuant to a Stock Purchase Agreement (the “Agreement”) dated November 6, 2007. Pursuant to the terms of the Agreement, the shareholders of Techwell agreed to sell and transfer all of the Techwell Shares to Full Art for a purchase consideration of US$11,654,566 payable in cash and shares of common stock of our company. Techwell is engaged in the business of manufacturing and constructing external building facades, including roofing systems for buildings and curtain wall systems and accessories.

Net cash used in operating activities for the nine months ended September 30, 2007 was $5.0 million, as compared to $0.08 million used in the same period in 2006. The change is primarily the result of an increase in receivables due to a relatively long collection period typical of the architecture industry in China and a decrease in payables for the nine months ended September 30, 2007.

Net cash used in investing activities was approximately $4.0 million for the nine months ended September 30, 2007 compared to approximately $0.24 million provided for the nine month ended September 30, 2006. The decrease was a result of a decrease in purchases of plant and equipment and a decrease in security deposits during the nine month ended September 30, 2007 as compared to the comparable period in 2006.

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Net cash provided by financing activities was $10.6 million for the nine months ended September 30, 2007 compared to $0.95 million used for the nine months ended September 30, 2006. The increase was primarily due to the receipt of $9.7 million for the issuance of convertible bonds and warrants for the nine months ended September 30, 2007.

As of September 30, 2007, contracts receivables were $13.8 million, an increase of $6.2 million, or 81.58%, over contracts receivables of $7.6 million as of December 31, 2006. The increase in contracts receivable reflected an increase in contract revenue earned. In addition, because the collection period typically runs from three months to one year, the increase in contracts receivable reflects not only the increase in sales but also the long collection period. Since we require an average of one to two months to receive products we order from the date of our order, we have been increasing our inventories in order to enable us to meet anticipated increases in sales. In addition, our payment cycle is considerably shorter than our receivable cycle, since we typically pay our suppliers all or a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders.

Off-Balance Sheet Arrangements

None.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements, SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal years.

In February 2007,the FASB issued SFAS No.159,”The Fair Value Option for Financial Assets and Financial Liabilities- Including an Amendment of SFAS 115”(SFAS No.159),which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The objective of SFAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of SFAS No.159 on our consolidated financial statements.

We do not anticipate that the adoption of the above standards will have a material impact on our consolidated financial statements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Credit Risk

We are exposed to credit risk from our cash at bank, fixed deposits and contract receivables. The credit risk on cash at bank and fixed deposits is limited because the counterparts are recognized financial institutions. Contract receivables are subject to credit evaluations. We periodically record a provision for doubtful collections based on an evaluation of the collectability of contract receivables by assessing, among other factors, the customer’s willingness or ability to pay, repayment history, general economic conditions and our ongoing relationship with the customers.

We are currently involved in three lawsuits in which we are suing other parties for overdue payments. The total amount involved is $1,292,520. We obtained judgment in our favor on one of the lawsuits and anticipate full payment on all of the overdue amounts in the near future.

Foreign Currency Risk

The functional currencies of our company are the Hong Kong Dollar (HKD) and Renminbi (RMB). Substantially all of our operations are conducted in the PRC. Our sales and purchases are conducted within the PRC in RMB. Conversion of RMB into foreign currencies is regulated by the People’s Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the RMB, there can be no assurance that such exchange rate will not again become volatile or that the RMB will not devalue significantly against the U.S. dollar. Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from our operations in the PRC. In addition, the RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.

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Country Risk

A substantial portion of our business, assets and operations are located and conducted in China. While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

ITEM 4.  CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures

As of September 30, 2007, our management, with the participation of our Chief Executive Officer, or “CEO,” and Chief Financial Officer, or “CFO,” performed an evaluation of the effectiveness and the operation of our disclosure controls and procedures as defined in Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Based on that evaluation, the CEO and CFO concluded that our disclosure controls and procedures were effective as of September 30, 2007.

(b) Changes in internal control over financial reporting

Based on the evaluation of our management as required by paragraph (d) of Rule 13a-15 or 15d-15 of the Exchange Act, we believe that there were no changes in our internal control over financial reporting that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II-OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings.

ITEM 1A. RISK FACTORS

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2006, as updated by our subsequent quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On October 3, 2007, we issued 847,550 shares of common stock at $3.50 per share upon the closing of an initial public offering. Our sale of common stock, which was sold indirectly by us to the public at a price of $3.50 per share, resulted in net proceeds of approximately $2.2 million. These proceeds were net of underwriting discounts and commissions, fees for legal and auditing services, and other offering costs. Upon the closing of the initial public offering, we sold to the underwriter warrants to purchase up to 73,700 shares of its common stock. The warrants are exercisable at a per share price of $4.20 and will expire if unexercised after five years from the date of issuance.

The principal purpose of the offering was to increase our working capital, create a public market for our common stock, and facilitate our future access to the public capital markets. The net proceeds will be used for general corporate purposes.

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ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

(a) Exhibits

31.1	Certification of Chief Executive Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
______________
* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA ARCHITECTURAL ENGINEERING, INC. (Registrant)

November 14, 2007	By:	/s/ Luo Ken Yi
Luo Ken Yi
Chief Executive Officer, Chief Operating Officer and Chairman of the Board

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